SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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FIRST HORIZON NATIONAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 12, 2018

Dear Fellow Shareholder:

You are cordially invited to attend First Horizon National Corporation’s 2018 annual meeting of shareholders. We will hold the meeting on April 24, 2018 at the First Tennessee First Ops Building, 3451 Prescott Road, Memphis, Tennessee 38118, at 10:00 a.m. local time.

Our strategic and operating results in 2017 were outstanding. We completed three acquisitions, growing our total assets to $41 billion and becoming the fourth largest regional bank in the Southeast, with over 800,000 customers and more than 300 branches in Tennessee, North Carolina, South Carolina, Florida, Mississippi, Georgia, Texas and Virginia. Loan and deposit growth was exceptional across First Tennessee, and we retained our No. 1 deposit market share in Tennessee and continued to grow organically in our other markets. First Horizon continued to receive recognition as a great banking organization and a great place to work. Highlights include:

•	Ranked by American Banker as No. 5 among the Top 10 Most Reputable U.S. Banks.

•	Completed the acquisition of Capital Bank, a $10 billion banking organization with over 150 branches in four states.

•	Completed the acquisition of Coastal Securities, a national leader in the trading, securitization and analysis of Small Business Administration loans, and of Profession Mortgage Company, a leading provider of institutional debt capital and commercial mortgage loan servicing.

•	Annual common dividend rate increased 29% to 36 cents per share in 2017 and increased again early in 2018 by 33% to 48 cents per share.

•	Consolidated revenue increased by 4% and net interest income was up 16% compared with 2016.

•	Regional banking pre-tax income was up 36% compared with 2016.

•	Regional banking average loans and average deposits grew 13% and 11% compared with 2016.

As we mark our 154th year, our Firstpower culture, with its emphasis on Accountability, Adaptability, Integrity and Relationships, continues to help us meet the challenges that we face. The strength of our culture and the quality of our people were reaffirmed with top-employer recognition from Fortune, American Banker, Working Mother, the National Association for Female Executives, the Human Rights Campaign, the Dave Thomas Foundation for Adoption, and the Profiles in Diversity Journal. As a result of the recently passed tax reform bill and in recognition of the outstanding performance of our employees, we were happy to award $1,000 bonuses to approximately 70% of our employees at the end of 2017 and increase the minimum pay level of our employees to $15 an hour early in 2018.

First Horizon strives to make a positive difference in the communities we serve through the First Tennessee Foundation and the First Tennessee Community Development Fund. Together the Foundation and the Community Development Fund invested nearly $11 million in our communities in 2017 alone. Through our partnership with financial literacy organization Operation HOPE, our Education & Empowerment Program provides financial education to youth, adults and small businesses to improve financial health in the communities we serve. More than 8,000 participants have received free financial empowerment education and one-on-one credit counseling through our 13 HOPE Inside locations.

Accompanying this letter are the formal notice of the annual meeting, our 2018 proxy statement and our annual report to shareholders, which contains detailed financial information relating to our activities and operating performance during 2017. Though it is being delivered to you with our proxy statement, the annual report to shareholders is not “soliciting material” under SEC Regulation 14A.

At the meeting, we will ask you to elect twelve directors; to vote on technical amendments to modernize the Company’s Restated Charter; to vote on an advisory resolution to approve executive compensation (“say on pay”); and to ratify the appointment of KPMG LLP as our independent auditors for 2018. The accompanying proxy statement contains information about these matters.

Your vote is important. You may vote your proxy by telephone, over the internet or, if you received a paper proxy card by mail, you may also vote by signing, dating, and returning the proxy card by mail (as directed on the proxy card). Even if you plan to attend the meeting, please vote your proxy by telephone or over the internet or return your proxy card as soon as possible.

Thank you for your continued support of First Horizon, and I look forward to seeing you at the annual meeting.

D. Bryan Jordan

Chairman of the Board,

President and Chief Executive Officer

Notice of Annual Shareholders’ Meeting

April 24, 2018

10:00 a.m. Central Time

The annual meeting of the holders of First Horizon National Corporation’s common stock will be held on April 24, 2018, at 10:00 a.m. local time at the First Tennessee First Ops Building, 3451 Prescott Road, Memphis, Tennessee 38118.

The items of business are:

1.	Election of twelve directors to serve until the 2019 annual meeting of shareholders and until their successors are duly elected and qualified.

2.	Vote on technical amendments to modernize the Company’s Restated Charter.

3.	Vote on an advisory resolution to approve executive compensation (“say on pay”).

4.	Ratification of the appointment of auditors.

These items are described more fully in the following pages, which are made a part of this notice. The close of business on February 23, 2018 is the record date for the meeting. All holders of record of First Horizon’s common stock as of that time are entitled to vote at the meeting. The holders of First Horizon’s depositary shares, each representing a 1/4000th interest in a share of non-cumulative perpetual preferred stock, Series A, issued by First Horizon on January 31, 2013, are not entitled to vote at the meeting, but are entitled under the Tennessee Business Corporation Act to receive this notice of the meeting (which states that one of the purposes of the meeting is to consider the proposed amendments to the Restated Charter) and a copy or summary of the proposed amendments.

Management requests that you vote your proxy by telephone or over the internet or that you sign and return the form of proxy promptly, as applicable, so that if you are unable to attend the meeting your shares can nevertheless be voted. You may revoke a proxy at any time before it is exercised at the annual meeting in the manner described on page 5 of the proxy statement.

Clyde A. Billings, Jr.

Senior Vice President, Assistant General Counsel
and Corporate Secretary

Memphis, Tennessee
March 12, 2018

IMPORTANT NOTICE

Please (1) vote your proxy by telephone (2) vote your proxy over the internet or (3) mark, date, sign and promptly mail the form of proxy, as applicable, so that your shares will be represented at the meeting.

If you hold your shares in street name, it is critical that you instruct your broker or bank how to vote if you want your vote to count in the election of directors, the amendments to the Restated Charter, and the advisory resolution to approve executive compensation (Vote Item Nos. 1, 2 and 3 of this proxy statement). Under current regulations, if you hold your shares in street name and you do not instruct your broker or bank how to vote in these matters, no votes will be cast on your behalf with respect to these matters. For additional information, see page 6 of the proxy statement.

Proxy Statement for 2018 First Horizon National Corporation Annual Meeting

Proxy Summary

Please read the entire proxy statement before voting. This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. Page references are supplied to help you find further information in the proxy statement.

The Annual Meeting

Time and Date:	10:00 a.m. local time, April 24, 2018

Place:	First Tennessee First Ops Building, 3451 Prescott Road, Memphis, Tennessee 38118

Record Date:	February 23, 2018

Common Shares Outstanding and Entitled to Vote on Record Date:	326,835,154

Internet Availability:	First Horizon uses the SEC’s “notice and access” rule. Notice of internet availability of proxy materials will be sent on or about March 12, 2018.

Vote Items

	Matter	Board Recommendation	Page Reference
Vote Item 1	Election of directors. We are asking you to elect the 12 nominees named in this proxy statement as directors for a one-year term. Each of our current directors is standing for re-election.	FOR each director nominee	27

Vote Item 2	Amendments to modernize our Restated Charter. We are asking you to approve several technical amendments to modernize and streamline our Restated Charter.	FOR	36

Vote Item 3	Advisory resolution on executive compensation. In accordance with SEC rules, we are asking you to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.	FOR	38

Vote Item 4	Ratification of appointment of auditors. We are asking you to ratify the appointment of KPMG LLP as our auditors for 2018.	FOR	40

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2017 Performance Highlights

Our strategic and operating results in 2017 were outstanding. Compared to 2016, we achieved

36%	4%	16%

growth in	growth in	growth in
regional bank pre-tax income	consolidated revenue	net interest income

More detailed discussion of our financial performance can be found on pages 43 to 45 of the Compensation Discussion and Analysis section of this proxy statement. In addition, we completed three strategic acquisitions, growing our total assets to $41 billion and becoming the fourth largest regional bank in the Southeast, with over 800,000 customers and more than 300 branches in Tennessee, North Carolina, South Carolina, Florida, Mississippi, Georgia, Texas and Virginia.

Acquisitions Closed in 2017

Capital Bank November 30, 2017 $10 billion banking organization with over 150 branches in four Southeastern U.S. states	Coastal Securities April 3, 2017 National leader in the trading, securitization, and analysis of Small Business Administration loans	Professional Mortgage Company October 2, 2017 Leading provider of institutional debt capital and commercial mortgage loan servicing

Compensation Highlights (detailed discussion begins on page 43)

Our compensation policies and practices are designed to align the interests of our employees with the interests of our shareholders. We seek to attract, retain, incent, and reward individuals who contribute to our long-term success. We strive to link pay to Company performance for all executive officers, including our CEO. Our compensation practices embrace many best practice corporate governance principles.

D. Bryan Jordan, our CEO, was recruited as CFO in 2007 and promoted to CEO in September 2008. He has led the restructuring of the company, the development and implementation of new strategies, and the recruitment of the current management team. He has emphasized improving economic profit and controlling costs. Our operating results have improved significantly during his tenure. The Compensation Committee considered his significant contributions in turning around the company when making decisions about his pay for 2017. In each of the past three years, Mr. Jordan has met or exceeded his personal goals. He provides consistent, critical leadership in dynamic times. Mr. Jordan’s regular annual target-level pay continues to be below the median of FHN’s peer group. His pay mix—the structure of the various components of his pay—is in line with company peers. The Committee believes that Mr. Jordan’s leadership is known throughout the industry. He is a director or executive committee member of the Federal Reserve Bank of St. Louis, American Bankers Association, Mid-Size Bank Coalition of America, Tennessee Bankers Association, and Operation HOPE (which strives to provide banking services to financially or socially disadvantaged persons). In 2016 he was named CEO of the year by Inside Memphis Business, and was featured as a top-ten CEO in American Banker. These associations and recognitions reflect well on our company and enhance Mr. Jordan’s connections to the financial services community. Mr. Jordan’s direct compensation actually paid or earned during or in relation to 2017 (consisting of salary, bonus paid, and stock awards vested) was approximately $10.7 million. See page 66 for details.

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Our executive compensation practices embrace many best practice corporate governance principles.

Compensation Practices We Employ	Practices We Avoid or Prohibit

Performance-based (at-risk) and stock-based pay emphasized	Tax gross-up features*
Performance measures drive shareholder value	Stock option repricings
Performance measures emphasize controllable outcomes	Discount-priced stock options
Committee use of independent consultant on pay	Single-trigger change in control payouts
Meaningful share ownership requirements	Employment agreements
Require holding 50% of after-tax vested stock awards during career with the company, rising to 75% if multiple-of-salary minimum stock ownership levels are not met	Hedging transactions in First Horizon stock (e.g., trading derivatives, taking short positions, or hedging long positions)
Double-trigger on change in control features and agreements (CIC event plus qualifying termination)	Personal use of corporate aircraft**
Clawbacks if financial results relevant to cash or stock performance awards are restated under various circumstances

*	An excise tax gross-up feature is grandfathered in certain older change-in-control severance agreements, but has not been used in new agreements since 2008.

**	The CEO’s spouse is permitted to accompany the CEO on business flights.

Governance Highlights (a detailed discussion begins on page 8)

First Horizon is dedicated to operating in accordance with sound corporate governance principles. We believe that these principles not only form the basis for our reputation of integrity in the marketplace but also are essential to our efficiency and overall success. Some of our corporate governance principles, policies and practices are listed below.

Annual director elections

Majority voting

Independent Lead Director

All non-employee directors (10 of 12 directors) are independent

Board refreshment: 5 new directors in the last 6 years

Clawback policy

Stock ownership guidelines for directors and executives

***Ranked by American Banker as No. 5
among the Top 10 Most Reputable U.S. Banks***
***Member, 2018 Bloomberg Gender-Equality Index***
***Top 50 Companies for Executive Women***
***Top Employer Recognition from Fortune, American Banker,
Working Mother, Profiles in Diversity Journal, the Dave Thomas
Foundation for Adoption and the Human Rights Campaign***

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2018 ANNUAL MEETING & PROXY STATEMENT—GENERAL MATTERS

2018 Annual Meeting & Proxy Statement—General Matters

Purpose of the Annual Meeting of Common Shareholders

Our Board of Directors is soliciting proxies to be voted at our upcoming annual meeting of the holders of First Horizon’s common stock (and at any adjournment or adjournments of the meeting). At the meeting, our common shareholders will act to elect twelve directors; to vote on technical amendments to modernize our Restated Charter; to vote on an advisory resolution to approve executive compensation (“say on pay”); and to ratify the appointment of KPMG LLP as our independent auditors for 2018.

Date, Time & Place of the Annual Meeting

The annual meeting of the holders of our common stock will be held on Tuesday, April 24, 2018 at 10:00 a.m. local time at the First Tennessee First Ops Building, 3451 Prescott Road, Memphis, Tennessee 38118. To obtain additional information or directions to be able to attend the meeting and vote in person, contact our Corporate Communications office at 866-365-4313.

Terms Used in this Proxy Statement

In this proxy statement, First Horizon National Corporation is referred to by the use of “we,” “us” or similar pronouns, or simply as “FHN” or “First Horizon,” and First Horizon and its consolidated subsidiaries are referred to collectively as “the company.” The term “shares” means First Horizon’s common stock, and the term “shareholders” means the holders of that common stock, unless otherwise clearly stated. In addition, the notice of the 2018 annual meeting of shareholders, this proxy statement, our annual report to shareholders for the year ended December 31, 2017, and the proxy card are referred to as our “proxy materials.” Though the annual report to shareholders is included in the term “proxy materials,” it is not “soliciting material” under SEC Regulation 14A.

Internet Availability of Proxy Materials

Except as noted below, we are again this year using the SEC’s “notice and access” rule, which allows us to furnish our proxy materials over the internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about March 12, 2018, we sent to most of our shareholders by mail or e-mail a notice of internet availability of proxy materials, which contains instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received only a notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice.

If you received a paper copy of the notice, we encourage you to help us save money and reduce the environmental impact of delivering paper notices by signing up to receive all of your future proxy materials electronically.

The holders of First Horizon’s depositary shares, each representing a 1/4000th interest in a share of non-cumulative perpetual preferred stock, Series A, issued by First Horizon on January 31, 2013 (the “preferred holders”), are not entitled to vote at the annual meeting, but are entitled under the Tennessee Business Corporation Act to receive notice of the meeting (stating that one of the purposes of the meeting is to consider the proposed technical amendments to modernize our

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2018 ANNUAL MEETING & PROXY STATEMENT—GENERAL MATTERS

Restated Charter) and a copy or summary of the proposed amendments. Therefore, in fulfillment of this requirement, we will be delivering copies of the notice of annual meeting and this proxy statement to the preferred holders beginning on or about March 12, 2018 in accordance with such holders’ previously expressed delivery preferences.

If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one notice. To vote all of your shares, please follow each of the separate voting instructions that you received for your shares of common stock held in each of your different accounts.

Voting by Proxy & Revoking your Proxy

The First Horizon Board of Directors is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting of shareholders in the manner you direct. Giving us your proxy allows your shares to be voted even if you do not attend the annual meeting in person. You may revoke your proxy at any time before it is exercised by writing to the Corporate Secretary, by timely delivering a properly executed, later-dated proxy (including by telephone or internet) or by voting by ballot at the meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified on the proxy. If you submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors as follows:

FOR:

1.	Election of twelve directors to serve until the 2019 annual meeting of shareholders and until their successors are duly elected and qualified.

2.	Vote on technical amendments to modernize the Company’s Restated Charter.

3.	Approval of an advisory resolution to approve executive compensation (“say on pay”).

4.	Ratification of the appointment of auditors.

Solicitation of Proxies

First Horizon will pay the entire cost of soliciting the proxies. In following up the original solicitation of the proxies, we may request brokers and others to send proxy materials to the beneficial owners of the shares and may reimburse them for their expenses in so doing. If we deem it necessary, we may also use several of our employees to solicit proxies from the shareholders, either personally or by telephone, letter or e-mail, for which they will receive no compensation in addition to their normal compensation. We have hired Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902 to aid us in the solicitation of proxies for a fee of $9,000 plus out-of-pocket expenses. An additional charge of $6.50 per holder will be incurred should we choose to have Morrow Sodali LLC solicit individual holders of record.

Quorum & Vote Requirements

Except for our depositary shares (each representing a 1/4000th interest in a share of non-cumulative perpetual preferred stock, Series A, issued by First Horizon on January 31, 2013), which have limited voting rights and no right to vote at the annual meeting, our common stock is our only class of voting securities. There were 326,835,154 shares of common stock outstanding and entitled to vote as of February 23, 2018, the record date for the annual shareholders’ meeting.

Each share is entitled to one vote. A quorum of the shares must be represented at the meeting to take action on any matter at the meeting. A majority of the votes entitled to be cast constitutes a quorum for purposes of the annual meeting. Both “abstentions” and broker “non-votes” will be considered present for quorum purposes, but will not otherwise have any effect on the vote items.

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2018 ANNUAL MEETING & PROXY STATEMENT—GENERAL MATTERS

The affirmative vote of a majority of the votes cast is required to elect the nominees as directors, and we have adopted a director resignation policy that requires a director who does not receive the affirmative vote of a majority of the votes cast with respect to his or her election to tender his or her resignation. For additional information on our director resignation policy, see the summary of the policy in the “Corporate Governance & Board Matters” section of this proxy statement beginning on page 8. The policy is also contained in our

Corporate Governance Guidelines, which are available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).

The affirmative vote of a majority of the votes cast is required to approve the proposed amendments to our Restated Charter, to approve the advisory resolution on executive compensation and to ratify the appointment of auditors.

Effect of Not Casting Your Vote

Shares Held in Street Name. If you hold your shares in street name it is critical that you instruct your broker or bank how to vote if you want your vote to count in the election of directors, the amendments to our Restated Charter and the advisory resolution to approve executive compensation (Vote Item Nos. 1, 2 and 3 of this proxy statement). Under current regulations, your broker or bank will not have the ability to vote your uninstructed shares in these matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker or bank how to vote, no votes will be cast on your behalf with respect to these matters. Your broker or bank will have the ability to vote uninstructed shares on the ratification of the appointment of auditors (Vote Item No. 4).

Shareholders of Record. If you are a shareholder of record and you do not vote your proxy, no votes will be cast on your behalf on any of the items of business at the annual meeting unless you attend the annual meeting and vote your shares there.

Duplicate Mailings & Householding

Duplicate mailings in most cases are inconvenient for you and an unnecessary expenditure for us. We encourage you to eliminate them whenever you can as described below.

Multiple Accounts. Some of our shareholders own their shares using multiple accounts registered in variations of the same name. If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address. You may do this by contacting our stock transfer agent, Equiniti Trust Company (EQ), by phone toll-free at 1-877-536-3558, or by mail to Shareowner Services, P.O. Box 64854, St. Paul, MN 55164-0854.

Shares Held in Street Name. If you and other members of your household are beneficial owners of shares, meaning that you own shares indirectly through a broker, bank, or other nominee, you may eliminate any duplication of mailings by contacting your broker, bank, or other nominee. If you have eliminated duplicate mailings but for any reason would like to resume them, you must contact your broker, bank, or other nominee.

Shareholders with the Same Address; Requesting Changes. If you are among the shareholders who receive paper copies of our proxy materials, SEC rules allow us to mail a single copy of those materials to all shareholders residing at the same address if certain conditions are met. This practice is referred to as “householding.” (Householding does not apply to either the proxy card or the notice of internet availability of proxy materials.) If your household receives only one copy of the proxy materials and if you wish to start receiving separate copies in your name, apart from others in your household, you must request that action by contacting our stock transfer agent, EQ, by phone toll-free at 1-877-536-3558 or by writing to it at Shareowner Services, Attn: Householding, P.O. Box 64854, St. Paul, MN 55164-0854. That request must be made by each person in the household who desires a separate copy. Within 30 days after your request is received we will start sending you separate mailings. If you and members of your household are receiving multiple copies and you want to eliminate the duplications, please request that action by contacting EQ using the contact

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2018 ANNUAL MEETING & PROXY STATEMENT—GENERAL MATTERS

information given in this paragraph above. In either case, in your communications, please refer to your account number. Please be aware that if you hold shares both in your own name and as a beneficial owner through a broker, bank or other nominee, it is not possible to eliminate duplications as between these two types of ownership. If your household receives only a single copy of the proxy materials, and if you desire your own separate copies for the 2018 annual meeting, you may pick up copies in person at the meeting in April or download them from our website using the website address listed in the box below. If you would like additional copies mailed, we will mail them promptly if you request them from our Investor Relations department at our website or by mail to Investor Relations, P.O. Box 84, Memphis, TN 38101. You may also request that additional copies be mailed by calling our Corporate Communications department at 1-866-365-4313. However, we cannot guarantee you will receive mailed copies before the 2018 annual meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on April 24, 2018.

This proxy statement, our proxy card, and our annual report to shareholders are available at http://ir.fhnc.com.

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CORPORATE GOVERNANCE & BOARD MATTERS

Corporate Governance & Board Matters

In accordance with our Bylaws, First Horizon is managed under the direction of and all corporate powers are exercised by or under the authority of our Board of Directors. Our Board of Directors currently has twelve members. All of our directors are also directors of First Tennessee Bank National Association (the “Bank” or “FTB”). The Bank is our principal operating subsidiary.

First Horizon is dedicated to operating in accordance with sound corporate governance principles. We believe that these principles not only form the basis for our reputation of integrity in the marketplace but also are essential to our efficiency and overall success. Some of our corporate governance principles, policies and practices are highlighted below.

Corporate Governance Highlights

•	Annual director elections. All our directors are elected by our shareholders every year.

•	Majority voting. Our directors are elected by a majority of the votes cast in uncontested elections (plurality vote in contested elections).

•	Director resignation policy. We have adopted a director resignation policy for directors who do not receive the affirmative vote of a majority of the votes cast.

•	Independence. All current non-employee director nominees are independent under the NYSE listing standards.

•	Board refreshment. Our Board values fresh perspectives. Over the past six years, we have added five new directors to our Board, and a majority of our directors have served for eight years or fewer.

•	Shareholder engagement. Dialogue with our shareholders is a critical part of our company’s success. Our Investor Relations area conducts ongoing dialogue with our shareholders via conferences, road shows, on-site visits and the like and communicates financial and strategic matters through public disclosures such as quarterly earnings presentations, analyst packets and SEC filings. In addition, over the past several years our outside directors have met with both investors and proxy advisory firms to discuss issues of importance to them.

•	Lead Director. Independent director Colin V. Reed serves as the Lead Director. The principal duties of the Lead Director are specified in the Corporate Governance Guidelines.

•	Other directorships. None of our current directors serves on more than two public company boards other than First Horizon; eleven of our twelve current directors serve on one or no other public company boards.

•	Clawback. Our Compensation Recovery Policy (commonly known as a “clawback” policy) makes performance compensation paid based on erroneous financial data recoverable if the recipient caused the error or is responsible for the data’s accuracy. Additional clawback provisions apply to most types of stock awards if certain other misconduct occurs, such as fraud or certain competitive activities, or (starting in 2014) if grant or payment of an award was based on erroneous financial data or if a termination for cause occurs.

•	Stock ownership guidelines. Our guidelines require non-employee directors to own five times their annual cash base retainer in First Horizon stock. Executive officers must own between two and six times their salary in First Horizon stock, depending on their position. See page 52 for additional details about the guidelines.

•	Individual director evaluations. Each year, the Nominating & Corporate Governance Committee evaluates the performance of each non-employee director prior to determining whether to recommend him or her to the Board for renomination. See page 27 for additional detail on this process.

•	Hedging. Company policy prohibits directors and executive officers from hedging with respect to First Horizon stock.
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CORPORATE GOVERNANCE & BOARD MATTERS

Key Corporate Governance Documents

Our Board has adopted the following key corporate governance documents. All of these are available, along with several other governance documents, such as our compensation recovery policy, stock ownership guidelines, and committee charters, on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Paper copies are also available to shareholders upon request to the Corporate Secretary.

Corporate Governance Guidelines	•	Provide our directors with guidance as to their legal accountabilities, promote the functioning of the Board and its committees, and set forth a common set of expectations as to how the Board should perform its functions.

Code of Business Conduct and Ethics	•	Sets forth the overarching principles that guide the conduct of every aspect of our business.

	•	Any waiver of the Code of Business Conduct and Ethics for an executive officer or director must be promptly disclosed to shareholders in any manner that is acceptable under the NYSE listing standards, including but not limited to distribution of a press release, disclosure on our website, or disclosure on Form 8-K.

Code of Ethics for Senior Financial Officers	•	Promotes honest and ethical conduct, proper disclosure of financial information and compliance with applicable governmental laws, rules and regulations by our senior financial officers and other employees who have financial responsibilities.

	•	We intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K related to amendments or waivers of the Code of Ethics for Senior Financial Officers by posting such information on our website.

We have also adopted a Compliance and Ethics Program Policy, which highlights our commitment to having an effective compliance and ethics program by exercising due diligence to prevent and detect criminal conduct and otherwise by promoting an organizational culture that encourages ethical conduct and a commitment to compliance with the law.

Director Resignation Policy

Our Board has adopted a director resignation policy that requires a director who does not receive the affirmative vote of a majority of the votes cast with respect to his or her election to tender his or her resignation. Under the policy, the Nominating & Corporate Governance Committee must promptly consider the resignation tender and a range of possible responses and make a recommendation to the Board. The Board will act on the Nominating & Corporate Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision regarding whether to accept the director’s resignation tender, including an explanation of the decision (or the reason(s) for rejecting the resignation offer, if applicable), in a Form 8-K (or other appropriate report) filed with or furnished to the Securities and Exchange Commission. If any director’s tender of resignation under the policy is not accepted by the Board, such director will serve until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified. Any director who tenders his or her resignation pursuant to the director resignation policy shall not participate in the Nominating & Corporate Governance Committee recommendation or Board action regarding whether to accept the tender of resignation. If a majority of the members of the Nominating & Corporate Governance Committee

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CORPORATE GOVERNANCE & BOARD MATTERS

did not receive the affirmative vote of a majority of the votes cast at the same election, then all the directors who are “independent” under the listing standards of the New York Stock Exchange and who received the affirmative vote of a majority of the votes cast shall appoint a committee amongst themselves to consider the resignation tenders and recommend to the Board whether to accept them.

This committee may, but need not, consist of all of the independent directors who received the affirmative vote of a majority of the votes cast. The director resignation policy is contained in our Corporate Governance Guidelines, which are available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).

Independence & Categorical Standards

Independence

Our common stock is listed on the New York Stock Exchange. The NYSE listing standards require a majority of our directors and all of the members of the Compensation Committee, the Nominating & Corporate Governance Committee and the Audit Committee of the Board of Directors to be independent as defined in the listing standards. Under these standards, our Board of Directors is required to determine affirmatively that a director has no material relationship with the company for that director to qualify as independent. In order to assist in making independence determinations, the Board, upon the recommendation of the Nominating & Corporate Governance Committee, has adopted the categorical standards set forth below. In making its independence determinations, each of the Board and the Nominating & Corporate Governance Committee considered the relationships between each director and the company, including those that fall within the categorical standards. In addition, the NYSE listing standards require that the Board specifically consider certain factors in determining the independence of any director who will serve on the Compensation Committee. These factors are described under the heading “The Compensation Committee—In General” below in this proxy statement. Our Board specifically considered such factors in making the independence determinations for all of our directors, including those who serve on the Compensation Committee.

Based on its review and the application of the categorical standards, the Board, upon the recommendation of the Nominating & Corporate Governance Committee, determined that all ten of our current non-employee directors (Messrs. Compton, Emkes, Foss, Gilchrist, Niswonger, Reed, Subramaniam and Yancy and Mmes. Palmer and Stewart) are independent under the NYSE listing standards and that R. Brad Martin, who served on our Board until December 2017, was independent under the NYSE listing standards during the time he served as a director. The Nominating & Corporate Governance Committee and the Board determined that all transactions and relationships with each director identified above as independent fell within our categorical standards. Neither Mr. Jordan, as our Chief Executive Officer, nor Mr. Taylor, as our Vice Chairman, is independent.

The categorical standards established by the Board, which were last revised in 2010, are set forth below and are also available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”).

Director Transactions by Category or Type

With respect to each director who is identified above as independent under the NYSE listing standards, the Board considered the following types or categories of transactions, relationships or arrangements in determining the director’s independence under the NYSE standards and our categorical standards.

•	Provision by the company, in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons, of the following banking and financial services and services incidental thereto to directors, their immediate family members and/or to entities with which directors or their immediate family members are affiliated: deposit accounts (all directors except Mr. Gilchrist and Ms. Stewart); treasury management products (Messrs. Compton, Martin, Niswonger,

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Subramaniam, and Yancy); loans (including mortgage loans), letters of credit, guaranties, credit cards and/or other lines of credit (Messrs. Foss, Martin, Niswonger, Reed, Subramaniam and Yancy and Ms. Palmer); investment advisory services (Mr. Niswonger); broker/dealer services (Messrs. Emkes, Martin, Niswonger, Reed and Yancy); financial planning (Mr. Reed); capital markets (Mr. Subramaniam); trust services (Mr. Compton); insurance brokerage (Messrs. Niswonger, Reed and Yancy); safe deposit boxes (Messrs. Martin and Niswonger); purchasing card services (Mr. Niswonger) and currency exchange (Mr. Compton).

•	Provision by an entity affiliated with a director or his or her immediate family member, in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons, of the following products and services to the company: package delivery and print services (Mr. Subramaniam); hotel lodging for business travel by employees of the company (Messrs. Niswonger and Reed); venues for business development and for holding seminars and other corporate functions (Messrs. Niswonger and Reed); restaurant meals and sundries for business purposes (Messrs. Martin and Reed).

•	Charitable contributions by the company or the First Horizon Foundation to charitable organizations with which a director or immediate family member is affiliated (all directors except Ms. Stewart and Mr. Reed).

•	Employment by the company in a non-executive position of an immediate family member of a director (Mr. Yancy).

Categorical Standards

Each of the following relationships between the Corporation (as defined below) and its subsidiaries, on the one hand, and a director, an immediate family member of a director, or a company or other entity as to which the director or an immediate family member is a director, executive officer, employee or shareholder (or holds a similar position), on the other hand, will be deemed to be immaterial and therefore will not preclude a determination by the Board of Directors that the director is independent for purposes of the NYSE listing standards:

1.	Depository and other banking and financial services relationships (excluding extensions of credit which are covered in paragraph 2), including transfer agent, registrar, indenture trustee, other trust and fiduciary services, personal banking, capital markets, investment banking, equity research, asset management, investment management, custodian, securities brokerage, financial planning, cash management, insurance brokerage, broker/dealer, express processing, merchant processing, bill payment processing, check clearing, credit card and other similar services, provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.

2.	An extension of credit, provided that, at the time of the initial approval of the extension of credit as to (1), (2) and (3), (1) such extension of credit was in the ordinary course of business, (2) such extension of credit was made in compliance with applicable law, including Regulation O of the Federal Reserve, Section 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities and Exchange Act of 1934, (3) such extension of credit was on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, and (4) the extension of credit has not been placed on non-accrual status.

3.	Contributions (other than mandatory matching contributions) made by the Corporation or any of its subsidiaries or First Horizon Foundation to a charitable organization as to which the director is an executive officer, director, or trustee or holds a similar position or as to which an immediate family member of the director is an executive officer; provided that the amount of the contributions to the charitable organization in a fiscal year does not exceed the greater of $500,000 or 2% of the charitable organization’s consolidated gross revenue (based on the charitable organization’s latest available income statement).

4.	Vendor or other business relationships (excluding banking and financial services relationships and extensions of credit covered by paragraph 1 or 2 above), provided that the relationship is in the ordinary course of business and on substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons.

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5.	All compensation and benefits provided to non-employee directors for service as a director.

6.	All compensation and benefits provided in the ordinary course of business to an immediate family member of a director for services to the Corporation or any of its subsidiaries as long as such immediate family member is compensated comparably to similarly situated employees and is not an executive officer of the Corporation or based on salary and bonus within the top 1,000 most highly compensated employees of the Corporation.

Excluded from relationships considered by the Board is any relationship (except contributions included in category 3) between the Corporation and its subsidiaries, on the one hand, and a company or other entity as to which the director or an immediate family member is a director or, in the case of an immediate family member, an employee (but not an executive officer or significant shareholder), on the other hand.

The fact that a particular relationship or transaction is not addressed by these standards or exceeds the thresholds in these standards does not create a presumption that the director is or is not independent.

The following definitions apply to the categorical standards listed above:

“Corporation” means First Horizon National Corporation and its consolidated subsidiaries.

“Executive Officer” means an entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity.

“Immediate family members” of a director means the director’s spouse, parents, children, siblings, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home.

“Significant shareholder” means a passive investor [meaning a person who is not in control of the entity] who beneficially owns more than 10% of the outstanding equity, partnership or membership interests of an entity. “Beneficial ownership” will be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

Board Leadership Structure & Role in Risk Oversight

Leadership Structure

First Horizon’s Board leadership structure has evolved significantly over the years. Prior to 2007, the Chairman of the Board and Chief Executive Officer roles were held by the same individual (except for two transition periods relating to CEO succession). In 2007, the Board made certain governance changes in order to facilitate the implementation of strategic changes it was then initiating, including the appointment of a new CEO and of a separate individual as the Chairman of the Board. Under the Bylaws, the position of Chairman of the Board was at that time an executive officer position, but in 2009, the Board adopted amendments to the Bylaws that made the position of Chairman of the Board a non-officer position. In 2012, the Board elected Mr. Jordan, our President and CEO, as Chairman of the Board as well.

Under First Horizon’s current Bylaws, the Chairman of the Board presides at all meetings of the shareholders and of the Board (except, with respect to meetings of the Board, as the Board may otherwise determine) and has the powers and performs the duties as are normally incident to the position and as may be assigned by the Board. The Chief Executive Officer is responsible for carrying out the orders of and the resolutions and policies adopted by the Board, has general management of the business of the company and exercises general supervision over all of its affairs.

Mr. Reed, who is independent under the listing standards of the NYSE, is currently serving as Lead Director for the Board. The Lead Director’s responsibilities include, among other things, supporting the Chairman of the Board in developing (in conjunction with the Corporate Secretary) the agenda for each Board meeting and in defining the scope, quality, quantity and timeliness of the flow of information between management and the Board; presiding (or, if he cannot be in attendance, designating another independent director to preside) at executive sessions of the Board; taking any actions he deems necessary or appropriate in connection with the Board and committee self-evaluation process

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(including contacting each director individually to obtain additional input on Board and committee effectiveness, if he deems appropriate); receiving reports from directors who have concerns about another director’s performance pursuant to our process for individual director performance evaluations; and receiving communications from shareholders pursuant to our process for communications with the Board.

We believe that our current board leadership structure, with a combined CEO and Chairman position and with a separate Lead Director who is independent under the NYSE listing standards and has the principal duties specified in the Corporate Governance Guidelines, is most appropriate for our company at this time. We believe that combining the roles of CEO and Chairman facilitates our prudent management of the company. Holding both roles best positions Mr. Jordan as CEO and Chairman to be aware of major issues facing the company on a day-to-day and long-term basis and to identify key risks and developments facing the company that should be brought to the Board’s attention. The combined role also provides a single point of leadership for the company so that the company maintains a unified message and strategic direction.

The combined CEO/Chairman position is counterbalanced by our strong Lead Director position, currently held by Mr. Reed, who is also chair of the Executive & Risk Committee of the Board. The Lead Director, who has the responsibilities described above, provides an independent voice on issues facing the company and ensures that key issues are brought to the Board’s attention. The Board and its committees also regularly hold executive sessions with no members of management present, thereby providing an opportunity for the independent directors to discuss their views freely; the executive sessions of the Board are generally presided over by the Lead Director (or his designee, if he cannot attend). All four regular meetings of the Board in 2017 concluded with such an executive session. The Board itself has a high degree of independence, with all ten of the non-employee directors qualifying as independent under the NYSE listing standards. In addition, the Board values the fresh perspectives brought by new directors: over the past six years, we have added five new directors to our Board.

We recognize that different board leadership structures may be appropriate for First Horizon at different times and in different situations. As part of our Board self-evaluation process, the Board annually evaluates the company’s leadership structure to ensure that it provides the most appropriate structure. As stated in our Corporate Governance Guidelines, the Board is free to select its Chairman and First Horizon’s Chief Executive Officer in the manner it considers in the best interests of the company at any given point in time. The Board has separated the roles of Chairman and CEO in the past and will consider doing so in the future should circumstances arise that make such separation appropriate.

Board Role in Risk Oversight

As stated in our Corporate Governance Guidelines, oversight of risk management is central to the role of the Board. Our risk management processes are reflected in a Board policy on risk management governance and in a Board statement of strategic objectives and risk appetite. The policy delegates primary responsibility for enterprise risk management oversight to the Executive & Risk Committee. The role of that Committee, as well as that of the Audit, Compensation, Information Technology and Trust Committees, is outlined below. Each of these committees and the full Board receive regular reports from management regarding the company’s risks, and each committee reports regularly to the full Board concerning risk.

Executive & Risk Committee. The Executive & Risk Committee’s charter authorizes and directs the Committee to assist the Board in its oversight of (i) the establishment and operation of our enterprise risk management framework, including policies and procedures establishing risk management governance, risk management procedures, risk control infrastructure, and processes and systems for implementing and monitoring compliance with the framework with respect to the management of credit, market, operational, liquidity, interest rate sensitivity, capital and equity investment risks, including emerging risks, (ii) the adoption, implementation and periodic review of significant risk management and compliance policies and (iii) our risk appetite statement. In fulfilling its risk responsibilities, the Board delegated the following duties to the Committee: to review periodically and recommend to the Board the risk appetite parameters to be employed by management in operating the company; to receive information on our business practices, policies and procedures related to the risks listed above; to monitor results to ensure alignment with First Horizon’s risk appetite; to review periodic risk and compliance reports from the Chief Risk Officer and the Chief Credit Officer,

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including reports on major risk exposures and steps taken to monitor, mitigate and control such exposures; to review periodically with management regulatory correspondence and actions; to review and approve First Horizon’s stress testing program and results; and to establish (or recommend to the Board the establishment of) risk management and compliance policies and periodically review such policies, as appropriate. The Committee’s charter specifically states that the Committee may meet separately in executive session with the Chief Risk Officer as often as the Committee deems necessary or appropriate.

In connection with its credit risk responsibilities, the Committee oversees First Horizon’s independent Credit Assurance Services department. The Committee charter requires the Committee to advise the Chief Audit Executive (who has responsibility for the Credit Assurance Services department) that he or she is expected to provide the Committee summaries of and, as appropriate, significant reports to management prepared by the Credit Assurance Services department and management’s responses thereto; approve the department’s Annual Review Plan and schedule of activities; meet quarterly with the Chief Audit Executive in separate executive session to discuss any matters that the Committee or the Chief Audit Executive believes should be discussed privately; and review the Annual Credit Assurance Services department Statement of Independence.

Under Federal Reserve regulations, the company must have a risk committee that is chaired by a director who is independent as defined in those regulations and that has at least one member with “experience in identifying, assessing and managing risk exposures of large, complex firms.” The Executive & Risk Committee meets those requirements and serves as the risk committee for purposes of the Federal Reserve regulations.

Audit Committee. Other Board committees play a role in First Horizon’s risk management processes as well. In accordance with the NYSE listing standards and its charter, the Audit Committee receives reports from the Chief Audit Executive regarding risk governance, risk assessment and risk management, the adequacy of the company’s policies and compliance with legal and regulatory requirements. Pursuant to its charter, the Audit Committee also reviews employee complaints or material reports or inquiries received from regulators or government agencies and management’s responses; meets periodically with the company’s Chief Risk Officer to discuss any risk and compliance matters that may have a material effect on the company’s financial statements or internal controls; discusses any significant compliance issues raised in reports or inquiries received from regulators or government agencies; reviews periodic reports regarding the Compliance and Ethics Program on the effectiveness of that program; and discusses with the General Counsel pending and threatened claims that may have a material impact on the financial statements. The Bank’s Trust Audit Committee (whose members are the same as those of the Audit Committee) carries out a risk oversight role with respect to the fiduciary activities of the Bank. The Committee is charged with ensuring that suitable audits (by internal or external auditors) of all significant Bank fiduciary activities are made either annually or on a continuous basis for the purpose of ascertaining whether the Trust Division is being administered in accordance with applicable law, regulation and sound fiduciary principles.

Compensation Committee. The Compensation Committee is chiefly responsible for compensation-related risks. The charter of the Committee requires the Committee to oversee our compliance with all applicable laws and regulations relating to (i) appropriate management of the risks associated with incentive compensation programs or arrangements or (ii) public, regulatory, or other reporting associated with such risks, programs or arrangements. Additional information about the Committee’s role in risk management is included under the heading “The Compensation Committee—Compensation Risk” on page 20.

Information Technology Committee. The purposes of the Information Technology Committee are (1) to assist management in its understanding of information technology trends, its development and maintenance of an information technology strategy, its management of major information technology investments, and its identification and assessment of information technology threats, and (2) to assist the Board in its oversight of information technology matters. It is responsible for reviewing strategic information technology threats and First Horizon’s information technology risk profile.

Trust Committee. The Trust Committee, which is a committee of the Bank’s Board, is responsible for overseeing the fiduciary activities of the Bank, including risks arising in connection with such activities. The Trust Committee receives reports from management of the Trust Division and any other units operating pursuant to the fiduciary powers of the Bank regarding fiduciary account records and the investment and distribution of fiduciary account funds.

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Board Committees

Committee Charters & Committee Composition

The Board has five standing committees: the Audit Committee, the Compensation Committee, the Executive & Risk Committee, the Information Technology Committee and the Nominating & Corporate Governance Committee. The charter of each of these committees is currently available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Paper copies are available to shareholders upon request to the Corporate Secretary. The Audit Committee, the Compensation Committee, and the Nominating & Corporate Governance Committee are each composed of directors who are independent, as defined above under the heading “Independence & Categorical Standards” beginning on page 10. The chair of the Executive & Risk Committee is also independent, as defined by the Federal Reserve regulations that govern risk committees. The current membership of each of the Board’s standing committees is set forth in the table below. Membership and chairmanship continued during the entire period from January 1, 2017 until the filing of this proxy statement unless otherwise indicated in the notes following the table.

Nominating &
			Information	Corporate
	Compensation	Executive & Risk	Technology	Governance
Audit Committee	Committee	Committee	Committee	Committee
Mr. Compton	Mr. Compton	Mr. Compton	Mr. Emkes	Mr. Compton (chair)
Mr. Emkes (chair)	Mr. Emkes(2)	Mr. Gilchrist	Mr. Gilchrist	Mr. Foss(1)
Mr. Foss(1)	Ms. Palmer (chair)	Mr. Jordan	Ms. Stewart (chair)	Mr. Gilchrist
Mr. Gilchrist	Mr. Reed	Mr. Niswonger	Mr. Subramaniam	Mr. Niswonger
Ms. Stewart		Ms. Palmer		Mr. Subramaniam
Mr. Subramaniam		Mr. Reed (chair)
Mr. Yancy		Mr. Taylor(1)

(1)	Messrs. Foss and Taylor became directors and members of these committees on November 30, 2017.

(2)	Mr. Emkes became a member of the Compensation Committee on January 23, 2018.

Mr. Yancy also serves as chair of the Trust Committee, a standing committee of the Bank on which Ms. Stewart and Mr. Niswonger also serve. Mr. Emkes is the chair of the Trust Audit Committee, a standing committee of the Bank on which all the other members of the Audit Committee listed above also serve. R. Brad Martin, who served on our Board of Directors until December 2017, was a member of the Compensation and Nominating & Corporate Governance Committees until his departure from the Board.

The Audit Committee

Overview

The Audit Committee was established by our Board of Directors and operates under a written charter that was last amended in 2017 to update a reference to an auditing standard and clarify the Committee’s duties with respect to oversight of the Internal Audit Department. The charter is attached to this proxy statement at Appendix A. In 2017, the Committee met eight times and took action by written consent once for the principal purpose of executing its responsibilities under the Committee’s charter. Five of those meetings concluded with an executive session during which management was not present.

Subject to the limitations and provisions of its charter, the Committee assists our Board in its oversight of our accounting and financial reporting principles and policies, internal controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Committee is directly responsible for the appointment (subject, if applicable, to shareholder ratification), retention, compensation and termination of the independent auditor as well as for overseeing the work of and

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evaluating the independent auditor and its independence. The members of the Committee are themselves independent, as that term is defined in the NYSE listing standards (described above), and meet the additional independence requirements prescribed by Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder. In addition, the Board of Directors has determined that all the members of the Committee are financially literate as required by the NYSE listing standards. The Audit Committee’s Report is included below.

Audit Committee Financial Expert

The Board of Directors has determined that Mark A. Emkes (chair of the Audit Committee) is an audit committee financial expert, as that term is defined in Item 407(d)(5) of SEC Regulation S-K. Mr. Emkes received his Bachelor of Arts in Economics from DePauw University and his Masters of Business Administration in International Management from the Thunderbird School of Global Management. Over the course of his career, Mr. Emkes served in various positions with Tokyo-based Bridgestone Corporation, including as President and Managing Director of Bridgestone Firestone Mexico and of Bridgestone Firestone Brazil, President of Bridgestone Latin America, and Chairman and CEO of Bridgestone North America.

In each of these positions, he actively supervised the divisional chief financial officer, who reported directly to him, and he reviewed financial results regularly. His service with Bridgestone culminated in his position as Chairman, Chief Executive Officer and President of Bridgestone Americas, Inc., a company with approximately $12 billion in annual revenue, and as a director of its parent company, Bridgestone Corporation. As CEO of Bridgestone Americas, Inc., Mr. Emkes was responsible for the financial statements of the subsidiary, and he actively supervised the CFO, regularly reviewing results in detail and discussing with the CFO issues relating to the subsidiary’s financial statements, including issues relating to its estimates, accruals and reserves. He annually signed a certificate for Bridgestone Corporation in connection with the certification process for Japan’s version of the Sarbanes-Oxley Act and a management representation letter in connection with the audit of the financial results of Bridgestone Corporation (the financial statements of which were audited in accordance with generally accepted accounting principles). For part of Mr. Emkes’s tenure at Bridgestone Americas, the internal audit division reported to him. Most recently, Mr. Emkes served as the Commissioner of the Department of Finance and Administration of the State of Tennessee, a position he retired from in May 2013. Mr. Emkes has served on First Horizon’s Audit Committee since 2008.

Independence of Audit Committee Financial Expert. Mr. Emkes meets in all respects the independence requirements of the NYSE and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Audit Committee Report and the statements regarding members of the Committee who are not independent (if any) shall not be incorporated by reference into any such filings.

Audit Committee Report

The roles of the Audit Committee (“Committee”) are (1) to assist First Horizon’s Board of Directors in its oversight of (a) the company’s accounting and financial reporting principles and policies and internal controls and procedures, (b) the integrity of its financial statements, (c) its compliance with legal and regulatory requirements, (d) the independent auditor’s qualifications and independence, and (e) the performance of the independent auditor and internal audit function; and (2) to prepare this report to be included in First Horizon’s annual proxy statement pursuant to the proxy rules of the SEC. The Committee operates pursuant to a charter that was last amended and restated by the Board in 2017. As set forth in the Committee’s charter, management of First Horizon is responsible for preparation, presentation and integrity of the company’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations, and the internal auditor is responsible for testing such internal controls and procedures. The independent auditor is responsible for planning and carrying out audits of First Horizon’s annual financial statements and effectiveness of internal control over financial reporting, reviews of First Horizon’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and certain other procedures.

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In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications that were included in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2017. The Committee has also discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (formerly the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T). Finally, the Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, has adopted an audit and non-audit services pre-approval policy and considered whether the provision of non-audit services by the independent auditors to First Horizon is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence. At each of its regular quarterly meetings, the Committee is scheduled to meet, in separate executive sessions with no members of management present, with both the independent auditors and the internal auditor to discuss any matters that the Committee in its discretion deems appropriate.

While the Board of Directors has determined that each member of the Audit Committee has the broad level of general financial experience required to serve on the Committee and that Mr. Emkes is an audit committee financial expert as that term is defined in Item 407(d)(5) of Regulation S-K, none of the members of the Committee currently devotes specific attention to the narrower fields of auditing or accounting or is professionally engaged in the practice of auditing or accounting, nor are they performing the functions of auditors or accountants, nor are they experts in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of First Horizon’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that First Horizon’s auditors are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee’s charter, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.

Submitted by the Audit Committee of our Board of Directors.

Audit Committee

Mark A. Emkes, Chair

John C. Compton

Peter N. Foss

Corydon J. Gilchrist

Cecelia D. Stewart

Rajesh Subramaniam

Luke Yancy III

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The Compensation Committee

In General

The Compensation Committee operates under a written charter that was last amended and restated by the Board of Directors in 2014. The purposes of the Compensation Committee are (1) to discharge the Board’s responsibilities relating to the compensation of our executive officers, (2) to produce an annual report on executive compensation for inclusion in our proxy statement, in accordance with the rules and regulations of the SEC [the current report is set forth below], (3) to identify and recommend to the Board individuals for appointment as officers, (4) to evaluate our management, and (5) to carry out certain other duties as set forth in the Committee’s charter.

The members of the Committee are independent, as that term is defined in the NYSE listing standards (described above), and meet the additional independence requirements that specifically apply to Compensation Committee members as set forth in the listing standards (as prescribed by Section 10C of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder). In affirmatively determining the independence of all of the directors (other than Messrs. Jordan and Taylor), including those who serve on the Committee, the Board has considered all factors specifically relevant to determining whether any of those directors has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a Committee member, including, but not limited to, the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director, and whether such director is affiliated with First Horizon, a subsidiary of First Horizon, or an affiliate of a subsidiary of First Horizon.

Most of our executive compensation plans specify that they will be administered by a committee. The Committee’s charter provides that the Committee will administer plan-committee functions under our various executive-level compensation plans. Under the charter, at least two members of the Committee must be “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and at least two members of the Committee must be “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934. Many of our plans have similar provisions concerning their respective plan committees. The charter stipulates that if a Committee member is disqualified under one or the other of those tests, then that member must recuse him- or herself from participating in decisions impacted by the relevant test. In that situation, the remaining members would constitute the Committee for that action. On occasion, in connection with a specific action, a Committee member may feel that his or her qualification under one of those tests may be in doubt for some reason; in that case, the member may elect recusal to avoid any risk of possible disqualification.

Processes & Procedures Regarding Executive & Director Compensation

The Committee’s Authority

The charter of the Compensation Committee provides that the Committee has the authority to review and approve corporate goals and objectives relevant to the compensation of the CEO, to evaluate the performance of the CEO in light of those goals and objectives, to set the CEO’s compensation level based on this evaluation, and to fix the compensation, including bonus and other compensation and any severance or similar termination payments, of executive officers. The Committee also has the authority, pursuant to its charter, to make recommendations to the Board concerning the adoption or amendment of employee benefit plans, management compensation plans, incentive compensation plans and equity-based plans, including plans applicable to executive officers, and to make recommendations to the Board concerning director compensation. The charter also provides that the Committee will oversee the company’s compliance with all applicable laws and regulations relating to (1) appropriate management of the risks associated with incentive compensation programs or arrangements, (2) the compensation of the company’s executive officers and (3) any reporting associated with either. The Committee may not delegate any of the substantive authority described in this paragraph related to executive and director compensation to any other persons. In 2017, the Committee met five times (and took action by written consent once) for the principal purpose of executing its responsibilities under the Committee’s charter; all five of the meetings included an executive session during which management was not present.

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Director Compensation

The Committee periodically conducts a review of our director compensation program. The last comprehensive review took place in 2017. During each comprehensive review, the design and amount of director compensation is considered by management, and any changes are recommended to the Committee, either as a short list of alternatives or as single-item recommendations. In general, management uses a consultant in formulating many of its recommendations, both for advice in designing director compensation and as a source of peer-company data. (Additional information on the use of consultants in compensation matters is provided below.) Management also prepares various presentations, analyses, and other tools for the Committee to use in considering director compensation decisions. As a result of the most recent review process, several changes were made and took effect in April 2017. A complete description of our current director compensation program can be found under the heading “Director Compensation” beginning on page 80 of this proxy statement.

Executive Compensation

The Committee determines the CEO’s salary and bonus in executive session independent of management, generally on an annual basis. That determination is based on a review of the CEO’s personal plan results for the prior year, along with peer CEO salary data provided by management’s compensation consultant as well as input from the Committee’s independent compensation consultant. The CEO participates in establishing his personal plan, but otherwise is not involved in the determination of his own salary.

Our CEO recommends to the Committee salary levels for the executive officers other than himself. Other compensation matters (bonus, equity awards, etc.) involving executives are reviewed by management, including the CEO, which then makes recommendations to the Committee, either as a short list of alternatives or as single-item recommendations. Management uses a consultant in formulating certain of its recommendations, both for advice and as a source of peer-company data. Management also prepares various presentations, analyses, forecasts, and other tools for the Committee to use in considering compensation decisions during the year. The Committee’s independent consultant reviews all proposals and makes recommendations to the Committee.

Benefit Programs and Plans

Management monitors and considers benefit programs used by other companies, or needed within our company, to attract and retain key employees. Recommendations are presented by management to the Committee for review and discussion. The CEO ultimately oversees these management processes. New benefit plans, or significant amendments to existing plans, typically are considered by the full Board based on recommendations from the Committee. Enrollment and other administrative actions associated with the benefit plans are handled mainly through third party vendors in accordance with the terms in the Board-approved plans. If executive-level exceptions are required for administration of the plans, such as approval of an early retirement, management generally reviews the facts of the situation and provides a recommendation to the Committee for approval.

Use of Consultants

Management uses a national compensation consulting firm to provide advice with respect to executive and director compensation matters. Management also uses a number of other specialist firms to provide data relevant to specific needs such as funding for non-qualified deferred compensation and any special compensation arrangements that are unique to specific business units such as the capital markets industry. The consultants provide competitive data/trends, keep management informed of best practices and work with management to develop programs that permit the company to attract and retain the talent needed.

In 2017, management continued its engagement of McLagan as its primary advisor for executive and director compensation matters. Among other things, management directed McLagan to provide objective advice to management, the Committee and the Board on executive and director compensation, to provide expertise in executive and director compensation design, market practices in our industry and data to support recommendations, and to ensure timely reports to management and the Committee on all critical accounting, tax, securities law and market developments and trends relating to executive and director compensation. In addition, management engages nationally-recognized law firms as appropriate to provide advice on compliance with new laws, administration of stock plans, and compensation-related agreements and arrangements. Management also engages other advisers from time to time to provide expertise in executive and director compensation matters.

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CORPORATE GOVERNANCE & BOARD MATTERS

In 2017, the Compensation Committee continued its engagement of Frederic W. Cook & Co., Inc. (“FW Cook”) to provide it with independent analysis and advice on executive compensation-related matters. Among other things, FW Cook assists the Committee in its reviews of compensation program actions recommended by management, reviewing the chosen peer group and survey data for competitive comparisons and advising the Committee on best practices and ideas for board governance of executive compensation. FW Cook was specifically directed to undertake no work on behalf of management, and the firm has no other relationships with the company or management.

The NYSE listing standards require that all compensation consultants, legal counsel or other advisers to the Committee (which we collectively refer to as “advisers”) undergo an assessment of independence from management. The Committee must consider all factors relevant to each adviser’s independence from management, including the following:

•	the provision of other services to the company by the person that employs the adviser;

•	the amount of fees received from the company by the person that employs the adviser, as a percentage of the total revenue of the person that employs the adviser;

•	the policies and procedures of the person that employs the adviser that are designed to prevent conflicts of interest;

•	any business or personal relationship of the adviser with a member of the Committee;

•	any stock of the company owned by the adviser; and

•	any business or personal relationship of the adviser or the person employing the adviser with an executive officer of the company

The Committee has assessed the independence of FW Cook and all other advisers to the Committee as required by the NYSE listing standards, considering the factors described above, and has determined that FW Cook (and the individual adviser that FW Cook employs with respect to the engagement by the company) is independent of management. The Committee has also considered the factors listed above for determining whether the work performed by FW Cook has raised any conflict of interest and has concluded that no such conflict of interest exists.

Compensation Risk

Management and the Committee seek to balance several competing corporate goals: to motivate employees to achieve key goals through appropriate risk-taking; to avoid incenting inappropriate risk-taking and reinforce risk management practices; to promote retention in the face of efforts by competitors to poach talent; and to comply with regulatory standards concerning compensation and risk management. At least once each year the Committee meets with management to review and assess risks associated with incentive and other compensation plans.

As part of the 2017 review, management conducted a risk and culture assessment of the top three tiers of management. This “tone from the top” assessment evaluated leadership performance and behaviors against risk management expectations. The results of this assessment, which management judged to be satisfactory, were reported to the Committee in 2017.

In 2017 senior management measured achievement using risk-adjusted return on capital and economic profit. These performance measures adjust profit for risk and measure profit net of the cost of capital employed. This approach has been applied to individual business lines and products, among other things, and it discourages business activities which entail risk or capital usage disproportionate to expected profit and encourages activities whose profit is at least commensurate with risk and capital usage. Our focus on these metrics is intended to drive capital-efficient, risk-appropriate, and therefore superior performance over the long term. This focus is directly supportive of our risk management goals and practices.

Other risk management features employed in various performance and retention incentives include a qualitative risk assessment used in annual personal plan performance, which can directly impact annual bonus and salary decisions; use of a mandatory deferral feature for many incentives; forfeiture of equity awards for termination for cause and certain misconduct; clawback of previously-paid awards for certain types of misconduct; and corrective clawback for incentive awards if payment is based on erroneous data.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings.

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CORPORATE GOVERNANCE & BOARD MATTERS

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed with management, among other things, the section of this proxy statement captioned “Compensation Discussion & Analysis” beginning on page 43. Based on that review and discussion, the Compensation Committee recommended to our Board that the “Compensation Discussion & Analysis” section be included in this proxy statement.

Compensation Committee

Vicki R. Palmer, Chair
John C. Compton
Mark A. Emkes
Colin V. Reed

The Executive & Risk Committee

The Executive & Risk Committee was established by our Board of Directors and operates under a written charter that was last amended and restated in 2015. The Committee met eight times during 2017.

The Board has delegated primary responsibility for enterprise risk management oversight to the Executive & Risk Committee. In connection with its credit risk responsibilities, the Committee oversees First Horizon’s independent Credit Assurance Services department. Additional information on the Committee’s risk-related duties is available under the heading “Board Role in Risk Oversight—

Executive & Risk Committee” beginning on page 12 above. As an executive committee, the Committee is authorized and empowered to exercise during the intervals between meetings of the Board all authority of the Board, except as prohibited by applicable law and provided that it may not approve acquisitions, divestitures or the entry into definitive agreements (not in the ordinary course of business) where the purchase or sale price or transaction amount exceeds $100 million. Also, no authority has been delegated to the Committee in its charter to approve any acquisition involving the issuance of our stock.

The Information Technology Committee

The Information Technology Committee was established in 2015 and operates under a written charter that was last amended in July 2017 to make minor clarifying changes. The purposes of the Committee are (1) to assist management in its understanding of information technology trends, its development and maintenance of an information technology strategy, its management of major information technology investments, and its identification and assessment of information technology threats, and (2) to assist the Board in its oversight of information technology matters.

The Committee met four times in 2017 for the principal purpose of executing its responsibilities under its charter.

The Nominating & Corporate Governance Committee

In General

The Nominating & Corporate Governance Committee operates under a written charter that was last amended in 2014. The purposes of the Nominating & Corporate Governance Committee are (1) to identify and recommend to the Board individuals for nomination as members of the Board and its committees, (2) to develop and recommend to the Board a set of corporate governance principles applicable to the company, and (3) to oversee the evaluation of the Board and management. The Committee met four times in 2017 for the principal purpose of executing its responsibilities under its charter.

Beginning in 2016 and continuing in 2017, a director search firm was retained to assist the Committee in assessing Board competencies and identifying potential director candidates.

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CORPORATE GOVERNANCE & BOARD MATTERS

Nominations of Directors; Consideration of Diversity in Identifying Director Nominees

With respect to the nominating process, the Nominating & Corporate Governance Committee discusses and evaluates possible candidates in detail and suggests individuals whose potential membership on the Board could be explored in greater depth. The Committee, with input from the Chairman of the Board, the Chief Executive Officer and the Lead Director, recommends new nominees for the position of independent director based on the following criteria:

•	Personal qualities and characteristics, experience, accomplishments and reputation in the business community.

•	Current knowledge and contacts in the communities in which the company does business and in the company’s industry or other industries relevant to the company’s business.

•	Diversity of viewpoints, background, experience and other demographics.

•	Ability and willingness to commit adequate time to Board and committee matters.

•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities.

The Nominating & Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the company and the composition of the Board of Directors.

As described above and set forth in our Corporate Governance Guidelines, diversity, broadly defined to mean diversity of viewpoints, background, experience and other demographics, is one criterion on which the Committee bases its recommendations of new nominees for director positions. The inclusion of diversity in the listed criteria for director nominees reflects the Board’s belief that diversity is important to the effective functioning of the Board. More generally, our Board-adopted Code of Business Conduct and Ethics reflects First Horizon’s firm commitment to non-discrimination and equal opportunity for employees, customers and suppliers and to treatment of everyone without discrimination or harassment based on race, color, religion, sex, sexual orientation, gender identity, national origin, age, veteran status or disability. However, neither the Committee nor the Board has a formal policy with regard to the consideration of diversity in identifying director nominees.

Once a candidate is identified whom the Committee wants seriously to consider and move toward nomination, the Chairman and CEO and/or other directors as the Committee determines will enter into a discussion with that candidate.

Shareholder Recommendations of Director Nominees

The Nominating & Corporate Governance Committee will consider individuals recommended by shareholders as director nominees, and any such individual is given appropriate consideration in the same manner as individuals recommended by the Committee. Shareholders who wish to submit individuals for consideration by the Nominating & Corporate Governance Committee as director nominees may do so by submitting, in compliance with the procedures and along with the other information required by our Bylaws (as described below), a notice in writing that gives such individuals’ names to the Corporate Secretary. Our Bylaws require that to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the date of the meeting. However, if fewer than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, a notice by a shareholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed or (ii) the day on which such public disclosure was made. A shareholder’s notice must state:

•	the name, age, business address and residence address of the person whom the shareholder proposes to nominate; the principal occupation or employment of such person; the class and number of shares of First Horizon that are beneficially owned by such person on the date of the notice;

•	any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

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CORPORATE GOVERNANCE & BOARD MATTERS

•	the name and address, as they appear on our books, of the shareholder giving the notice and any other shareholders known by such shareholder to be supporting the proposed nominee; and

•	the class and number of shares of our stock which are beneficially owned by the shareholder giving the notice on the date of the notice and by any other shareholders known by the shareholder giving the notice to be supporting the proposed nominee on the date of such shareholder’s notice.

Compensation Committee Interlocks & Insider Participation

Messrs. Compton and Reed and Ms. Palmer, all non-employee directors, served as members of the Board of Director’s Compensation Committee during 2017, as did R. Brad Martin, who served as a member of the Committee until he stepped down as a member of the Board of Directors in

December 2017. Refer to the table in “Corporate Governance and Board Matters—Composition of Board Committees” above for additional committee information. No interlocking relationships existed with respect to any of the members of the Committee.

Board & Committee Meeting Attendance

During 2017, the Board of Directors held six meetings (four of which took place over a period of two days) and took action by written consent twice. The Audit Committee held eight meetings and took action by written consent once, the Compensation Committee held five meetings and took action by written consent once, the Executive & Risk Committee held eight meetings, the Information Technology Committee held four meetings, and the Nominating & Corporate Governance Committee held four meetings. The Trust Committee of the Bank’s Board held three meetings. The average attendance at Board and committee meetings exceeded 95 percent. No incumbent director attended fewer than 75 percent of the meetings of the Board and the committees of the Board on which he or she served during 2017. As set forth in our Corporate Governance Guidelines, our directors are expected to make every effort to attend every meeting of First Horizon’s shareholders. For the last 10 years, all of our directors have been in attendance at every annual meeting of shareholders, except for one director in 2012 and one director in 2014.

Executive Sessions of the Board

To ensure free and open discussion and communication among the non-management directors of the Board and its committees, our Corporate Governance Guidelines provide that the non-management directors will meet in regularly scheduled executive sessions and as often as the Board shall request, with no members of management present, and that if any non-management directors are not independent under NYSE listing standards, the independent, non-

management directors will meet in executive session at least once a year. All of our non-management directors were independent during all of 2017, and during 2017, those independent, non-management directors met four times in executive session of the Board. The Lead Director presides (or, if he cannot be in attendance, designates another independent director to preside) at the executive sessions of the Board.

Communication with the Board of Directors

A shareholder who desires to communicate with the Board of Directors on matters other than director nominations should submit his or her communication in writing to the Lead Director, c/o Corporate Secretary, First Horizon National Corporation, 165 Madison Avenue, Memphis, Tennessee 38103, and identify himself or herself as a shareholder. The Corporate Secretary will forward all communications to the Lead Director for a determination as to how to proceed. Other interested parties desiring to communicate with the Board of Directors should submit their communications in the same manner.

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CORPORATE GOVERNANCE & BOARD MATTERS

Approval, Monitoring & Ratification Procedures for Related Party Transactions

The Audit Committee of the Board has adopted procedures for the approval, monitoring, and ratification of transactions between First Horizon, on the one hand, and our directors, executive officers or 5% shareholders, their immediate family members, their affiliated entities and their immediate family members’ affiliated entities, on the other hand. A copy of our procedures is available on our website at www.firsthorizon.com (click on “Investor Relations,” then “Corporate Governance,” and then “Governance Documents”). Our procedures require management to submit any proposed “related party transaction” (defined as a transaction that is required to be disclosed in our proxy statement pursuant to the requirements of Item 404(a) of Regulation S-K promulgated by the SEC) or amendment to an existing related party transaction to the Audit Committee for approval or ratification. In some cases, the matter may be determined by the chair of the Audit Committee. In considering whether to approve a given transaction, the Audit Committee (or chair) must consider:

•	whether the terms of the related party transaction are fair to First Horizon and on terms at least as favorable as would apply if the other party was not, or did not have an affiliation with, a director or executive officer of First Horizon;

•	whether First Horizon is currently engaged in other related party transactions with the related party at issue or other related parties of the same director or executive officer;

•	whether there are demonstrable business reasons for First Horizon to enter into the related party transaction;

•	whether the related party transaction would impair the independence of a director; and

•	whether the related party transaction would present an improper conflict of interest for any director or executive officer of First Horizon, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Transactions with Related Persons

First Horizon, the Bank and the subsidiaries of each, as applicable, have entered into lending transactions and/or other banking or financial services transactions in the ordinary course of business with our executive officers, directors, nominees, their immediate family members and affiliated entities, and the persons of which we are aware that beneficially own more than five percent of our common stock, and we expect to have such transactions in the future. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the company, and did not involve more than the normal risk of collectability or present other unfavorable features. We note that as a perquisite we offer all employees discounts on certain financial services (for example, no-fee domestic wire transfers). These discounts are available to our executive officers except in relation to credit extended at the time an executive officer is serving as such.

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STOCK OWNERSHIP INFORMATION

Stock Ownership Information

As of December 31, 2017, there were 9,319 shareholders of record of our common stock. To our knowledge, there were four persons who owned beneficially, as that term is defined by Rule 13d-3 of the Securities Exchange Act of 1934, more than five percent (5%) of our common stock as of December 31, 2017. Certain information concerning beneficial ownership of our common stock by those persons as of December 31, 2017 is set forth in the following table:

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.	29,317,893	9.0%
Invesco Ltd.	17,799,276	5.5%
State Street Corporation	16,813,805	5.15%
The Vanguard Group, Inc.	25,423,000	7.79%

*	Addresses appear in the text below.

BlackRock. The information in the table above with respect to BlackRock is based on information set forth in Schedule 13G/A, filed with the Securities and Exchange Commission on January 25, 2018 by BlackRock, Inc. on behalf of its subsidiaries BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, Blackrock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd and BlackRock Life Limited, BlackRock (Luxembourg) S.A., 55 East 52nd Street, New York, NY 10055. According to this Schedule 13G, BlackRock has sole voting power with respect to 27,692,231 shares of our common stock and sole dispositive power with respect to 29,317,893 shares of our common stock.

Invesco. The information in the table above with respect to Invesco Ltd. (“Invesco”) is based on information set forth in Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission on February 9, 2018 by Invesco on behalf of its subsidiaries Invesco Advisers, Inc. Invesco Investment Advisers, LLC and Invesco PowerShares Capital Management, LLC, 1555 Peachtree Street NE, Suite 1800, Atlanta, Georgia 30309. According to this Schedule 13G, Invesco has sole voting power with respect to 16,688,916 shares of our common stock and sole dispositive power with respect to 17,799,276 shares of our common stock.

State Street. Except as described below, the information in the table above with respect to State

Street Corporation (“State Street”) is based on information set forth in Schedule 13G, filed with the Securities and Exchange Commission on February 14, 2018 by State Street on behalf of its subsidiaries State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisor Trust Company, State Street Global Advisors Asia Ltd, State Street Global Advisors Singapore Ltd., State Street Global Advisors Limited, State Street Global Advisors GmbH, and State Street Global Advisors, Australia, State Street Financial Center, One Lincoln Street, Boston MA 02111. According to this document, State Street has shared voting power with respect to 16,813,805 shares of our common stock and shared dispositive power with respect to 16,813,805 shares of our common stock. The Schedule 13G filed by State Street states that the 16,813,805 shares of First Horizon common stock reported as beneficially owned by State Street represent 7.18% of First Horizon’s outstanding common stock. This percentage appears to be based on the number of shares outstanding as of 9-30-17, which was 234,230,515. We issued additional shares of our common stock in the fourth quarter in connection with our acquisition of Capital Bank Financial Corp. The percent of class shown for State Street in the table above is based on the 326,736,214 shares outstanding as of 12-31-17.

Vanguard. The information in the table above with respect to The Vanguard Group, Inc. (“Vanguard”) is based on information set forth in Amendment No. 6 to Schedule 13G, filed with the Securities and Exchange Commission on February 9, 2018 by Vanguard, 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. According to this Schedule 13G, Vanguard has sole voting power with respect to 165,730 shares of our common stock, shared voting power with respect to

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STOCK OWNERSHIP INFORMATION

29,942 shares of our common stock, shared dispositive power with respect to 171,802 shares of our common stock and sole dispositive power with respect to 25,423,000 shares of our common stock.

The table below sets forth certain information concerning beneficial ownership of our common stock by each director and nominee, each executive officer named in the Summary Compensation Table, and the directors and executive officers as a group. The information in the table is as of December 31, 2017 except as otherwise noted in the notes to the table.

Security Ownership of Management

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
John C. Compton	74,477		*
Mark A. Emkes	45,103		*
Peter N. Foss	68,712		*
Corydon J. Gilchrist	71,331		*
D. Bryan Jordan	1,045,107	(4)	*
Michael E. Kisber(2)	717,288	(4)	*
William C. Losch, III	311,207	(4)	*
Scott M. Niswonger	531,289		*
Vicki R. Palmer	93,830	(3)	*
David T. Popwell	351,318	(4)	*
Colin V. Reed	97,714	(3)	*
Cecelia D. Stewart	14,947		*
Rajesh Subramaniam	3,407		*
R. Eugene Taylor	1,222,558	(4)	*
Charles T. Tuggle, Jr.	311,235	(4)	*
Luke Yancy III	49,769	(3)	*
Directors and Executive Officers as a Group (20 persons)	5,757,216	(4)	1.75%

*	No current individual director, nominee or executive officer beneficially owns more than one percent (1%) of our outstanding common stock or depositary shares.

(1)	The respective directors, nominees and officers have sole voting and investment powers with respect to all of such shares except as specified in notes (3) and (4).

The numbers of shares covered by stock options reported in the table have been adjusted proportionately to reflect the effects of dividends paid in common stock from October 1, 2008 through January 1, 2011.

No current director or executive officer beneficially owns any of the depositary shares, each representing a 1/4000th interest in a share of non-cumulative perpetual preferred stock, Series A, issued by First Horizon on January 31, 2013.

(2)	The share balance for Mr. Kisber does not include 27,994 shares deferred prior to January 2005 under our stock option program and our restricted stock incentive plan, which at that time permitted participants to defer receipt of shares upon the exercise of options and receipt of shares prior to the lapsing of restrictions imposed on restricted stock awards, respectively. These shares are not currently issued and are not considered to be beneficially owned for purposes of Rule 13d-3, but are reflected in a deferral account on our books as phantom stock units or restricted stock units.

(3)	Includes the following shares as to which the named non-employee directors have the right to acquire beneficial ownership through the exercise of stock options granted under our director plans, all of which are 100% vested or will have vested within 60 days of December 31, 2017: Ms. Palmer—45,282; and Mr. Yancy—10,048.

(4)	Includes the following shares of restricted stock with respect to which the named person or group has sole voting power but no investment power: Mr. Losch—11,064; Mr. Popwell—14,005; Mr. Taylor—108,303 and the director and executive officer group—245,653. Includes the following shares as to which the named person or group has the right to acquire beneficial ownership through the exercise of stock options granted under our stock option plans, all of which are 100% vested or will have vested within 60 days of December 31, 2017: Mr. Jordan—405,393; Mr. Kisber—367,186; Mr. Losch—143,121; Mr. Popwell—151,451; Mr. Tuggle—120,554 and the director and executive officer group—1,480,399. Also includes shares held at December 31, 2017 in 401(k) Savings Plan accounts.

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VOTE ITEM NO. 1—ELECTION OF DIRECTORS

Vote Item No. 1—Election of Directors

Overview. The Board of Directors is proposing for election all twelve of our current directors: Messrs. Compton, Emkes, Foss, Gilchrist, Jordan, Niswonger, Reed, Subramaniam, Taylor and Yancy and Mmes. Palmer and Stewart, at the 2018 annual meeting, to hold office until the 2019 annual meeting of shareholders and until their successors are duly elected and qualified. Messrs. Foss and Taylor were elected by the Board of Directors in November 2017 in connection with First Horizon’s merger with Capital Bank Financial Corporation (“Capital Bank”). They were recommended as nominees for positions on our Board by Capital Bank and First Horizon pursuant to the provisions of the merger agreement between the two companies. If any nominee proposed by the Board of Directors is unable to accept election, which the Board of Directors has no reason to anticipate, the persons named in the enclosed form of proxy will vote for the election of such other persons as directed by the Board, unless the Board decides to reduce the number of directors pursuant to the Bylaws.

Identification and Nomination of Candidates. The Board and the Nominating & Corporate Governance Committee regularly assess the composition of the Board as a whole and the contributions of each director. The Nominating & Corporate Governance Committee’s charter assigns to that Committee the duty to identify individuals believed to be qualified to become Board members and to recommend to the Board the individuals to stand for election or reelection as directors. In nominating candidates, the Committee may take into consideration such factors as it deems appropriate, including personal qualities and characteristics, experience, accomplishments and reputation in the business community; current knowledge and contacts in the communities in which the company does business and in the company’s industry or other industries relevant to the company’s business; diversity of viewpoints, background, experience and other demographics; ability and willingness to commit adequate time to Board and committee matters; and the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to its duties and responsibilities and the needs of the company.

Assessment of the Board’s Composition. At each of its regularly scheduled meetings, the Nominating & Corporate Governance Committee reviews the composition of the Board as a whole, considering the mix of skills and experience that directors bring to the Board, and evaluates Board composition in light of the company’s then-current business needs as well as applicable legal, regulatory and NYSE requirements. Among the areas considered by the Committee are each director’s independence under the NYSE listing standards; experience, including experience as a public company officer or director; primary area of business expertise; geographical markets experience; and projected retirement date. In accordance with the requirements of the National Bank Act, the Committee also considers the proportion of directors who reside in Tennessee (or within 100 miles of Memphis). In light of this review, the Committee assesses whether the Board has the necessary tools to perform its oversight functions effectively and recommends, as appropriate, new nominees for consideration by the Board. The Board, with oversight provided by the Committee, also conducts an annual self-evaluation that includes an evaluation of whether Board members have an appropriately broad and diverse range of experience and whether committee members have the right expertise, background and skills to be effective and responsive to their duties and responsibilities as committee members.

Individual Director Evaluations. The Nominating & Corporate Governance Committee also conducts annual individual director evaluations. To facilitate these evaluations, the Board has adopted a Statement of Expectations of Directors. The Statement of Expectations contains specific activities and conduct each director should engage in or adhere to and includes consideration of each director’s background, expertise and skills. The Statement of Expectations is provided to each new director at the time of orientation and to all directors once a year. Each year, the Nominating & Corporate Governance Committee conducts evaluations against the Statement of Expectations of the performance of each non-employee director prior to determining whether to recommend him or her to the Board for renomination.

Board Experiences, Qualifications, Attributes and Skills. Our Board selected our twelve director nominees based on the belief that each one brings significant experience and expertise that will serve First Horizon well. The breadth of their expertise and their mix of attributes is reflected in the table below. Following the table is a summary for each nominee of the particular experiences, qualifications, attributes or skills that led the Board to conclude that he or she should serve as a director of First Horizon, as well as the age, current principal occupation (which has continued for at least five years unless otherwise indicated),

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VOTE ITEM NO. 1—ELECTION OF DIRECTORS

name and principal business of the organization in which his or her occupation is carried on, directorships in other reporting companies (including those held in the past but not currently held), and year first elected to our Board. All of our directors are also directors of the Bank.

Director committee appointments are disclosed below and in a table on page 15 in the “Corporate Governance and Board Matters—Committee Charters & Committee Composition” section of this proxy statement above.

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VOTE ITEM NO. 1—ELECTION OF DIRECTORS

Our director nominees at a glance

8	5	4	10	2
have experience as a CEO/President*	have finance or accounting experience**	have experience in the banking industry	have served as a director or officer of another public company***	have experience in information technology matters

1	12	4	8	5
has served in government	have strategic planning/leadership experience	are diverse in terms of race, gender or ethnicity	have marketing and retail distribution experience	joined the Board within the last six years

*	CEO or president of a firm or major operating division

**	Audit committee financial expert, CFO, or background in accounting or financial planning and analysis

***	Public company director or executive officer

John C. Compton

Mr. Compton is a Partner at Clayton, Dubilier & Rice, a New York-based private equity firm. Prior to 2015, he was a private investor and consultant and served as an Operating Advisor to Clayton, Dubilier & Rice. He served as CEO of Pilot Flying J, Knoxville, Tennessee, a national operator of travel centers, until February 2013. Prior to September 2012, he served for twenty-nine years in various senior leadership positions with PepsiCo Inc., a global food, snack and beverage company, including Chief Executive Officer of PepsiCo Americas Foods, President and CEO of Quaker, Tropicana, Gatorade and CEO of PepsiCo North America, culminating in his service as President of PepsiCo.

Skills and Expertise:

•  Leadership experience at a public company

•  Experience in matters affecting public companies, including finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters

•  Extensive experience in sales, marketing, operations and general management

•  Knowledge of public company governance matters due to public company board service

•  East Tennessee resident with knowledge of the east Tennessee market

Prior Public Company Board Service: US Foods Holding Corp. (2015-2018); Pepsi Bottling Group (2008-2010)

Non-Profit Board Service: Serves on the board of two non-profit organizations.

Partner at Clayton, Dubilier & Rice
Independent director since 2011
Age 56
Committees: Audit, Compensation, Executive & Risk and Nominating & Corporate Governance (chair) and the Bank’s Trust Audit Committee
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VOTE ITEM NO. 1—ELECTION OF DIRECTORS

Mark A. Emkes

Mr. Emkes retired in May 2013 as the Commissioner of the Department of Finance and Administration of the State of Tennessee, a position he had served in since January 2011. Prior to his service as Commissioner, he served as the Chairman, Chief Executive Officer and President of Bridgestone Americas, Inc. and as a director of its parent company, Tokyo-based Bridgestone Corporation, a worldwide tire and rubber manufacturer.

Skills and Expertise:

•  Leadership experience at a large subsidiary of a public company

•  Experience in governmental affairs

•  Experience in finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs, government relations, corporate governance and compliance and similar matters associated with leadership positions at public companies

•  Knowledge of public company executive compensation and governance matters due to public company board service

•  Nashville resident with knowledge of the Nashville market

Other Current Public Company Board Service: CoreCivic, Inc. (since 2014) (Chairman of the Board since 2016) and Greif, Inc. (since 2008)

Prior Public Company Board Service: Bridgestone Corporation (2004-2010) and Clarcor Inc. (2010-2017)

Non-Profit Board Service: Serves on the board of two non-profit organizations.

Retired Commissioner, Department of Finance and Administration, State of Tennessee and retired Chairman, Chief Executive Officer and President, Bridgestone Americas, Inc.
Independent director since 2008
Age 65
Committees: Audit (chair), Compensation and Information Technology and the Bank’s Trust Audit Committee (chair) Audit Committee Financial Expert

Peter N. Foss

Mr. Foss is currently the general manager of the GE/NFL Head Health Program. Prior to his retirement in 2013, he served for 35 years in various leadership positions with General Electric Company, a global digital industrial company, including most recently as General Manager for Enterprise Selling and as President of the General Electric Company’s Olympic Sponsorship and Corporate Accounts. Mr. Foss became a director of First Horizon and the Bank upon the closing of First Horizon’s acquisition of Capital Bank Financial Corp. in 2017.

Skills and Expertise:

•  Extensive managerial and sales experience

•  Senior level policy-making experience at a public company

•  Banking and financial services experience as a director of several banking organizations

•  Knowledge of public company audit, executive compensation and governance matters due to public company board service

•  North Carolina resident with knowledge of the North Carolina market

Other Current Public Company Board Service: Healthcare Trust of America, Inc. (since 2015)

Prior Public Company Board Service: Capital Bank Financial Corp. (2009-2017), Capital Bank Corp. (2011-2012), Green Bankshares, Inc. (2011-2012) and TIB Financial Corp. (2011-2012)

Non-Profit Board Service: Serves on the boards of two non-profit organizations.

General Manager, GE/NFL Head Health Program
Independent director since 2017
Age 74
Committees: Audit and Nominating & Corporate Governance and Bank’s Trust Audit Committee
30

VOTE ITEM NO. 1—ELECTION OF DIRECTORS

Corydon J. Gilchrist

Mr. Gilchrist is a private investor and a Chartered Financial Analyst. From 2000 to 2011 he was a portfolio manager and partner at Marsico Capital Management. While at Marsico, Mr. Gilchrist was the sole portfolio manager for Marsico’s 21st Century Fund and the lead portfolio manager for Marsico’s Global Fund. Before joining Marsico, he was a senior analyst and portfolio manager covering emerging markets at The Principal Financial Group.

Skills and Expertise:

•  Extensive expertise in macro and micro investment analysis

•  Understanding of business value, business risk and strategic decision-making

•  Experience analyzing various matters, including finance and accounting, securities markets, corporate governance, mergers and acquisitions, and risk assessment, that affect public companies

Non-Profit Board Service: Serves on the boards of two non-profit organizations.

Private investor and Chartered Financial Analyst
Independent director since 2012
Age 47
Committees: Audit, Executive & Risk, Information Technology and Nominating & Corporate Governance and the Bank’s Trust Audit Committee

D. Bryan Jordan

Mr. Jordan is Chairman of the Board, President and Chief Executive Officer of First Horizon and the Bank. He was elected Chairman of the Board of Directors in 2012 and has held the positions of President and Chief Executive Officer and director since 2008. Mr. Jordan was the Chief Financial Officer of First Horizon and the Bank from 2007 to 2008, and prior to that he served in various positions at Regions Financial Corporation and its subsidiary Regions Bank, including (beginning in 2002) as Chief Financial Officer. Prior to 2000, he held various finance and accounting related positions at Wachovia Corporation.

Skills and Expertise:

•  Extensive experience in the banking and financial services industry

•  Experience in finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies

•  Knowledge of public company audit and governance matters due to public company board service

Other Current Public Company Board Service: AutoZone, Inc. (since 2013)

Non-Profit Board Service: Serves on the boards of several non-profit organizations.

Chairman of the Board, President and Chief Executive Officer of First Horizon and the Bank
Chairman of the Board since 2012; director since 2008
Age 56
Committees: Executive & Risk
31

VOTE ITEM NO. 1—ELECTION OF DIRECTORS

Scott M. Niswonger

Mr. Niswonger is the Chairman and founder of Landair Transport, Inc., a time-definite trucking, warehousing, and supply-chain management company. He previously served as Chief Executive Officer (until 2003) of Landair and as Chairman of the Board (until 2005) and Chief Executive Officer (until 2003) of Forward Air, Inc., which operated as one company with Landair until the two were separated into two public companies in 1998; Landair has since again become a private company.

Skills and Expertise:

•  Leadership experience at two public companies

•  Extensive experience in matters affecting both public and private companies, including sales, marketing and logistics, finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs and government relations, corporate governance and securities markets and compliance

•  East Tennessee resident with knowledge of the east Tennessee market

Prior Public Company Board Service: Landair Transport, Inc. (1998-2003) and Forward Air, Inc. (1998-2005)

Non-Profit Board Service: Serves on the boards of several non-profit organizations.

Chairman and founder of Landair Transport, Inc.
Independent director since 2011
Age 70
Committees: Executive & Risk, Nominating & Corporate Governance, and the Bank’s Trust Committee

Vicki R. Palmer

Ms. Palmer is the President of The Palmer Group, LLC, Atlanta, Georgia, a general consulting firm. Between 2004 and 2009, she served as Executive Vice President, Financial Services and Administration, Coca-Cola Enterprises Inc. (“CCE”), Atlanta, Georgia, a bottler of soft drink products. She was responsible for overseeing treasury, pension and retirement benefits, asset management, internal audit and risk management, was a member of CCE’s Risk Committee, served on CCE’s Senior Executive Committee and had oversight responsibility for CCE’s enterprise-wide risk assessment process.

Skills and Expertise:

•  Expertise in public company finance, risk management and administration

•  Senior level policy-making experience at a public company

•  Knowledge of public company audit and governance matters due to public company board service

Other Current Public Company Board Service: Haverty Furniture Companies Inc. (since 2001)

Non-Profit Board Service: Serves on the boards of several non-profit organizations.

President of The Palmer Group, LLC
Independent director since 1993
Age 64
Committees: Compensation (chair), Executive & Risk
32

VOTE ITEM NO. 1—ELECTION OF DIRECTORS

Colin V. Reed

Mr. Reed is the Chairman of the Board and Chief Executive Officer of Ryman Hospitality Properties, Inc. (“Ryman”), Nashville, Tennessee, a real estate investment trust. Ryman is the successor by merger to Gaylord Entertainment Company (“Gaylord”), a diversified hospitality and entertainment company whose conversion to a real estate investment trust and subsequent merger into Ryman was led by Mr. Reed. Mr. Reed was elected Chairman of the Board of Gaylord in 2005 and Chief Executive Officer in 2001.

Skills and Expertise:

•  Leadership experience at a public company

•  Extensive experience in finance and accounting as well as employee matters, mergers and acquisitions, risk assessment, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies

•  Knowledge of public company matters due to public company board service

•  Nashville resident with knowledge of the Nashville market

Other Current Public Company Board Service: Ryman Hospitality Properties, Inc. (since 2001)

Prior Public Company Board Service: Rite Aid Corporation (2003-2005)

Chairman of the Board and Chief Executive Officer of Ryman Hospitality Properties, Inc.
Independent director since 2006 Lead director
Age 70
Committees: Compensation, Executive & Risk (chair)

Cecelia D. Stewart

Cecelia D. Stewart retired as the President of U.S. Consumer and Commercial Banking of Citigroup, Inc., a global diversified financial services holding company, in 2014. She had held that position since 2011. From 2009 to 2011, she was President of the retail banking group and CEO of Morgan Stanley Private Bank N.A. Ms. Stewart’s career in banking began at Wachovia Bank N.A. in 1978, where she held a variety of regional banking positions, culminating in her service as Executive Vice President and Head of Retail and Small Business Banking from 2003 to 2008.

Skills and Expertise:

•  Extensive experience in banking and financial services

•  Senior level policy-making experience at a public company

•  Experience in employee matters, finance and accounting, risk assessment, and similar matters associated with running a large division of a public company

•  Knowledge of public company executive compensation, information technology and other matters due to public company board service

Other Current Public Company Board Service: United States Cellular Corporation (since 2013)

Non-Profit Board Service: Serves on the board of a non-profit organization.

Retired President of U.S. Consumer and Commercial Banking of Citigroup, Inc.
Independent director since 2014
Age 59
Committees: Audit, Information Technology (chair), and the Bank’s Trust and Trust Audit Committees
33

VOTE ITEM NO. 1—ELECTION OF DIRECTORS

Rajesh Subramaniam

Mr. Subramaniam is Executive Vice President, Marketing and Communications, FedEx Services, Inc. and FedEx Corp., Memphis, Tennessee, a provider of transportation, e-commerce and business services. From 2003 to 2006, Mr. Subramaniam was the President of FedEx Canada, and from 1999 to 2003, he served as Vice President of Marketing for FedEx’s Asia Pacific business.

Skills and Expertise:

•  Senior level policy-making experience at a public company

•  In-depth experience in marketing, public relations, communications, crisis management, corporate strategy, global pricing and revenue management, customer experience, portfolio management and innovation

•  Expertise in information technology, including leadership of digital transformation

•  Memphis resident with knowledge of the Memphis market

Non-Profit Board Service: Serves on the boards of several non-profit organizations.

Executive Vice President, Marketing and Communications, FedEx Services, Inc. and FedEx Corp.
Independent director since 2016
Age 52
Committees: Audit, Information Technology, Nominating & Corporate Governance, and the Bank’s Trust Audit Committee

R. Eugene Taylor

Mr. Taylor is the Vice Chairman of the Board of Directors of First Horizon and the Bank, a position he assumed upon the closing of First Horizon’s acquisition of Capital Bank Financial Corp. (“Capital Bank”) in 2017. He served as Chairman of the Board of Directors and Chief Executive Officer of Capital Bank from 2009 until 2017. Prior to 2009, Mr. Taylor spent 38 years at Bank of America Corporation, most recently as the Vice Chairman of the firm and President of Global Corporate & Investment Banking.

Skills and Expertise:

•  Extensive experience in the banking and financial services industry

•  Experience in finance and accounting, employee matters, mergers and acquisitions, risk assessment, civic affairs, government relations, corporate governance, securities markets and compliance and similar matters associated with leadership positions at public companies

•  Knowledge of public company executive compensation and governance matters due to public company board service

•  North Carolina resident with knowledge of the North Carolina market

Other Current Public Company Board Service: Sonic Automotive, Inc. (since 2015)

Prior Public Company Board Service: Capital Bank Financial Corp. (2009-2017), Capital Bank Corp. (2011-2012), Green Bankshares, Inc. (2011-2012) and TIB Financial Corp. (2011-2012)

Vice Chairman of the Board of First Horizon and the Bank
Director since 2017
Age 70
Committees: Executive & Risk
34

VOTE ITEM NO. 1—ELECTION OF DIRECTORS

Luke Yancy III

Mr. Yancy retired as the President and Chief Executive Officer of the MMBC Continuum, Memphis, Tennessee, a non-profit organization that promotes minority and women business enterprises, in September 2017. Prior to 2000, Mr. Yancy was President, West Region, of AmSouth Bank and, prior to its acquisition by AmSouth in 1999, First American Bank.

Skills and Expertise:

•  Experience in banking and financial services, including as commercial lending division head, group manager of business lending and consumer lending and senior credit officer

•  Wide-ranging ties in the mid-south community

•  Memphis resident with knowledge of the Memphis market

Retired President and Chief Executive Officer of the MMBC Continuum
Independent director since 2001
Age 68
Committees: Audit and the Bank’s Trust (chair) and Trust Audit Committees

The Board of Directors unanimously recommends that the shareholders vote for the election of all director nominees as described in Item No. 1.

35

VOTE ITEM NO. 2—VOTE ON TECHNICAL AMENDMENTS TO MODERNIZE OUR RESTATED CHARTER

Vote Item No. 2—Vote on Technical Amendments to Modernize Our Restated Charter

General Description of the Proposed Amendments

Our Board of Directors has approved, and recommends your approval of, several technical amendments to modernize our Restated Charter (“Charter”). Our Charter was originally adopted in 1968. Since then, Tennessee corporate law has been updated and corporate practices have changed significantly, but our Charter has not been amended to reflect those changes. We are proposing amendments that would replace Articles 5 and 11, delete Articles 7 and 8 and correct outdated cross-references in Articles 10 and 14. The amendments are described in greater detail below. On January 23, 2018, the Board approved and authorized the proposed amendments and directed that the amendments be submitted to a vote of the holders of common stock at the Annual Meeting. If our shareholders approve this Vote Item 2, we expect to file a Certificate of Amendment with the Tennessee Secretary of State as soon as practicable following shareholder approval. Upon filing of the Certificate with the Tennessee Secretary of State, the proposed amendments will become effective.

Detailed Description of the Proposed Amendments

Amendments to Article 5

Article 5 of the Charter states the purposes and powers of the company. In the style of 50 years ago, it is two pages long with many details no longer listed in Tennessee law and no longer required to be listed in the charter. Therefore, we propose replacing current Article 5 with the following:

5. PURPOSES AND POWERS.

The Corporation is organized: to conduct one or more financial services businesses, including any and all related, ancillary, or supportive businesses; to own other companies or enterprises (or interests therein) which conduct financial services businesses, including any and all related, ancillary, or supportive businesses; to engage in any lawful act or activity for which corporations may be organized now or hereafter under the Tennessee Business Corporation Act or other statutes or law of Tennessee; and for every other lawful purpose or purposes. Except as provided otherwise in this Restated Charter, the Corporation has each and every power enumerated in or permitted now or hereafter by the statutes or law of Tennessee, and all powers ancillary thereto.

Article 5 of the Charter, as currently in effect, is included as part of Appendix B to this proxy statement.

Deletion of Articles 7 and 8

Article 7 deals with the commencement of business. It is factually unnecessary. Article 8 states that First Horizon shareholders do not have pre-emptive rights. Current Tennessee law provides that shareholders automatically have no pre-emptive rights unless the charter provides otherwise. It is unnecessary to repeat in our Charter what Tennessee law already provides, and removing Article 8 will not change our shareholders’ rights in any respect. Therefore, we are proposing to delete both Articles 7 and 8 in their entirety.

Articles 7 and 8 of the Charter, as currently in effect, are included as part of Appendix B to this proxy statement.

Amendment to Article 10

Article 10 of the Charter provides for serial preferred stock. The first paragraph contains a statutory cross-reference that is out of date and inconsistent in style with the other articles of the Charter. Therefore, we are proposing to update and modernize the cross-reference in the last sentence of the first paragraph as follows:

10. SERIAL PREFERRED STOCK.

[FIRST PARAGRAPH] * * * The Board of Directors shall have the authority to divide any or all such classes into series and, within the limitation of the statutes and law of Tennessee, particularly Section 48-16-102 of

36

VOTE ITEM NO. 2—VOTE ON TECHNICAL AMENDMENTS TO MODERNIZE OUR RESTATED CHARTER

the Tennessee Business Corporation Act or any successor provision thereto, fix and determine the relative rights and preferences of the shares of any series so established.

The relevant portion of Article 10 of the Charter, as currently in effect, is included as part of Appendix B to this proxy statement.

Amendment to Article 11

Article 11 of the Charter deals with the powers of the company. It contains substantial detail that is no longer required to be included in a corporate charter by Tennessee law. Only one power currently enumerated, that of the Board to remove any director for cause, must remain in the Charter if that power is to be preserved, and so it is included in the proposed replacement language. We are proposing to replace current Article 11 with the following:

11.	MANAGEMENT BY BOARD OF DIRECTORS.

(a) All corporate powers shall be exercised by, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. The Board of Directors may exercise all powers conferred or permitted by the statutes or law of Tennessee.

(b) Without in any way limiting any of the objects or purposes or powers of the Board of Directors, whether primary or secondary, it is hereby expressly declared and provided that the Board of Directors shall have the power to remove any director for cause, within the meaning of applicable statutes or law of Tennessee, by a vote of a majority of the entire Board of Directors.

Article 11 of the Charter, as currently in effect, is included as part of Appendix B to this proxy statement.

Amendment to Article 14

Article 14 of our Charter limits the personal liability of directors as permitted by a particular Tennessee statute, section 48-12-102(b)(3) of the Tennessee Business Corporation Act. The limitation has three exceptions, one of which is a cross-reference to another section. The referenced section number has changed from 48-18-304 to 48-18-302. Therefore, we propose to replace current Article 14 with the following:

14. DIRECTOR LIABILITY.

No director shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) under Section 48-18-302, or any successor provision thereto, of the Tennessee Business Corporation Act.

Article 14 of the Charter, as currently in effect, is included as part of Appendix B to this proxy statement.

The Board of Directors unanimously recommends that the shareholders vote for the approval of the proposed amendments to the Charter as described in Item No. 2.

37

VOTE ITEM NO. 3—ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Vote Item No. 3—Advisory Resolution to

Approve Executive Compensation

First Horizon’s executive compensation program received solid shareholder support last year and was approved, on an advisory basis, by 95.2% of the votes cast at the 2017 annual meeting. In accordance with SEC rules, we are again seeking a vote from our shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Highlights of our corporate performance in

2017 and the ways in which we link executive compensation to long-term performance are discussed below. The Compensation Discussion & Analysis beginning on page 43 of this proxy statement provides a detailed discussion of 2017 compensation for our executive officers and related matters. We encourage you to review closely both that section and the tabular disclosure that follows it.

2017 Corporate Performance and Compensation Outcomes

Our strategic and operating results in 2017 were outstanding. We completed three acquisitions—of Capital Bank, Coastal Securities and Professional Mortgage Company, becoming the fourth largest regional bank in the Southeast with $41 billion in total assets and more than 800,000 customers. Compared with 2016, consolidated revenues increased by 4%, while net interest income was up 16%. In 2017 we increased our per share common dividend rate by 29%, to 36 cents per year, and we increased it again in early 2018 by 33% to 48 cents per year.

Underlying our results were solid achievements in our core businesses of regional banking and fixed income in 2017. Fixed income average daily revenue was approximately $696 thousand. Compared with 2016, regional banking pre-tax income increased by 36%, and average loans and average deposits were up 13% and 11%, respectively. We continued to discipline our deployment of resources based on economic profit

(EP) principles and risk-adjusted return on capital analytics.

The Compensation Committee took these achievements and results into account in executive compensation decisions. Our compensation policies and practices are designed to align the interests of all of our employees, including our executives, with the interests of our shareholders. We seek to attract, retain, incent, and reward individuals who contribute to the long-term success of the company. Key practices linking performance to compensation include significant weighting of pay mix in favor of awards at risk for financial or market performance, meaningful share retention requirements for executives, and correlation of the payouts of financial performance awards with total returns to our shareholders. Details regarding these practices and their effects are discussed throughout the Compensation Discussion & Analysis section of this proxy statement beginning on page 43.

“Say on Pay” Resolution

Under Section 14A of the Securities Exchange Act, our shareholders are entitled to an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, compensation tables and the related material. This advisory vote, commonly known as a “say on pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive pay program. At the 2017 annual meeting, our shareholders had the opportunity to cast an advisory vote on how frequently we should hold a “say on pay” vote. The Board recommended and the shareholders approved an annual frequency for the “say on pay” vote, and the Board subsequently determined that we would in fact conduct a “say on pay” vote at each annual meeting.

We believe that the information we have provided in the Compensation Discussion & Analysis, the executive compensation tables and the related disclosure contained in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support the long-term success of First Horizon. Accordingly, the Board of Directors unanimously

38

VOTE ITEM NO. 3—ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

recommends that you vote in favor of the following resolution:

“RESOLVED, that the holders of the common stock of First Horizon National Corporation (“Company”) approve, on an advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table of the Company’s proxy statement for the 2018 annual meeting of shareholders as such compensation is disclosed in such proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the

Compensation Discussion & Analysis, the executive compensation tables and the related disclosure contained in the proxy statement.”

Because your vote is advisory, it will not be binding upon the Board, and the vote on this item will not be construed as overruling a Board decision or as creating or implying any additional fiduciary duty by the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends that the shareholders vote for Item No. 3.

39

VOTE ITEM NO. 4—RATIFICATION OF APPOINTMENT OF AUDITORS

Vote Item No. 4—Ratification of Appointment of Auditors

Appointment of Auditors for 2018

KPMG LLP audited our annual consolidated financial statements for the year 2017. The Audit Committee has appointed KPMG LLP to be our auditors for the year 2018. Although not required by law, regulation or the rules of the New York Stock Exchange, the Board has determined, as a matter of good corporate governance and consistent with past practice, to submit to the shareholders as Vote Item No. 4 the ratification of KPMG LLP’s appointment as our auditors for the year 2018, with the recommendation that the shareholders vote for Item No. 4. Representatives of KPMG LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement and to respond to appropriate questions. The 2017 engagement letter with KPMG LLP was subject to alternative dispute resolution procedures. If the shareholders do not vote to ratify KPMG LLP’s appointment as our auditors for the year 2018, the Board of Directors will consider what course of action would be appropriate.

Fees Billed to Us by Auditors during 2016 and 2017

The table below and the paragraphs following it provide information regarding the fees billed to us by KPMG LLP during 2016 and 2017 for services rendered in the categories of audit fees, audit-related fees, tax fees and all other fees.

	2016	2017
Audit Fees	$1,991,000	$2,871,230
Audit-Related Fees	268,500	287,898
Tax Fees	95,000	190,000
All Other Fees	0	0
Total	$2,354,500	$3,449,128

Audit Fees. Represents the aggregate fees billed to us by KPMG LLP for professional services rendered for the audit of our consolidated financial statements, including the audit of internal controls over financial reporting, and review of our quarterly financial statements or for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements, including registration statements and offerings, and acquisition-related audit procedures.

Audit-Related Fees. Represents the aggregate fees billed to us by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees” above. The amount for both years consists of fees for audits of subsidiaries, compliance attestation and other procedures and reports on controls placed in operation and tests of operating effectiveness.

Tax Fees. Represents the aggregate fees, if any, billed to us by KPMG LLP for professional services for tax compliance, tax advice, and tax planning. The amounts for 2016 and 2017 consist of fees for assistance with tax research and tax consulting services.

All Other Fees. Represents the aggregate fees (if any) billed to us by KPMG LLP for products and services other than those reported under the three preceding paragraphs.

None of the services provided to us by KPMG LLP and described in the paragraphs entitled “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above were approved pursuant to the de minimis exception of SEC Rule 2-01(c)(7)(i)(C).

Policy on Pre-Approval of Audit & Non-Audit Services

The Audit Committee has adopted a policy providing for pre-approval of all audit and non-audit services to be performed by KPMG LLP, as the registered public accounting firm that performs the audit of our consolidated financial statements that are filed with the SEC. Services either may be

40

VOTE ITEM NO. 4—RATIFICATION OF APPOINTMENT OF AUDITORS

approved in advance by the Audit Committee specifically on a case-by-case basis (“specific pre-approval”) or may be approved in advance (“advance pre-approval”). Advance pre-approval requires the Committee to identify in advance the specific types of services that may be provided and the fee limits applicable to such types of services, which limits may be expressed as a limit by type of service or by category of services. All requests to provide services that have been pre-approved in advance must be submitted to the Chief Accounting Officer prior to the provision of such services for a determination that the service to be provided is of the type and within the fee limit that has been pre-approved. Unless the type of service to be provided by KPMG LLP has received advance pre-approval under the policy and the fee for such service is within the limit pre-approved, the service will require specific pre-approval by the Committee.

The terms of and fee for the annual audit engagement must receive the specific pre-approval of the Committee. “Audit,” “Audit-related,” “Tax,” and “All Other” services, as those terms are defined in the policy, have the advance pre-

approval of the Committee, but only to the extent those services have been specified by the Committee and only in amounts that do not exceed the fee limits specified by the Committee. Such advance pre-approval shall be for a term of 12 months following the date of pre-approval unless the Committee specifically provides for a different term. Unless the Committee specifically determines otherwise, the aggregate amount of the fees pre-approved for All Other services for the fiscal year must not exceed seventy-five percent (75%) of the aggregate amount of the fees pre-approved for the fiscal year for Audit services, Audit-related services, and those types of Tax services that represent tax compliance or tax return preparation.

The policy delegates the authority to pre-approve services to be provided by KPMG LLP, other than the annual audit engagement and any changes thereto, to the chair of the Committee. The chair may not, however, make a determination that causes the 75% limit described above to be exceeded. Any service pre-approved by the chair will be reported to the Committee at its next regularly scheduled meeting.

The Board of Directors unanimously recommends that the shareholders vote for Item No. 4.

41

OTHER MATTERS

Other Matters

The Board of Directors, at the time of the preparation and printing of this proxy statement, knew of no other business to be brought before the meeting other than the matters described in this proxy statement. If any other business properly comes before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Shareholder Proposal & Nomination Deadlines

If you intend to present a shareholder proposal at the 2019 annual meeting, it must be received by the Corporate Secretary, First Horizon National Corporation, P.O. Box 84, Memphis, Tennessee, 38101, not later than November 12, 2018, for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, Sections 2.8 and 3.6 of our Bylaws provide that a shareholder who wishes to nominate a person for election to the Board or submit a proposal at a shareholders’ meeting must comply with certain procedures whether or not the matter is included in our proxy statement. These procedures require written notification to us, generally not less than 90 nor more than 120 days prior to the date of the shareholders’ meeting. If, however, we give fewer than 100 days’ notice or public disclosure of the shareholders’ meeting date to shareholders, then we must receive the shareholder notification not later than 10 days after the earlier of the date notice of the shareholders’ meeting was mailed or publicly disclosed. Shareholder proposals and nominations for election to the Board must be submitted to the Corporate Secretary. The shareholder must disclose certain information about the nominee or item proposed, the shareholder and any other shareholders known to support the nominee or proposal. Section 2.4 of our Bylaws provides that our annual meeting of shareholders will be held each year on the date and at the time fixed by the Board of Directors. The Board of Directors has determined that our 2019 annual meeting will be held on April 23, 2019. Thus, shareholder proposals submitted outside the process that permits them to be included in our proxy statement and director nominations must be submitted to the Corporate Secretary between December 24, 2018 and January 23, 2019, or the proposals will be considered untimely. Untimely proposals may be excluded by the Chairman or our proxies may exercise their discretion and vote on these matters in a manner they determine to be appropriate.

42

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This CD&A section of our proxy statement discusses and analyzes the compensation programs applicable to our senior executives. In particular, this section focuses on five of those executives, referred to as the “Named Executive Officers” or “NEOs”:

Named Executive Officer	Position
D. Bryan Jordan	Chairman of the Board, President, and Chief Executive Officer
William C. Losch III	Executive Vice President – Chief Financial Officer
Michael E. Kisber	President – FTN Financial
David T. Popwell	President – Banking
Charles T. Tuggle, Jr.	Executive Vice President – General Counsel

The Compensation Committee of the Board oversees compensation for all NEOs. For more information see “The Compensation Committee” beginning on page 18 of this proxy statement.

CD&A Executive Highlights

2017 Financial & Strategic Overview

Our model for long-term financial performance targets is referred to as the “bonefish.” We hope to achieve bonefish targets using organic expansion and improvement coupled with strategic acquisitions. Our “head” goal in 2017 was return on tangible common equity (ROTCE) of at least 15%. Key measures which support the bonefish head included: Return on assets (ROA); Efficiency ratio (Efficiency); Ratio of net charge-offs to average loans (NCO Ratio); and Net interest margin (NIM).

Results for 2017 in those measures are presented below. Non-bonefish measures (earnings per share (EPS), return on equity (ROE), and loan growth) also are presented, for context. ROTCE and adjusted results are not in accord with generally accepted accounting principles (GAAP). The impacts of tax reform legislation and certain other notable items have been excluded from all adjusted results. Non-GAAP items are reconciled to GAAP items in Appendix C.

2017 Financial Highlights

EPS / Adj EPS $0.65 / $1.11	ROA / Adj ROA 0.59% / 0.96% 2017 Bonefish: 1.10% - 1.30%	ROE / Adj ROE 6.2% / 10.7%	ROTCE / Adj ROTCE 7.2% / 12.3% 2017 Bonefish: 15%+

Efficiency / Adj Eff. 77% / 69% 2017 Bonefish: 60% - 65%	NCO Ratio 0.06% 2017 Bonefish: 0.20% - 0.60%	NIM 3.12% 2017 Bonefish: 3.25% - 3.50%	Avg. Loan Growth 10%

Strategic Acquisitions Closed in 2017

Capital bank	Coastal Securities	Professional Mortgage Company

$10 billion banking organization with over 150 branches in four Southeastern U.S. states	National leader in the trading, securitization, and analysis of Small Business Administration loans	Leading provider of institutional debt capital and commercial mortgage loan servicing
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COMPENSATION DISCUSSION AND ANALYSIS

Snapshot of First Horizon at Year-End 2017

2017 Industry Operating Environment

During 2017 the environment for the financial services industry in the United States was mixed, with very low rates, coupled with slow but improving growth, driving key outcomes.

•	The Federal Reserve raised rates late in 2016 and three times in 2017, each time modestly. The still-low rate environment continues to compress margins and returns. The effects of the recent rate hikes, moderating that compression, have been somewhat countered by a flattening of the yield curve. Flattening occurs when the Fed’s hikes in short-term rates are not fully matched by market hikes in long-term rates.

•	Credit quality continued to be stable with loan charge-offs at unusually low levels for many lenders in many sectors of the economy.

•	Economic expansion in the U.S. continued for an eighth year, still at a modest but positive pace.
•	Mortgage rates rose but continued to be very low. Housing values and transaction activity in many markets were stable or strong.

•	Infrastructure costs challenged all banks, driven by new technologies and continuing evolution in customer demand for them, as well as by technology security concerns.

•	Banks continued to focus heavily on improving efficiency. Variable cost control is a critical method to maintain profitability.

•	Consolidation within our industry, excluding the four largest U.S. banks, continued at moderate levels.

•	The unemployment rate in the U.S. declined during the year to fairly low levels. Average wage growth remained low. Underemployment continued to be problematic.

First Horizon Transformation Since 2007

Before 2008 we embarked on a national expansion of our mortgage platform and had begun to open bank branches in selected mortgage markets. The mortgage business had been profitable, but created substantial losses starting in 2007, when that business experienced substantial disruptions world-wide and a serious recession followed. That year our CEO departed and, later in 2007, Bryan Jordan was hired as Chief Financial Officer.

In 2008 we sold our mortgage businesses and Mr. Jordan was named CEO. Even with the businesses sold, however, we retained exposure for certain potential liabilities related to the businesses when we owned them. As the recession continued, losses from credit defaults and mortgage repurchases grew. By 2009 legacy mortgage losses had become substantial.

During 2009 Mr. Jordan, with many senior roles filled with new hires and newly-promoted persons, began to develop management tools around the concepts of economic profit (profit after deducting the cost of invested capital) and risk-adjusted return on invested capital. Although managing legacy losses was a substantial task, management’s focus shifted to what we could control. These efforts led to the formulation of long-term primary and secondary financial goals which eventually became depicted in our “bonefish” diagram of long-term goals. The bonefish did not include goals for overall net income or shareholder

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COMPENSATION DISCUSSION AND ANALYSIS

returns, but instead focused on return on equity (which has since been replaced with return on tangible common equity). The “head” measure aligns with economic profit principles and discipline, which ultimately drive bottom line results and shareholder returns.

As a result of these efforts, we divested a number of businesses and assets which did not “pull their weight” in terms of capital invested or risks taken. We invested resources with discipline, driven by expected economic profit or strong support of economically profitable endeavors. We cut expenses when it made economic sense. We ingrained this discipline throughout the organization, creating and refining management tools to capture data, from the bottom up, on which to base decisions and measure outcomes.

As a result, our Board recognizes that our company has been transformed during Mr. Jordan’s tenure. A decade ago we were forced to abandon our national expansion strategy and, as substantial losses mounted, our quarterly cash dividend was eliminated. Today our business is sound and growing. Although this transformation involved a long process with many steps, key events are highlighted below.

First Horizon Turn-Around
Timeline of Key Events

Year		Events	Net Income Avail. to Common ($ in millions)	Year-end stock price*	Annual Common Div. Rate*

2008	2Q:	$690M common stock sale augments capital, increases common shares by >50%
	3Q:	Sale of national mortgage businesses, promotion of Bryan Jordan to CEO	$(199)	$9.24	Declined from $0.67 to 0
	4Q:	Enter TARP program

2009	FY:	Loan losses climb due to the recession and collapse of real estate values.	$(329)	$12.60	0

2010	2Q:	First public presentation of the Bonefish long-term goals in earnings slides. “Head” goal was ROE >15%; actual ROE in 2010 was a loss.
	4Q:	Repay TARP funds, exit program	$(58)	$11.78	0
	FY:	$190M repurchase loss accruals regarding legacy mortgage lending, primarily with GSEs

2011	FY:	$160M repurchase loss accruals regarding legacy mortgage lending, primarily with GSEs	$131	$8.00	$0.04

2012	FY:	$299M repurchase loss accruals regarding legacy mortgage lending, primarily with GSEs	$(27)	$9.91	$0.04

2013	FY:	$170M repurchase loss accruals regarding legacy mortgage lending, including GSE settlements	$21	$11.65	$0.20

2014	2Q:	150th anniversary of First Tennessee Bank founding	$216	$13.58	$0.20

2015	1Q:	$162M settlement with DOJ & HUD regarding legacy FHA mortgage lending	$80	$14.52	$0.24
	4Q:	$0.4B TrustAtlantic Bank merger closed

2016			$221	$20.01	$0.28
2017
	4Q:	$10B Capital Bank merger closed
			$159	$19.99	$0.36
	4Q:	Tax reform triggers $82M of adverse tax adjustments

2018	2Q:	Expect to complete Capital Bank integration	na	na	$0.48

* 2008-10 prices and dividends have been adjusted to reflect stock dividends distributed from October 2008 to January 2011.

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COMPENSATION DISCUSSION AND ANALYSIS

Alignment of Pay with Performance

Policies and Practices

Our compensation policies and practices are designed to align the interests of our employees with the interests of our shareholders. We seek to attract, retain, incent, and reward individuals who contribute to our long-term success. Key practices linking performance to compensation include:

•	The Committee favors significant weighting of pay mix in favor of awards at risk for financial or market performance. See “CEO Pay and Performance” and “Relative Sizing & Mix” beginning on pages 46 and 53 for details.

•	The Committee imposes a meaningful share retention requirement. Our stock ownership guidelines extend the effective time horizon of our stock awards substantially, requiring executives to hold 50% of net after tax shares from awards until retirement after multiple-of-salary minimum ownership levels are attained (increasing to a 75% retention requirement if an executive holds less than the minimum ownership level).

•	The Committee strives to achieve correlation of payout with TSR, especially over longer time horizons. Payouts of our financial-performance awards over the past several years have correlated well with total returns to our shareholders over the time periods covered by those awards. TSR did not directly drive payout; instead, this pattern shows that our financial performance metrics are well-linked to the interests of our shareholders.

2017 Actions

Key actions taken for 2017 implementing our pay-for-performance policies and practices were:

•	Bonus Metrics. Early in 2017 the Committee established quantitative income and efficiency grids, directly tied to budget.

•	PSU Metrics. Early in 2017 the Committee granted PSUs which will rank our return-on-equity performance against a broad set of peer banks.

•	Regular Annual Pay Mix. For 2017, the structure and mix of regular annual pay components for executives remained strongly weighted in favor of at-risk features related to financial performance or our stock’s market value. As discussed below, Mr. Jordan had 80% of his regular 2017 target package at-risk.

CEO Pay and Performance

Mr. Jordan was recruited as CFO in 2007 and promoted to CEO in September 2008. As discussed above in “First Horizon Transformation Since 2007” beginning on page 44, during and since the financial crisis Mr. Jordan has led the restructuring of our company, the development and implementation of new strategies, and the recruitment of the current management team. He has emphasized improving economic profit and controlling cost. Our operating results have improved significantly during his tenure. The Compensation Committee considered his significant contributions when making decisions about his pay for 2017. In each of the past three years, Mr. Jordan has met or exceeded his personal goals. He provides consistent, critical leadership in these dynamic times.

The Committee believes that Mr. Jordan’s leadership is known throughout the industry. He is a director or executive committee member of the Federal Reserve Bank of St. Louis, American Bankers Association, Mid-Size Bank Coalition of

America, Tennessee Bankers Association, and Operation HOPE (which strives to provide banking services to financially or socially disadvantaged persons). In 2016 he was named CEO of the year by Inside Memphis Business, and was featured as a top-ten CEO in American Banker. These associations and recognitions reflect well on our company and enhance Mr. Jordan’s connections to the financial services community.

Mr. Jordan’s target-level pay is in line with FHN’s peer group. His pay mix, the structure of the various components, is also consistent with that of company peers.

The Committee has weighted the pay mix of our NEOs heavily in favor of incentives tied to the financial performance of our company’s operations and the market performance of our common stock. As illustrated in the following diagram, fully 80% of Mr. Jordan’s regular pay package, measured at target, is at-risk in one or both of those areas:

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COMPENSATION DISCUSSION AND ANALYSIS

CEO Pay At Risk for Performance

Performance and pay mix have both short-term and long-term components. The relationship of these components to each other, and to our total shareholder return (TSR), is illustrated in the four charts that follow. TSR consists of stock price performance plus reinvested dividends.

The first two charts show total regular short-term compensation paid to the CEO in recent years and TSR over the same period. For this purpose, short-term pay is limited to cash salary, salary stock units (SSUs) measured at grant (2012-13 only), and total earned annual bonus. Those components have short time horizons, and they are especially sensitive to the annual changes in financial performance and environmental circumstances that tend to impact TSR in the short term. The trend in regular short-term CEO pay in the past three years, after SSUs were discontinued, has been aligned with the trend in our TSR.

*	In 2012 and 2013 we used a SSU program as a retention incentive, reducing other pay components compared to current levels. Bonus opportunity increased when the program ended.

Despite environmental headwinds and market volatility, an investment in our common stock at the end of 2012 more than doubled in value by the end of 2017. TSR partly is driven by our dividend rate, which grew over this period, but mainly is driven by our stock price. Stock prices are largely a reflection of investor expectations for the company’s future.

Our earnings during many of the years shown have been impacted significantly, and somewhat unpredictably, by “non-strategic” obligations associated with legacy mortgage-related businesses. Earnings in our regional banking business generally have improved during this period even though lending margins have been squeezed by the low rate environment and fee

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COMPENSATION DISCUSSION AND ANALYSIS

revenues have been reduced by regulatory and market pressures. Earnings in our fixed income business have been reduced during much of this period mainly due to the rate environment, with some volatility. Although our stock price has been volatile during this period, impacting TSR in the short term, over these years our stock price has been less severely impacted by the factors mentioned above than our earnings have been.

The next two charts compare actual payouts of bonus and regular performance stock unit (PSU) awards and our TSR during the award timeframes. The first chart shows the percentage of annual MIP target bonus paid to our CEO in each of the years 2012 to 2017 alongside the TSR we achieved during the calendar year covered by the bonus. The second chart shows the percentage of target earned for those regular PSUs that vested during 2012-2017 alongside the TSR we achieved during each PSU’s lifetime. A regular PSU’s lifetime runs from grant to initial vesting, roughly three years for each award. In each case the TSR base level is set at 100%; a positive return is added to 100%, and a negative return is subtracted from that level.

The charts show that the percentage earned is aligned with the TSR achieved during the same period. Specifically, bonuses have tended to be above 100% of target only when single-year TSR has been quite strong, and regular PSU payout percentages have tended to fall and rise in step with the TSR achieved during each PSU’s lifetime.

TSR has not been used as a performance goal in our regular annual MIP bonus and PSU awards (though it has been used in a few special long-term awards). The alignment of regular MIP bonus and PSU outcomes with TSR over corresponding time periods illustrates that the performance goals set by the Committee, and the Committee’s exercise of discretion in administering those programs, have, over time, aligned well with significant growth of shareholder value.

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COMPENSATION DISCUSSION AND ANALYSIS

Alignment with Governance Principles

Our executive compensation practices embrace many best practice corporate governance principles.

Practices We Employ Include	Practices We Avoid or Prohibit Include

Performance-based (at-risk) and stock-based pay emphasized	Tax gross-up features*
Performance measures drive shareholder value	Stock option repricings
Performance measures emphasize controllable outcomes	Discount-priced stock options
Committee use of independent compensation consultant	Single-trigger change in control payouts
Meaningful share ownership requirements	Employment agreements
Require holding 50% of after-tax vested stock awards during career with the company, rising to 75% if multiple-of-salary minimum stock ownership levels are not met	Hedging transactions in First Horizon stock (e.g., trading derivatives, taking short positions, or hedging long positions)
Double-trigger on change in control features and agreements (CIC event plus qualifying termination)	Personal use of corporate aircraft**
Clawbacks if financial results relevant to cash or stock performance awards are restated under various circumstances

*	An excise tax gross-up feature is grandfathered in certain older change-in-control severance agreements, but has not been used in new agreements since 2008.

**	The CEO’s spouse is permitted to accompany the CEO on business flights.

Overview of Direct Compensation Components

Unchanged from 2016, the major components of executive compensation in 2017 consisted of cash salary, annual bonus under our Management Incentive Plan (MIP), and annual stock awards granted under our Equity Compensation Plan (ECP). Executive stock awards in 2017 consisted of performance stock units (PSUs), stock options, and restricted stock units (RSUs).

The key corporate performance measure for 2017 cash bonuses was based on consolidated pre-tax earnings. The key performance measure for 2017 PSUs was based on return on equity (ROE) for our core segments measured in relation to certain peer banks over three years. The following presents an overview of the direct compensation components for our NEOs.

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COMPENSATION DISCUSSION AND ANALYSIS

Regular Direct Compensation Components in 2017

Component	Primary Purpose	Key Features
Cash salary	Provide competitive baseline compensation to attract and retain executive talent.	Salaries are determined based on prevailing market levels with adjustments for individual factors such as performance, experience, skills, and tenure.
Annual cash bonus under MIP	Create a financial incentive for achieving or exceeding one-year company and/or team goals.	For the NEOs except Mr. Kisber, the key metric was adjusted pre-tax earnings coupled with several non-numeric factors, including earnings quality and risk management. For Mr. Kisber the key metric was adjusted pre-tax earnings for our fixed income segment. See “Annual MIP Bonus” starting on page 55 for details.
Annual stock awards: PSUs, stock options, and RSUs	Provide performance and service-vested equity-based long-term incentives that reward achievement of specific corporate goals, provide a retention incentive, and promote alignment with shareholders’ interests.	PSU payout depends upon our core ROE ranking relative to peers during the performance period 2017-19. After final performance is determined in 2020, PSUs are paid in stock in 2022, following a mandatory two-year deferral period. Stock options are priced at market, vest annually over four years, and have seven-year terms. RSUs vest after three years and are paid in shares of stock. See “Stock Awards” starting on page 59 for details.

Compensation Practices & Philosophies

Retention and Competition

Our compensation programs are designed to attract and retain a talented workforce. We recruit from a broad talent pool. Our people in turn may be recruited by competitors, other financial services firms, and firms in other industries. The total compensation opportunity we provide at each level is designed to be competitive so that over the long term we reduce the risk of losing our best people.

Use of Peer Bank Data

The Compensation Committee reviews the compensation practices of a peer group of selected U.S. banks of roughly comparable size and business mix (Peer Banks). The peer review helps our programs remain competitive. For many years the Committee has considered specific data from Peer Banks in setting the compensation components for our executives. The Peer Banks used in 2017 were fourteen regional financial services companies selected by the Committee, shown in the diagram below. The Peer Bank group is adjusted periodically in response to changes in our company or the industry, but was unchanged for 2017.

Late in 2017 we acquired Capital Bank, which increased our asset size by roughly one-third. Overall, we have increased our asset size by more than 60% since 2012, and our business mix has shifted toward traditional banking services. For 2018 the Committee fully reconsidered our Peer

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COMPENSATION DISCUSSION AND ANALYSIS

Bank list, re-evaluating our current size, business mix, and target markets. As a result, for 2018 we removed three banks and added two, for thirteen

Peer Banks total. The change in Peer Banks used in 2017 versus 2018 is illustrated in this diagram:

Changes to Peer Bank List from 2017 to 2018

*	City National and First Niagara have been acquired. Pre-acquisition compensation data was included in the Peer Bank data we used to create 2017 awards, but these banks were not included in performance determinations.

The Committee uses peer and other market data to help establish the size and terms of the components of direct compensation for executives. Salary is targeted at the median of the market for each position. Actual salaries may be higher or lower than median based on individual factors—performance, experience, skills, and tenure—or retention needs. Bonus opportunities and equity awards are targeted similarly: target-level compensation is intended to be paid for median performance, and maximum compensation is intended to be paid for top-quartile performance.

For special compensation components, including retention awards and individual retirement and severance arrangements, relevant market data often is not available. In those cases the Committee relies on recommendations from management (for awards other than to the CEO) along with external advice from the Committee’s independent consultant to determine the types, amounts, or terms of such benefits that are reasonable and appropriate for the circumstances.

The Total Shareholder Return Performance Graph (“TSR graph”) that appears in our annual report to shareholders (on page 186 of that report) uses the published Keefe, Bruyette & Woods regional banking index (ticker symbol KRX) against which to compare our TSR. The KRX index encompasses fifty regional U.S. banks, including us. The annual PSU awards granted to executives in 2017 used the KRX index banks as the group against which our core-segment ROE will be ranked over the three-year performance period of those awards. The Committee believes that, in the context of a multi-year financial performance award, the KRX index provides a larger, and more stable, group representing “the industry” against which to measure our performance, even though many of those banks would not be appropriate for benchmarking compensation practices.

Impact of Shareholder Vote on Compensation

The Compensation Committee made nearly all key decisions regarding 2017 compensation for the NEOs early in the year. At that time the Committee knew the outcome of the vote for the shareholder advisory resolution on executive compensation at the 2016 annual meeting: “For” received 98.2% of the shares voted, similar to the results in 2015 and 2014. The 2016 outcome was part of the mix of factors considered by the Committee early in 2017, and had no direct or separately identifiable effect on Committee decisions. Although not considered by the Committee in relation to 2017 awards, at the 2017 annual meeting “For” received 95.2% of the shares voted. We view these levels of shareholder support for our executive compensation program as indicative of broad shareholder agreement with the philosophy and policies on which our executive compensation program is premised.

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COMPENSATION DISCUSSION AND ANALYSIS

Stock Ownership Guidelines

Under our stock ownership guidelines all NEOs and directors are required to retain 50% of the net after-tax shares received from stock awards. The retention level increases to 75% unless certain minimum stock ownership levels are met. The retention requirement applies during the rest of their careers with us, except that executives who reach age 55 are permitted to sell shares held at least three years to diversify ahead of retirement. Supportive of the guidelines, a separate policy prohibits hedging our stock.

The CEO’s minimum ownership level under the guidelines is six times cash salary. The levels for the other named executives are two or three times their respective cash salaries, depending upon position. Director levels generally are five times cash base retainer, and the Vice Chairman’s level is six times cash salary. For this purpose, fully-owned shares, restricted stock, RSUs paid in shares, and shares held in tax-deferred plans are counted, while PSUs, stock options, and RSUs paid in cash are not counted.

We intend for the combined emphasis on corporate performance in setting executive compensation and meaningful stock retention to strongly link the interests of our executives with those of our shareholders.

Guideline ownership levels are assessed annually in the third quarter. In the 2017 assessment, all NEOs exceeded guideline ownership levels and all complied with the retention requirement.

Clawback Policy & Practices

Performance compensation under the MIP, ECP, or otherwise that is paid based on erroneous financial data is recoverable under our Compensation Recovery Policy if the recipient caused the error or is responsible for the data’s accuracy. Additional clawback provisions apply to most types of stock awards if: certain misconduct occurs, such as fraud or solicitation; grant or payment of an award is based on erroneous financial data; or employment is terminated for cause. The look-back period for recovery generally is two years after vesting.

Use of Compensation Consultants

The Committee continued its engagement of an independent consulting firm, Frederic W. Cook & Co., Inc. (“FW Cook”), to provide analysis and advice on all executive compensation-related matters (including assessment of peer groups, competitive market data, pay mix, and compensation design). Among other things, FW Cook assists the Committee in its reviews of compensation program actions recommended by management. FW Cook has no other relationships with the company or management. Key engagement items for FW Cook in 2017 were:

•	Review written Committee meeting materials.

•	Confer with the Committee chair and management regarding compensation matters.

•	Annually meet with the Committee (July).

•	Advise the Committee regarding executive programs under the ECP and MIP.

In 2017 management engaged an external compensation consultant, McLagan, mainly to conduct an updated competitive pay assessment for executives and for peer metrics.

Additional information concerning our use of compensation consultants appears under the caption “The Compensation Committee—Use of Consultants” on pages 19-20 of this proxy statement.

Role of Management in Compensation Decisions

Management administers our compensation plans, monitors compensation programs used by other companies, and considers whether new or amended compensation programs are needed to maintain the competitiveness of our executive compensation packages. Management presents recommendations to the Committee for approval. The CEO ultimately oversees the development of recommendations. If executive-level exceptions are appropriate, such as approval of an executive’s early retirement, management generally reviews the facts of the situation and provides a recommendation to the CEO and, ultimately, to the Committee for approval. The CEO does not participate in Committee deliberations concerning his own compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

Tax Deductibility

In 2017 and earlier years, section 162(m) of the U.S. Internal Revenue Code generally disallowed a tax deduction to public companies for compensation exceeding $1 million paid during the year to the CEO and the three other highest-paid executive officers at year-end (excluding the Chief Financial Officer). Certain performance-based compensation was not, however, subject to the deduction limit. The Committee considered these tax implications in making compensation decisions for 2017.

Although deductibility was an important consideration, competitive and other factors could outweigh it. As a result, although a substantial majority of NEO compensation was designed to be

“performance-based” each year, a portion was not. That portion varied from year to year.

Late in 2017 Congress repealed the performance-based exception, applicable in 2018. As a result, section 162(m) is likely to play no significant role in structuring future executive compensation awards. The application of transition provisions to awards outstanding when repeal occurred is uncertain in some respects, but in many cases may require adherence to significant restrictions if deductibility is to be preserved. When dealing with various outstanding awards in the future, the Committee intends to consider preservation of deductibilty as one factor, among many, in making decisions consistent with the objectives of the program in question and our business needs.

Direct Compensation Components for NEOs

The direct components of NEO compensation in 2017 were cash salary, annual bonus under the MIP, and annual stock awards consisting of RSUs, stock options, and PSUs under our shareholder-

approved Equity Compensation Plan. An overview of these components appears under “Overview of Direct Compensation Components” beginning on page 49 of this proxy statement above.

Relative Sizing & Mix

In setting the size of the direct compensation components for 2017, the Compensation Committee considered the total compensation opportunity at target payout levels for each position. The target total mix of the direct components is summarized in the following chart, which illustrates the regular annual pay packages planned by the Committee early in the year. Special promotion or retention awards are not included in the chart. See “Summary Compensation Table” beginning on page 67 for additional information concerning amounts paid or earned in 2017.

2017 Direct Compensation Mix at Target

*	Mr. Kisber’s compensation package differs from the other NEOs’ and is structured to be competitive within the fixed income industry. The chart shows his potential mix for 2017. His annual bonus opportunity has approximately double the weighting of other NEOs, and the other components are relatively compressed. Also, unlike other NEOs, stock awards
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COMPENSATION DISCUSSION AND ANALYSIS

actually granted to him in a given year depend significantly upon performance of our fixed income business the previous year. Mr. Kisber’s stock award mix reflects his total opportunity for grants early in 2018 based on 2017 performance. See “Annual MIP Bonus—MIP Bonus for FTN Executive,” “Stock Awards—Overview” and “Stock Awards—Fixed Income Award Practices” on pages 58, 59, and 61 below for additional information.

The amount of each component usually is determined in relation to cash salary. Salary levels are based largely on these factors: individual experience, individual performance, level of responsibility, and competitive market levels. A specific need for retention also can play a role. No specific weighting is given to any one factor. The size of each direct component for the named executives as a percentage of cash salary is shown in the chart below.

Sizing of 2017 Direct Compensation Components

As a Percentage of Annual Cash Salary

		2017 Annual Stock Awards
	Annual			Performance
NEO	Bonus (target)	Restricted Stock Units	Stock Options	Stock Units (target)	Total Stock Awards
Mr. Jordan	140%	63%	63%	125%	250%
Mr. Losch	100%	70%	35%	35%	140%
Mr. Kisber*	583%	83%	93%	140%	317%
Mr. Popwell	100%	70%	35%	35%	140%
Mr. Tuggle	90%	55%	28%	28%	110%
*	Mr. Kisber’s compensation package differs from the other NEOs’ to provide a compensation opportunity that is competitive within the fixed income industry. This table shows his potential package for 2017. See “Annual MIP Bonus—MIP Bonus for FTN Executive,” “Stock Awards—Overview” and “Stock Awards—Fixed Income Award Practices” on pages 58, 59, and 61 below for additional information.

Key factors considered when target levels were set are the appropriate mix of base pay (salary) versus pay at risk for corporate performance or stock value performance, and the mix between short- and long-term compensation. The chart and table above show that the CEO’s regular compensation package is more heavily weighted in favor of financial performance, and more heavily at-risk overall, than the other NEOs except Mr. Kisber. This practice is consistent with the greater responsibilities of the CEO position, prevalent market practices among our Peer Banks, and our compensation philosophy which endeavors to link a substantial portion of executive pay to performance.

The relative mix of the compensation components for the NEOs did not change in 2017, nor did any NEO receive a salary raise.

Late in 2017 the Committee decided, for 2018, to align the mix of equity award components of all executives (other than Mr. Kisber) with that of Mr. Jordan. Accordingly, the 2018 stock awards of all such executives will consist of 50% PSUs (twice the 2017 proportion), 25% RSUs (half the 2017 proportion), and 25% options (unchanged).

Certain benefits such as life and disability insurance are also related to cash salary. There is no other significant interdependence among the compensation components.

Valuation of Stock Awards

The percentages shown for all regular 2017 stock awards in the table above are based upon 2017 salary rates and upon our closing stock price on the grant date, February 10, 2017, which was $19.73 per share.

In 2017, for purposes of converting the percentages mentioned above into specific share or unit numbers the Committee used the following valuation methods: for RSUs, 100% of market value at grant; for stock options, 25%; and for PSUs, 86.5%.

RSUs and PSUs. The valuation methods for RSUs and PSUs are consistent with those used for financial reporting purposes. Neither award type is discounted for the risk of forfeiture due to employment termination or non-performance. PSUs in 2017 were discounted 13.5% from target levels for the two-year post-vesting holding period imposed on recipients.

Stock Options. The actual value of a service-vested option cannot be determined in any definitive way. Many commonly used estimation methods, including the method used for financial reporting, were developed in connection with ordinary market trading of short-term options. The Committee believes that those methods overstate the value that an executive generally would ascribe to our long-term, unmarketable options with service-vesting requirements. That overstatement is

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structural, given the original usage of those methods. For those reasons, the Committee believes that the relatively simple and stable 25% method it has used for several years provides a more appropriate approximation of value for our option program.

Tally Sheets

The Committee uses a tally sheet tool in considering annual adjustments to executive pay levels and mix. A sheet for each executive summarizes all major categories of current and recent compensation levels, including the aggregate retention value and duration of unvested awards. Tally sheets are reviewed in conjunction with market data related to each executive position.

Salary

Early in the year, the CEO develops a personal plan that contains financial and strategic goals aligned with the Board-approved company plan for the year. The CEO submits that plan to the Committee for review and approval. The Board of Directors also reviews the plan. The Committee reviews the CEO’s achievement of objectives in his personal plan for the preceding year when assessing the CEO’s salary for the coming year. The Committee also weighs competitive practices within the industry as well as corporate initiatives. For other NEOs, the Committee approves salaries each year taking the CEO’s recommendations into account.

No NEO received a salary raise in 2017.

Annual MIP Bonus

Under our shareholder-approved Management Incentive Plan (MIP), the annual bonus opportunity offered to each NEO (other than Mr. Kisber, as discussed at the end of this section) is based on target amounts and performance goals that are approved by the Committee early in that year.

Ordinary MIP Bonus

For 2017, similar to the past several years, the Committee established a maximum MIP bonus opportunity per person equal to 2% of adjusted consolidated 2017 pre-tax earnings. Pre-tax earnings and other financial performance measures for 2017 were required to be adjusted for certain specific items, including changes in accounting principles and certain unusual or non-recurring items, such as litigation settlements. The 2% maximum was to be determined using these “required adjustments”; no discretionary adjustments were allowed in setting the 2% maximum. The required adjustments are similar to, but not the same as, the notable item adjustments presented in Appendix C.

Subject to the 2% maximum, the Committee could exercise negative discretion to determine the final bonus amount. Early in 2017 the Committee established a formulaic structure to guide its exercise of negative discretion. Individual bonuses were determined by applying a corporate rating, along with an individual rating, to individual target bonus amounts set for each NEO. The corporate rating, in turn, was determined by adding together an income factor and an efficiency factor; the resulting sum was subjected to several potential company-wide subjective adjustments. These calculation processes are depicted below:

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Rating

The income and efficiency factors each were developed to provide target-level rewards for achieving budget, and superior rewards for exceeding budget, in 2017. The specific goals and drivers, relative to budget, are provided in the two tables that follow. The automatic adjustments to the financial performance numbers that were used for the 2% pre-tax earnings maximum mentioned above also were used for these two factors.

Calculation of the income factor was set up to be quantitative, without discretionary input from the Committee. For results at or worse than budget, the efficiency factor likewise was set up in a traditional performance grid. For efficiency results better than budget, however, the Committee wanted to retain full discretionary control over the impact of that factor upon the final bonus.

The two factors were weighted 75% and 25%, respectively. The Committee wanted efficiency outcomes to have a specific and meaningful impact on bonuses, while continuing to emphasize the critical and overall importance of earnings to the company and our shareholders. Specific drivers of the income factor and the efficiency factor are presented in the next two grid tables.

2017 Income Factor Grid (75% Wtg)

Adj’d 2017 Pre- Tax Earnings	Percent of Budget	Income Factor*
$444 million & above	110% & above	110% to max of 150%
$404-444 million	100% - 110%	100% - 110%
$404 million (budget)	100%	100%
$364-404 million	90% - 100%	90% - 100%
$303-363 million	75% - 90%	75% - 90%
$202-362 million	50% - 75%	50% - 75%
Below $202 million	below 50%	0%

* Income Factor was interpolated within each row.

2017 Efficiency Factor Grid (25% Wtg)

Adj’d 2017 Non- Interest Expense (ex Fixed Income)	Percent of Budget	Efficiency Factor*
Below $700 million	Below 100%*	max of 150%*
$700 million (budget)	100%	100%
$700-714 million	100% - 102%	90% - 100%
$714-728 million	102% - 104%	75% - 90%
Above $728 million	Above 104%	0%

*	Efficiency Factor was interpolated within each row. If performance had been better than budget, the Committee would have determined the Efficiency Factor using discretion.

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COMPENSATION DISCUSSION AND ANALYSIS

Subjective Corporate Rating Adjustments

In 2017 the sum of the income and efficiency factors was subject to several potential subjective adjustments, leading ultimately to the final corporate rating. Overall, the subjective adjustments could have resulted in a change of up to 25%, plus or minus. Potential adjustment categories in 2017 were:

•	Balanced scorecard results

•	Risk management results

•	Quality of earnings assessment

•	Contributions to non-strategic results

•	Other adjustments, as determined by the Committee

The balanced scorecard process ranked our company among Peer Banks on eighteen financial measures. The scorecard process used quantitative financial measures and peer rankings, but was not used in a quantitative manner to determine a specific numerical rating. Instead, the Committee considered the scorecard results in a subjective manner.

The risk management factor was intended to be used if unusual or exceptional events occurred that tested our level of preparedness, or if events occurred that reflected well or poorly upon our risk management functions.

Under “quality of earnings” the Committee intended, among other things, to take account of unusual shortfalls or windfalls in revenues associated with interest rate movements during the year relative to budgetary expectations.

Our non-strategic segment encompasses several businesses which have been largely discontinued and are being wound down over many years. This segment often has contributed significant expenses to our operating results, and occasionally significant items of income, during the past several years. Although the income and efficiency factors exclude these impacts, the Committee retained the ability to adjust bonuses up or down depending upon the Committee’s subjective assessment of how these legacy businesses are managed to mitigate long-term impacts on the company.

All points in this process were subject to further adjustment up or down by the Committee.

Actual corporate adjustments made using this framework are discussed under “2017 MIP Bonus Outcomes” below.

Individual Rating

In addition to the corporate rating, each NEO’s individual rating could directly impact final bonus results. Each individual rating was to be based on the Committee’s subjective assessment of personal plan results and any other individual factors the Committee chose to consider. Individual ratings could range from 0% to 150%.

In 2017, the CEO’s personal plan included six major performance areas: strategic, financial (structural improvements and revenue growth), customer, shareholder value, employees, and risk management & credit quality. These areas had no particular weighting and were not applied in a quantitative manner except that risk management could affect up to 20 percentage points of the MIP individual rating. Each NEO’s personal plan substantially overlapped the CEO’s and also was related to operations managed by that NEO.

Actual individual rating impacts are discussed under “2017 MIP Bonus Outcomes” immediately below.

2017 MIP Bonus Outcomes

The outcomes of the MIP bonus process for the NEOs other than Mr. Kisber are summarized in the following table.

2017 MIP Bonus Outcomes

NEO	Income Factor	Efficiency Factor	Overall Impact of Adjustments	Corporate Rating	Individual Rating	Bonus Target ($)	Final Bonus ($)
Mr. Jordan	75%	25%	0%	100%	100%	1,225,000	1,225,000
Mr. Losch	75%	25%	0%	100%	111%	475,000	525,000
Mr. Popwell	75%	25%	0%	100%	115%	500,000	575,000
Mr. Tuggle	75%	25%	0%	100%	100%	427,500	427,500

Pre-tax earnings for 2017, after all required adjustments were made, totaled about $391 million. The most significant required adjustment excluded certain expenses for the Capital Bank merger. Adjusted pre-tax earnings resulted in an overall maximum bonus per person of $4 million (the plan maximum). Much smaller specific positive and negative additional quantitative adjustments were made, the two largest of which were to exclude certain charitable contributions motivated in part by tax reform and certain life insurance gains. The net effect was to

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COMPENSATION DISCUSSION AND ANALYSIS

increase pre-tax earnings to $401 million, which was slightly below budget and resulted in an income factor that rounded to 75%. Non-interest expense, excluding our fixed income segment and after all required adjustments, totaled $699 million in 2017. That was slightly better than budget and resulted in an efficiency factor that rounded to 25%.

The Committee determined that no subjective adjustments to the corporate rating be made in 2017. Although many aspects of our operating results were outstanding, short-term impacts were significant to our bottom line results. On balance, since the most impactful events of 2017 are expected to have long-term, rather than short-term, benefits, the Committee decided to refrain from any subjective adjustments to the corporate rating for this year. Accordingly, the final corporate rating was 100% (75% plus 25%).

Although the Committee believes our CEO has done an outstanding job, it determined to make no individual adjustment to Mr. Jordan’s 2017 bonus. In significant part, this inaction reflects a difficulty of having a single-year bonus structure when the most important event of 2017, the Capital Bank merger, will take several years to prove itself.

For bonuses paid to Messrs. Losch and Popwell, the Committee made positive individual adjustments of about 11% and 15%, respectively. The Committee determined that both NEOs performed exceptionally well in 2017 overall, especially in connection with the Capital Bank integration planning and, for Mr. Popwell, our bank’s excellent performance before considering the merger.

MIP Bonus for FTN Executive

Mr. Kisber is the president of our fixed income business unit (FTN Financial). His bonus for 2017 was earned under the MIP, but was driven by the overall incentive pool created under the FTN Financial Incentive Compensation Plan to provide a compensation opportunity consistent with that of competitors in that industry. The incentive pool generally is funded as a specified percentage of divisional net profits, as defined, plus an additional percentage if net profits exceed a specified return on expense.

The structure of Mr. Kisber’s pay package has not changed in many years. His compensation elements for any given year are paid or granted during that year and the next.

For 2017, Mr. Kisber’s package generally was 15% of the incentive pool, subject to possible reduction approved by the Committee, and subject to a $6 million overall cap on on the package. Early in 2018, the fixed income pool for 2017 was to be determined and the Committee was to determine Mr. Kisber’s final percentage and dollar amount. That final dollar amount was to be allocated and paid, until the final amount was exhausted, in the following order:

•	Salary, paid during 2017: the first $0.6 million
•	Cash MIP bonus, to be paid in 2018: the next $2.5 million
•	Regular annual stock awards, to be granted in 2018: the next $1.9 million
•	Special MIP-driven RSUs (18-month vesting period, settled in cash), to be granted in 2018: the last $1.0 million.

The first $0.5 million of regular stock awards were to be granted as RSUs, and any remainder (up to $1.4 million) were to be granted 60% in PSUs and 40% in stock options. The Committee retained the discretion under the MIP to reduce any calculated bonus amount for Mr. Kisber, but made no reduction for 2017.

Mr. Kisber’s 2016 package resulted in the grant to him of several stock awards early in 2017. Those grants, for 2016, appear as grants made during 2017 in various tables under “Recent Compensation” beginning on page 66.

In the chart which follows, Mr. Kisber’s potential compensation package for each of the years 2014 through 2017 (far left column) is compared to his actual compensation earned for each of those years, without regard to which year payment or grant occurred. The total value earned has varied over these years, reflecting significant variability in the earnings of our fixed income segment. All dollar values of awards are measured at grant using values assigned by the Committee, as discussed in the “Stock Awards” section beginning on page 59. PSU values granted are shown at 100% of target; actual vesting of PSUs will depends upon company performance relative to applicable PSU performance goals.

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COMPENSATION DISCUSSION AND ANALYSIS

Mr. Kisber Potential vs Actual Pay Package 2014-2017

($ in thousands)

Our fixed income segment’s contribution to our pretax earnings in 2017, after deducting all compensation, was $24 million. Mr. Kisber’s earned package for 2017 was $2,999,000. Net of salary, his calculated package would have resulted in a cash bonus of $2,399,000 and no stock awards. Although Mr. Kisber’s cash bonus is paid	under our executive MIP, it is funded from our fixed income managers’ bonus pool. In order to increase funds available for manager bonuses from that pool, Mr. Kisber asked the Committee to reduce his 2017 bonus by $300,000. The Committee agreed, and his final bonus for 2017 was $2,099,000, as shown in the chart.

Stock Awards

Overview

In 2017, the CEO’s annual stock award mix was one-half PSUs, with RSUs and options comprising one-quarter each. For other NEOs except Mr. Kisber, the more heavily weighted component consisted of RSUs. The Committee believes that these mixes provide appropriate incentives to our NEOs to focus on performance goals and to remain with our company.	The dollar amounts and mix of awards granted in 2017 to the NEOs are illustrated in the following table. Dollar amounts are shown using values assigned by the Committee. PSU values are shown at target levels. Further information about each award type is provided in the remainder of this discussion.

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COMPENSATION DISCUSSION AND ANALYSIS

2017 Annual Stock Award Grant Mix

($ in thousands)

*	Mr. Kisber’s “potential” column illustrates the maximum potential for annual stock award grants in early 2018 based on 2017 performance, excluding the potential for a special type of RSUs which are treated as part of his MIP bonus. Mr. Kisber’s “actual” column shows the awards he actually received early in 2017, which were based on 2016 performance. See “MIP Bonus—MIP Bonus for FTN Executive” above, and “Stock Awards—Fixed Income Award Practices” and “2017 Grants of Plan-Based Awards” below, for additional information.

Restricted Stock Units

Regular RSUs granted to NEOs vest in March three years after grant if the NEO remains employed with the company through the vesting date. They are settled in shares. Dividends accrue during the vesting period and are paid in cash at vesting.

Stock Options

NEO stock option awards in 2017 vest in equal installments in March of the first four years following grant if the NEO remains employed with the company through the vesting dates. There is no accrual of cash dividends on options. Each option has a seven-year term and is priced at market at the time of grant. Options will achieve value only to the extent market value on the exercise date exceeds the option price fixed on the grant date.

A stock option provides a retention incentive over its vesting period directly linked to our stock price growth. Options inherently align compensation with the interests of shareholders.

Performance Stock Units

2017 PSUs

Consistent with competitive practice, the Committee makes annual grants of performance equity awards with a three-year performance period. The financial goals established at the beginning of each performance period are company-wide in focus and are uniform for all executives. Grants are made annually, so financial results in any given year can affect three outstanding awards. The Committee sets performance goals each year based on the company’s objectives at that time, and may change the types and amounts of awards compared to prior years based on desired managerial focus, competitive pressures, and other factors.

Payout of 2017 PSUs will be based on goal achievement as shown in the following chart. Adjusted ROE of our core business segments, averaged over the three-year period 2017-19, will be ranked against the average ROE results of those banks that, at the end of the performance period, comprise the KBW Regional Bank Index (ticker symbol KRX). Payout can range from 50% to 150% of the target amount granted, or payout

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COMPENSATION DISCUSSION AND ANALYSIS

can be zero if performance falls below the 50% threshold. Dividends accrue until payment but are paid only to the extent the underlying units vest. Performance will be determined in 2020 but payment will be deferred until 2022.

Only whole-year ROE results count in the rankings. The adjustments to our ROE are the same as the required adjustments associated with the 2% maximum under the 2017 MIP bonus opportunity, discussed above under “Ordinary MIP Bonus” starting on page 55. The required adjustments are similar to, but not the same as, the notable item adjustments presented in Appendix C.

The KRX banks currently are fifty U.S. regional banks, a wider range of institutions than those in our Peer Bank group used for other purposes. For PSU awards, the Committee believes that an independently-selected group of competitors like the KRX banks provides a larger, more stable group against which to measure our performance over a three-year period. This rank structure was continued from recent years primarily because the use of a relative-rank goal rather than an absolute measure should provide a better reflection of our results versus competitors. It was chosen in part because of the volatile environment for us and our industry. The awards should self-adapt to industry events that will unfold over a three-year time horizon and cannot be predicted in advance.

Most Recent PSU Performance

As discussed above, PSUs perform based on our ROE performance ranked against KRX peers. Peer data for a given year is not fully available until the following March. The most recent PSUs with final performance determined were granted in 2014 with a 2014-16 performance period, vesting in 2017. Our adjusted ROE over those three performance years ranked in the top half of the KRX peers. The following table shows the payout of the 2014 PSUs in relation to TSR and our stock price.

2014 PSU Statistics
PSU Payout (% of Target)	113%
TSR over PSU Lifetime	158%
FHN Stock Price at Grant	$11.77/share
FHN Stock Price at Vesting	$17.63/share

Fixed Income Award Practices

The overall amount of annual stock awards granted to Mr. Kisber, the head of our fixed income business, is impacted by the previous year’s results. See “MIP Bonus—MIP Bonus for FTN Executive” starting on page 58 above.

2016 CEO Retention Award

In February 2016 the Committee approved a special retention award for our CEO. The award consists of 155,238 seven-year stock units and 411,747 late-vesting stock options.

The units have a 7-year service vesting and financial performance period. The units’ performance goal is met if the TSR value of a share of our stock during the seven-year period is at least $11.63/share, which is slightly higher than market value on the grant date.

The stock options were granted at-market with service vesting in 2020, 2021, and 2022, or four, five, and six years after grant. The options expire in 2023, seven years after grant.

The Committee wanted this award to have substantial retention value as well as a strong linkage to shareholder value. The entire award continues to be at-risk for the market performance of our common stock during its seven-year duration. In making this award the Committee wanted to close a gap it perceived in the competitiveness of Mr. Jordan’s target compensation and the retention value of his outstanding awards. The Committee believes that Mr. Jordan’s leadership and experience have been critical to our company’s recent successes and will remain crucial in the years to come.

2012 CEO Retention Award

In May 2012 the Committee granted our CEO a special performance-based retention award. The award consisted of PSUs covering $3 million of stock (valued at grant) with a highly challenging goal. The award would have vested if our stock price had achieved $20/share for 60 consecutive trading days before the fifth anniversary of grant, or if the TSR value of a share of our stock measured at the end of those five years had been at least $20/share. Our stock value at grant was

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COMPENSATION DISCUSSION AND ANALYSIS

$9.22 per share, so to achieve either of those alternative goals our stock value had to more than double in five years.

At the time of grant the Committee considered those goals to be appropriately challenging. The low interest rate and subdued economic environments, along with continued drag from our exited “non-strategic” businesses, created substantial challenges to achieving the kind of sustained stock value growth necessary to meet either of the goals.

TSR value for this award was measured using a starting value ($9.22, our stock price at grant), a closing value ($18.41, our average stock price at the end of the award’s term), and an assumed reinvestment of actual dividends since grant.

The performance period ended on May 7, 2017. Although our stock price early in 2017 was above $20, in the end neither goal was met and the award forfeited. The final TSR value for this award was $19.88. Although an investment in our shares would have increased in value by 216% during the PSU’s lifetime, final TSR was twelve cents below what was needed for payout.

CEO Multi-Year Cash Bonus

In October 2017 the Compensation Committee approved a special cash bonus for our CEO, Bryan Jordan, of $5.5 million. Committee members discussed the bonus with the entire Board of Directors in executive session. By making this award the Committee, and the entire Board, recognized and rewarded our CEO for the extraordinary overall performance our company has achieved over the past six years. That performance has resulted in exceptional wealth creation for each shareholder who owned our stock before 2012 and still owns it today.

The bonus was discretionary. The Committee assessed our long-term performance qualitatively, but also took into account quantitative performance measures. The section captioned “First Horizon Transformation Since 2007,” beginning on page 44, outlines major events since the recession. For this bonus, the Committee focused on the period after the financial crisis ended. Six years ago, at the end of 2011, our company was in stable condition but with significant headwinds and turbulence, impeding efforts to grow our business, our earnings prospects, and our stock value. At that time, we had been out of the TARP program for a year; loan growth and interest margins were low; and we had significant potential liability exposures from discontinued businesses dealing with mortgages, much larger than those of our peers. Our stock value had declined each of the previous two years (by over one-third, in total), reflecting the market’s judgment that our prospects were unclear and our risks were high. For similar reasons, it was difficult to engage in serious pursuit of strategic acquisitions.

Our management team’s focus then, as now, was to control what could be controlled while resolving the legacy issues as optimally as possible. The focus on controllable items resulted in several key, broad initiatives:

•	grow loan and deposit relationships by emphasizing, with all employees, the importance of superior customer service;

•	grow loans and defend margins by penetrating and developing higher-profit market niches, which we call our specialty lending areas;

•	exercise discipline in making acquisitions in terms of price, business “fit,” and post-closing execution;

•	create a culture which seeks always to spend less while maintaining service and profitability levels, and to spend more only when revenue prospects warrant; and

•	manage the entire enterprise using metrics which focus on returns in relation to invested capital and risk, so that capital-inefficient activities, and those with risk-reward imbalances, are curtailed while efficient activities with acceptable risk are nurtured.

Starting before 2011, but especially since then, these and similar initiatives have been transformational. Loans and deposits in our regional banking segment have grown significantly and steadily, more than offsetting significant run-off of legacy business in the non-strategic segment. Although total expenses have been volatile, controllable expenses, especially those in the banking segment, have been cut while earnings have grown. Not all controllable expenses are down—costs associated with driving higher revenues or efficiencies are up in many cases, but only after management assesses the ability of those costs to more than pay for themselves. The steady and still-compounding successes in these and other areas:

•	allowed our Board to raise our common dividend per share four times, from 4 cents annually in

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COMPENSATION DISCUSSION AND ANALYSIS

2012 to 36 cents annually in 2017 (48 cents in 2018);

•	resulted in our stock price increasing from $8.00 per share at year-end 2011 to $19.29 per share on October 20, 2017, the last trading day before the Committee meeting;

•	for an investor who owned 1,000 shares in 2011 with dividends reinvested, grew that investment from $8,000 to more than $21,000; and

•	positioned us to pursue seriously and then successfully close our merger in 2017 with Capital Bank Financial.

The Committee also considered the forfeiture of the 2012 special PSUs, discussed above. In the Committee’s view, under Mr. Jordan’s leadership the company and its shareholders obtained an extraordinary gain in share value. That gain fell just short of the aggressive goal established in that award. Because that award forfeited, the Committee felt that Mr. Jordan’s exceptional performance, directly benefiting all shareholders, was not properly being recognized and rewarded.

Deferral, Retirement, and Other Benefits

Benefits other than Change in Control

We provide retirement and other post-employment benefits that we believe are customary in our industry. We provide them to remain competitive in retaining and recruiting talent. The table below summarizes the major types of benefits provided to

NEOs. Many of these benefits are broad-based and so available to most or all full-time employees, and many others are available generally to employees whose compensation levels exceed certain thresholds, regardless of officer status.

Deferral, Retirement, and Other Benefits Summary

Benefit	Type	Benefit Provided	Further Information

Savings Plan (broad-based)	Tax-qualified defined contribution (retirement savings)	Participants may defer a portion of salary into a fully funded tax-advantaged savings account, up to IRS dollar limits. We provide a 100% match on the first 6% of salary deferred.	Match amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 67, with additional information provided in the table captioned “All Other Compensation (Col (i)) for 2017” on page 69 and its explanatory notes.
Savings Restoration Plan	Non-qualified deferral	Provides a restorative benefit to savings plan participants whose compensation exceeds IRS limits, as if the savings plan were not subject to those limits.	Restoration match amounts for the NEOs are included with savings plan match amounts; see the row above. Match amount and withdrawal information is provided under “Non- Qualified Deferred Compensation Plans” beginning on page 76.
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COMPENSATION DISCUSSION AND ANALYSIS

Benefit	Type	Benefit Provided	Further Information

Deferred Compensation Plan	Non-qualified deferral	Participants may defer payment of a portion of salary, bonus, and other cash compensation. Taxation is deferred until paid. There is no company match. The plan pays at-market returns indexed to the performance of certain mutual funds selected by the participant. We hedge this obligation by purchasing those funds.	Deferral and withdrawal information for the NEOs, along with other plan information, is provided under “Non-Qualified Deferred Compensation Plans” beginning on page 76.
Pension Plan (broad-based)	Tax-qualified defined benefit (retirement)	Participants earned a defined retirement benefit dependent mainly on salary level (up to IRS limits) and tenure. The plan was closed to new hires after August 31, 2007; the benefit was frozen at year-end 2012.	Pension benefit information for the NEOs, along with other plan information, is provided under “Pension Plans” beginning on page 75. Any change in pension value for the NEOs is included in column (h) of the Summary Compensation Table on page 67 and the related notes on page 68.
Pension Restoration Plan	Non-qualified defined benefit (retirement)	Provides a restorative benefit to pension plan participants. The two plans work together as if the IRS limits did not exist.	Restoration benefits and value changes are included with those of the pension plan; see the row above.
Health & Welfare programs (broad-based)	Cafeteria benefit program	Employees may elect annually to participate in several programs such as health and dental insurance, vision, dependent care, etc. We provide an allowance for this purpose based on salary, tenure, and certain wellness incentives, subject to IRS limits. A participant may elect to use any leftover allowance for the savings plan.	The amounts of these broad-based benefits for the NEOs are not reported in other tables or charts of this proxy statement, except that any savings plan contributions made by the company are reported as part of the match amounts. See the “Savings Plan” row above.
Survivor Benefit Plan	Death benefit	Provides a benefit of 2.5 times base salary if death occurs during active service, which is reduced to 1.0 times salary if death occurs following departure due to disability or retirement. This executive benefit substitutes for a broad-based survivor benefit.	Cost amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 67, with additional information provided in the table captioned “All Other Compensation (Col (i)) for 2017” on page 69 and its explanatory notes.
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COMPENSATION DISCUSSION AND ANALYSIS

Benefit	Type	Benefit Provided	Further Information
Executive disability program	Disability benefit	The executive benefit cap is $25,000 per month. An executive may elect to purchase, with personal funds, an additional disability benefit of up to $5,000 per month. This executive benefit substitutes for a broad-based survivor benefit.	Cost amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 67, with additional information provided in the table captioned “All Other Compensation (Col (i)) for 2017” on page 69 and its explanatory notes.
Other Perquisites	Misc.	We provide a limited range of other executive perquisites that are customary in our industry, including financial counseling, imputed income for certain usage of corporate aircraft (for spousal attendance at business events), and executive wellness.	Cost amounts for the NEOs are included in column (i) of the Summary Compensation Table on page 67, with additional information provided in the table captioned “All Other Compensation (Col (i)) for 2017” on page 69 and its explanatory notes.

Change in Control (CIC) Benefits

The financial services industry experiences periods of significant consolidation separated by periods of modest activity. Merger activity abated substantially following the last recession, but (excluding the four largest U.S. banks) resumed several years ago. Although this industry pattern has created substantial business opportunities for us and others, it also has created substantial personal uncertainties for employees. Our CIC severance agreements and CIC plan features were put in place a number of years ago in response to these uncertainties.

We have CIC severance agreements with each NEO. These are not employment agreements. They provide significant benefits if employment is terminated in connection with a CIC event, but otherwise provide no employment protection. Additional information about these contracts is provided under the caption “CIC Severance Agreements” in the “Change in Control” section beginning on page 78 of this proxy statement.

The primary objectives of our CIC severance agreements are to allow us to compete for executive talent during normal times, mitigating the personal risk that a CIC would present. If a CIC situation were to arise, the agreements also provide an incentive for our executive team to remain with the company, focused on corporate objectives, during the pursuit, closing, and transition periods that accompany CIC transactions in our industry.

Under many of our programs a CIC event can cause awards or benefits to vest, be paid, or be calculated and paid at target payout levels. The main objective of these features is to allow us to offer competitive compensation packages in an industry where robust periods of consolidation occur. Like our CIC severance agreements, these program features have a double trigger, which means that vesting or payment is accelerated only when a CIC event occurs resulting in termination of employment.

Compensation Committee Report

The Compensation Committee Report is located on page 21 of this proxy statement under the caption “The Compensation Committee.”

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RECENT COMPENSATION

Recent Compensation

This Recent Compensation section provides detailed information about the compensation paid to our named executive officers in 2017. This section should be read in conjunction with the immediately preceding Compensation Discussion and Analysis section.

2017 Direct Compensation Actually Paid

A comprehensive Summary Compensation Table, along with detailed footnotes and commentary, is presented in the next several sections. To provide context for that information, the following chart shows direct compensation amounts actually paid in 2017 to our named executive officers, except that the 2017 MIP bonus (which was paid early in

2018) is included rather than any earlier bonus. Direct compensation components include salary, bonus paid, and stock awards vested. For this purpose, amounts are considered “paid” if they were paid or deferred on a fully-vested basis. All amounts are shown before reduction for withholding taxes and other payroll deductions.

2017 Direct Compensation Actually Paid

($ in millions)

Key details regarding the segments in this chart follow:

•	MIP Bonus. Each annual bonus award under the MIP for 2017 was paid in cash early in 2018.

•	Stock Awards Vested. Awards vested in 2017 consisted of performance stock units (PSUs), restricted stock shares (RS), RSUs, and stock options. Values are based on the market price of our stock on the vesting date. Stock options are valued based on the “spread” at vesting, which is the difference between market price at that time and the option price; any negative spreads at vesting are ignored.

•	Multi-Year Bonus for CEO. In 2017 we paid our CEO a special cash bonus for exceptional performance since 2011. Because this was an unusual event Mr. Jordan’s direct compensation is shown with and without that bonus included. See “CEO Multi-Year Cash Bonus” beginning on page 62 for additional information.

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RECENT COMPENSATION

Summary Compensation & Award Grant Tables

Summary Compensation Table

The amounts shown in the Summary Compensation Table include all compensation earned for 2017, including amounts deferred by those persons for all services rendered in all capacities to us and our subsidiaries. Compensation amounts from the past two years are also included. Additional compensation information is provided in the remainder of this section. No named executive officer who served as a director was separately compensated as a director.

Summary Compensation Table 2015-2017

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus* ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension** Value & NonQualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
D.B. Jordan	2017	$875,000	$5,500,000	$1,640,822	$520,273	$1,225,000	$479,791	$92,879	$10,333,765
Chairman,	2016	868,654	—	2,736,995	1,768,560	1,323,000	225,014	88,227	7,010,450
President, & CEO	2015	815,000	—	1,144,893	429,016	1,155,000	—	81,582	3,625,491

W.C. Losch	2017	$475,000	—	$498,769	$158,164	$525,000	$—	$43,885	$1,700,818
EVP & CFO	2016	468,654	—	498,804	168,685	513,000	—	42,329	1,691,472
	2015	425,000	—	604,276	167,247	425,000	—	41,382	1,662,905

M.E. Kisber	2017	$600,000	—	$954,879	$288,449	$2,099,000	$121,354	$49,632	$4,113,314
President–	2016	600,000	—	352,992	—	2,500,000	65,990	50,347	3,569,329
FTN Financial	2015	600,000	—	—	—	2,500,000	—	48,917	3,148,917

D.T. Popwell	2017	$500,000	—	$525,026	$166,484	$575,000	$86,332	$62,223	$1,915,065
President–	2016	493,654	—	525,050	177,563	540,000	49,306	59,959	1,845,532
Banking	2015	450,000	—	672,517	177,086	450,000	—	53,853	1,803,456

C.T. Tuggle	2017	$475,000	—	$391,882	$124,269	$427,500	$82,935	$41,172	$1,542,758
EVP & General	2016	475,000	—	391,905	132,539	461,700	9,750	40,883	1,511,777
Counsel	2015	475,000	—	391,896	146,868	427,500	—	38,343	1,479,607

*	In October 2017 Mr. Jordan received a special cash bonus in recognition of outstanding performance over the past six years. See “CEO Multi-Year Cash Bonus” beginning on page 62.

**	In this column negative values are ignored rather than netted. For Messrs. Jordan, Kisber, and Popwell, actual pension value changes for 2015 were negative: ($39,521), ($28,213), and ($21,405), respectively.

Explanations of certain columns follow:

Col (c) Salary. Annual cash salary is shown.

Col (d) Bonus. Column (g) shows the annual MIP bonus awards earned. Mr. Jordan was paid a discretionary special bonus in October 2017 to recognize outstanding performance over the past six years, as discussed in “CEO Multi-Year Cash Bonus” beginning on page 62.

Cols (e)-(f) Accounting Values. Columns (e) and (f) show the grant date fair value of the awards using the accounting method applicable to our financial statements. The accounting valuation method makes assumptions about growth and volatility of our stock value, expected duration in the case of options, vesting, forfeiture, future company performance, and other matters. A discussion of those assumptions appears in note 19 to our 2017 annual report to shareholders. Actual future events may be substantially inconsistent with the assumptions. Accordingly, the actual values realized by an award holder are likely to differ substantially from these accounting values.

Col (e) Stock Awards. Column (e) includes the accounting values of RSU, PSU, and retention RS awards granted during each year. These do not represent amounts paid or earned; they are

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the values attributed to awards under applicable accounting rules.

Col (e) Regular PSUs. PSUs are performance-based, using a three-year performance period. Eventual payout may be higher or lower than the accounting values used in column (e), and may be zero. PSUs also have a service-vesting requirement. PSUs granted after 2014 also have a mandatory two-year deferral period after vesting. Generally, PSU performance depends upon our adjusted core-segment ROE ranking relative to certain peer banks during the performance period. Each year, a percentage of PSUs (50% to 150%) will vest if threshold or higher performance goals are achieved during the performance period and if the holder remains employed with the company through the vesting date. PSUs settle with shares rather than cash. In column (e) PSU amounts are shown at their original accounting values assigned at grant. Those accounting values are less than the possible payouts if all performance conditions are maximally achieved. The following table provides a summary of the maximum payouts of the PSU awards for each named executive, based on our stock values on the respective grant dates.

Maximum Dollar Values* of PSUs
(Based on Share Price at Grant Date)

Name	2015	2016	2017
Mr. Jordan	$1,144,996	$1,641,213	$1,640,956
Mr. Losch	223,186	249,465	249,427
Mr. Kisber	—	—	682,322
Mr. Popwell	236,306	262,584	262,554
Mr. Tuggle	195,993	196,000	195,964

*	Maximum dollar values = 150% of target unit levels for all years presented valued at grant date fair value. Actual maximum values depend upon our actual stock price when paid.

Col (e) Regular RSUs. Since 2014 the annual equity award package has included RSUs which vest in three years and settle in shares.

Col (e)-(f) Retention Awards. On occasion special retention awards are made to selected individuals.

In 2015, retention RS awards were granted to Messrs. Losch and Popwell. They vest five years after grant.

In 2016, retention stock units (col (e)) and stock options (col (f)) were granted to Mr. Jordan. The stock units have a seven-year service-vesting and performance period. The option price was set at our market price on the grant date. The retention options have a seven-year term and vest in equal parts four, five, and six years after grant.

Col (f) Stock Options. Column (f) includes the accounting values of stock options granted.

Col (g) Annual MIP Bonus Awards. This column shows the annual bonus earned for each year under our MIP. For all three years, MIP bonuses (except for Mr. Kisber) were based upon achievement in the following areas: pre-set levels of adjusted annual pre-tax earnings (core-segment earnings for 2015, consolidated for 2016 and 2017); execution of personal plan goals; and individual contribution to risk management, quality of earnings, and objectives for our non-strategic business segment; and the results of a balanced scorecard process ranking us among selected peer banks on a matrix of balance sheet, capital, expense, earnings, and other measures. Mr. Kisber’s bonuses were based on the net profits of our FTN Financial division, of which he is the President. For any given year, FTN net profits also drove stock awards granted to Mr. Kisber the following year.

Col (h) Pension & Deferred Compensation. Column (h) includes changes in defined benefit pension actuarial values, which are the aggregate increase during the year in actuarial value of both pension plans (qualified and restoration). Our pension plans were closed to new employees in 2007. Mr. Losch does not participate. Pension benefits were frozen in 2012. Incremental changes in actuarial pension values occur after 2012 mainly due to changes in discount rates used, changes in mortality tables, and changes to life expectancy due to the passage of time. No above-market earnings on deferred compensation were accrued during the year for any of the named executives.

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Col (i) All Other Compensation. Elements of “All Other Compensation” for 2017 consist of the following:

All Other Compensation (Col (i)) for 2017

(i)(a)	(i)(b)	(i)(c)	(i)(d)
Name	Perquisites & Other Personal Benefits	401(k) Match	Life Insurance Premiums	Total Col (i)
Mr. Jordan	$31,533	$52,500	$8,846	$92,879
Mr. Losch	9,820	28,500	5,565	43,885
Mr. Kisber	6,120	36,000	7,512	49,632
Mr. Popwell	26,271	30,000	5,952	62,223
Mr. Tuggle	23,307	12,300	5,565	41,172

Explanations of certain columns in the Col (i) table follow:

Col (i)(b) “Perquisites and Other Personal Benefits” includes the following types of benefits: Flexible Dollars; Financial Counseling; Disability Insurance; and Aircraft Usage. Benefits are valued at the incremental cost to us. “Flexible Dollars” represents our contribution to our broad-based benefits plan, a qualified cafeteria-type benefit plan. “Financial Counseling” represents payments for the preparation of income tax returns and related financial counseling. “Disability Insurance” represents insurance premiums with respect to our disability program. “Aircraft Usage” represents imputed income to the executives when their spouses accompany them on a business trip using non-commercial aircraft. This column also includes imputed taxable income from our company-wide wellness program, and (for Mr. Jordan) the cost of participating in the Mayo Clinic Executive Health Program. The Board of Directors requires Mr. Jordan to participate in the Mayo program.

Col (i)(c) “401(k) Match” represents our matching contribution to our 401(k) savings plan and to the related savings restoration plan. Any flexible benefits plan contributions to the savings plan are included in column (i)(b).

Col(i)(d) “Life Insurance Premiums” represents supplemental life insurance premiums. Under our survivor benefits plan a benefit of 2.5 times annual base salary is paid upon the participant’s death prior to retirement, or one times final salary upon death after retirement.

2017 Grants of Plan-Based Awards

The following table provides information about the MIP bonus opportunity established for, and the grants of PSUs, stock options, RSUs, and retention awards during, 2017. In this table the MIP bonus opportunity is considered a “Non-Equity Incentive Plan Award,” PSUs are considered to be

“Equity Incentive Plan Awards,” while RSUs are considered to be “All Other Stock Awards.” In the table each row represents a separate award grant; a column for a row is blank if it does not apply to the type of award listed in that row or if the dollar amount is $0.

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Awards Granted in 2017

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
			Estimated Possible Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise Price of Option	Grant Date Fair Value of Stock
Name	Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/sh)	and Option Awards($)
Mr. Jordan	MIP	2-10	$612,500	$1,225,000	$1,837,500							NA
	Opt	2-10								110,871	$19.73	$520,273
	PSU	2-10				32,044	64,087	96,131				1,093,965
	RSU	2-10							27,717			546,856
Mr. Losch	MIP	2-10	$237,500	$475,000	$712,500							NA
	Opt	2-10								33,705	$19.73	$158,164
	PSU	2-10				4,871	9,741	14,612				166,279
	RSU	2-10							16,852			332,490
Mr. Kisber	MIP	2-10	NA	NA	$3,500,000							NA
	Opt	2-10								61,469	$19.73	$288,449
	PSU	2-10				13,324	26,648	39,972				454,881
	RSU	2-10							25,342			499,998
Mr. Popwell	MIP	2-10	$250,000	$500,000	$750,000							NA
	Opt	2-10								35,478	$19.73	$166,484
	PSU	2-10				5,127	10,254	15,381				175,036
	RSU	2-10							17,739			349,990
Mr. Tuggle	MIP	2-10	$213,750	$427,500	$641,250							NA
	Opt	2-10								26,482	$19.73	$124,269
	PSU	2-10				3,827	7,653	11,480				130,637
	RSU	2-10							13,241			261,245

Explanations of certain columns follow:

Col (b). An award is effective for legal and accounting purposes on its grant date. For each award shown, the Compensation Committee took final action to grant each award on that date.

Cols (c)-(e) MIP Bonus Opportunities. The Committee established performance criteria and set target amounts early in 2017 for MIP bonus opportunities. Details about the opportunities, their goals, and their limitations are discussed in “Annual MIP Bonus” beginning on page 55.

Mr. Kisber’s compensation package, including annual MIP bonus, is based on a percentage of net profits generated by the FTN Financial fixed income division, without any threshold or target levels. The Compensation Committee established an overall maximum of $6 million for Mr. Kisber’s 2017 package, payable in this order if earned: first, $600,000 of salary; second, $2.5 million of MIP cash bonus; third, $1.9 million of regular annual stock awards (RSUs, PSUs, and options) to be granted in 2018; and fourth, $1 million in cash-paid MIP-driven RSUs, also to be granted in 2018. His entire MIP bonus opportunity was, therefore, $3.5 million. Correspondingly, all stock awards granted to Mr. Kisber in 2017, whether or not connected to the MIP, relate back to FTN Financial’s net profits in 2016.

The information in columns (c)-(e) shows 2017 MIP bonus opportunities. Information concerning MIP bonuses actually earned for 2017 is shown in column (g) of the Summary Compensation Table and under the caption “Annual MIP Bonus” beginning on pages 67 and 55, respectively.

Cols (f)-(h) Stock Incentives. The performance requirements for the 2017 PSU awards are discussed in the notes for column (e) of the Summary Compensation Table above. Performance below the threshold level will result in 0% payout. Performance above threshold will result in payouts ranging from 50% (col (f)) to 100% (col (g)) to 150% (col (h)) of target levels. See “Performance Stock Units” beginning on page 60 for additional information. The 2017 PSUs will vest on May 12, 2020 if threshold performance is achieved, but payment will be deferred for two years.

Also included in these columns is Mr. Jordan’s special retention stock units. These have a performance goal based on total shareholder return for a seven-year performance period. If the performance goal and the seven-year service requirements are met, payout is 100%; if not, payout is zero. There are no lesser or greater payment levels for varying degrees of performance.

Col (i) Other Stock Awards. Column (i) includes RSUs granted in 2017.

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Cols (j)-(k) Stock Options. Column (j) shows the number of shares granted under options to the named executives in 2017, and column (k) shows the exercise price per share of those options. The exercise price was the market price of our stock on the grant date. Mr. Jordan received two option grants, a regular annual award and a special retention award, which are shown in separate rows in the table. For additional information regarding option awards see the discussion of column (f) of the Summary Compensation Table beginning on page 67 of this proxy statement.

Col (l) Grant date fair values. Column (l) reflects the accounting value of the awards shown in columns (g), (i) and (j). Our stock price on the grant date, February 10, 2017, was $19.73 per share. For stock options, the grant date fair value is based on the Black Scholes value on the grant date, which was $4.6926 per share. For additional information see the discussion of columns (e) and (f) of the Summary Compensation Table beginning on page 67.

Supplemental Disclosures for Summary Compensation and Grant Tables

For information about the rationale behind, sizing of, and other aspects concerning the major compensation elements, see “Overview of Direct Compensation Components,” “Relative Sizing & Mix,” and “Salary” beginning on pages 49, 53, and 55, respectively.

The vesting and expiration schedules of equity-based awards granted in 2017 are as follows:

•	Regular stock options vest in equal parts on March 2 of the first four years after grant and expire on March 2 seven years after grant.

•	PSUs vest on May 12 three years after grant if goals are achieved at the 50% payout level or greater.

•	RSUs vest on March 2 three years after grant.

Vesting information related to all equity awards held by the named executives at year-end appears under the heading “Outstanding Equity Awards at Fiscal Year-End” beginning on page 72, especially in the notes to the table in that section. For all awards, vesting will or may be accelerated or pro-rated in the cases of death, disability, retirement, and qualifying termination after a change in control. For performance awards, service-vesting may be waived, but performance goals generally are not waived, following retirement, and awards may be pro-rated. Additional information concerning the acceleration features of awards is set forth under the caption “Change in Control (CIC) Arrangements” on page 78.

Dividends or dividend equivalents accrue at normal declared rates on stock awards other than options. Accrued dividends and equivalents are paid at vesting, or forfeit if the award is forfeited.

The Compensation Committee has approved a mandatory tax withholding feature under which vested shares are automatically withheld in an amount necessary to cover minimum required withholding taxes. A supplemental feature allows the holder to elect withholding at the maximum tax rate instead. Options have no mandatory or supplemental tax feature. Under our Equity Compensation Plan we do not re-use, in new grants, shares withheld to cover taxes.

The Compensation Committee generally has the power to impose deferral of payment as a term or condition of an award. The 2017 PSUs have a . mandatory two-year payment deferral after vesting.

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RECENT COMPENSATION

Outstanding Stock Awards at Fiscal Year-End

The following table provides information about stock options, all types of restricted stock and stock units, and all performance stock awards (at target levels) held at December 31, 2017 by the named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2017

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options(#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested($)
Mr. Jordan	185,434	—	—	$10.82	2/12/2020
	89,592	29,864	—	11.77	2/12/2021
	53,440	53,440	—	14.28	3/2/2022
	47,063	141,190	—	11.62	3/2/2023
	—	411,747	—	11.62	3/2/2023
	—	110,871		19.73	3/2/2024
						101,500	$2,028,985	396,659	$7,929,213
Mr. Losch	62,846	—	—	10.82	2/12/2020
	33,852	11,284	—	11.77	2/12/2021
	20,832	20,834	—	14.28	3/2/2022
	14,307	42,921	—	11.62	3/2/2023
	—	33,705	—	19.73	3/2/2024
						77,363	$1,546,486	39,410	$787,806
Mr. Kisber	7,846	—	—	36.09	7/1/2018
	10,312	—	—	27.46	7/1/2019
	221,811	—	—	10.82	2/12/2020
	86,661	28,887	—	11.77	2/12/2021
	8,513	—	—	23.49	7/2/2021
	3,156	—	—	15.84	7/1/2022
	—	61,469	—	19.73	3/2/2024
						55,720	$1,113,843	26,648	$532,694
Mr. Popwell	66,543	—	—	$10.82	2/12/2020
	35,842	11,948	—	11.77	2/12/2021
	22,058	22,059	—	14.28	3/2/2022
	15,060	45,180	—	11.62	3/2/2023
	—	35,478	—	19.73	3/2/2024
						83,922	$1,677,601	41,560	$830,784
Mr. Tuggle	52,680	—	—	$10.82	2/12/2020
	28,754	9,585	—	11.77	2/12/2021
	18,294	18,295	—	14.28	3/2/2022
	11,241	33,724	—	11.62	3/2/2023
	—	26,482	—	19.73	3/2/2024
						54,017	$1,079,800	32,103	$641,739
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RECENT COMPENSATION

Explanations of certain columns in the table follow:

Col (c) Unvested Options. The vesting dates of options reported in column (c) are:

Stock Options Unvested at Year-End 2017

Grant Date	Vesting Date	Mr. Jordan	Mr. Losch	Mr. Kisber	Mr. Popwell	Mr. Tuggle
2/12/2014	2/12/2018	29,864	11,284	28,887	11,948	9,585
2/12/2015	3/2/2018	26,720	10,417	—	11,029	9,147
	3/2/2019	26,720	10,417	—	11,030	9,148
2/11/2016	3/2/2018	47,063	14,307	—	15,060	11,241
(regular)	3/2/2019	47,063	14,307	—	15,060	11,241
	3/2/2020	47,064	14,307	—	15,060	11,242
2/11/2016	3/2/2020	137,249	—	—	—	—
(retention)	3/2/2021	137,249	—	—	—	—
	3/2/2022	137,249	—	—	—	—
2/10/2017	3/2/2018	27,717	8,426	15,367	8,869	6,620
	3/2/2019	27,718	8,426	15,367	8,869	6,620
	3/2/2020	27,718	8,426	15,367	8,870	6,621
	3/2/2021	27,718	8,427	15,368	8,870	6,621

Col (g) Unvested Non-Performance Shares & Units. Column (g) includes unvested RSUs and RS, specifically regular annual RSUs and special retention RS awards. The vesting dates of those awards are shown in the following table:

RS & RSU Awards Unvested at Year-End 2017

Grant	Award	Vesting
Date	Type	Date	Mr. Jordan	Mr. Losch	Mr. Kisber	Mr. Popwell	Mr. Tuggle
2/12/2015	RSU	3/2/2018	26,720	20,833	—	22,058	18,294
2/12/2015	Ret RS	3/2/2020	—	11,064	—	14,005	—
2/11/2016	RSU	3/2/2019	47,063	28,614	30,378	30,120	22,482
2/10/2017	RSU	3/2/2020	27,717	16,852	25,342	17,739	13,241

Col (i) Performance Equity Awards. Column (i) reports PSU awards, and a special retention stock unit award, granted from 2015 through 2017 which are outstanding at year-end. The performance periods for those awards are shown below. The performance period for the 2015 PSU awards has ended, but performance (relative to peers) cannot be determined until all peer companies have reported 2017 earnings.

Awards are reported in units at target levels. In all but one case, the maximum is 150% of target. For the special retention award in 2016, the maximum is 100%. That is a special incentive/retention award for the CEO. It pays if the total shareholder return value of a share of stock is at least $11.63 on the seventh anniversary of grant. The special award requires continuous employment with the company during the performance period.

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Performance Equity Awards Unvested at Year-End 2017

(Stock Units at Target Level)

Grant	Performance
Date	Period	Mr. Jordan	Mr. Losch	Mr. Kisber	Mr. Popwell	Mr. Tuggle
2/12/2015	2015-17	63,242	12,327	—	13,052	10,825
2/11/2016	2016-18	114,092	17,342	—	18,254	13,625
2/11/2016*	2/2016-2/2023	155,238	—	—	—	—
2/10/2017	2017-19	64,087	9,741	26,648	10,254	7,653

* Special CEO retention award in 2016 pays all-or-none rather than on a scale.

Cols (h) & (j) Values. Columns (h) and (j) reflect year-end market values ($19.99/share) of the awards reported in columns (g) and (i),

respectively, with no discount for risk of forfeiture or time delay until vesting. The values reported are not based on financial accounting methods.

Options Exercised and Stock Vested

The following table shows stock options exercised by the named officers along with other stock awards that vested during 2017. The stock awards consist of regular RSUs and PSUs granted in 2014, all of which were paid in stock. The dollar values shown for the stock awards are based on market prices of our stock on the respective vesting dates plus accrued cash dividend equivalents, before withholding taxes.

Options Exercised and Stock Awards Vested During 2017
(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired or Units Paid on Vesting(#)	Value Realized on Vesting($)
Mr. Jordan	—	—	97,057	$1,786,074
Mr. Losch	48,607	$328,941	35,260	678,277
Mr. Kisber	—	—	48,746	859,392
Mr. Popwell	—	—	37,336	731,457
Mr. Tuggle	—	—	29,950	576,133
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POST-EMPLOYMENT COMPENSATION

Post-Employment Compensation

Overview & Common Terms

We offer programs providing benefits after retirement and for certain other terminations. Other programs have features that enhance, accelerate, reduce, shorten, or forfeit benefits if employment terminates in various ways. Those programs and features are discussed in this section.

Common post-employment terms include:

•	Discharge or Resignation. A termination of employment by First Horizon or by the executive, respectively, other than disability or retirement.

•	Disability. A permanent inability to work.
•	Retirement. A termination of employment after meeting certain age and service requirements specified in the applicable program. Some programs specify early and normal retirement requirements; others specify only normal retirement or make no provision for retirement.

•	Change in Control, or CIC. A corporate change in control of First Horizon as defined in the program. The definition used in active programs is discussed in “CIC Definition” on page 78.

Pension Plans

We operate two defined benefit retirement plans: a broad-based tax-qualified pension plan and an unfunded non-qualified pension restoration plan limited to employees for whom the qualified benefit is limited by tax law. The restoration plan extends the benefit beyond that tax law limit. The two plans effectively provide a single pension benefit.

The plans were closed to new hires in 2007, and benefits were frozen at year-end 2012. Credited service years do not increase after 2012, and changes in compensation are ignored.

Pension benefits are based on average compensation for the highest 60 consecutive months of the last 120 months of service prior to 2013, length of service prior to 2013, and social security benefits. Covered compensation includes cash salary reportable to the IRS plus pre-tax contributions under the savings plan and employee contributions under the flexible benefits plan, and excludes bonuses, commissions, other deferred compensation, and incentives.

A “normal” pension benefit provides a monthly payment to the employee for life beginning at retirement at age 65. Participants under age 65 who are at least age 55 with 15 years of service may retire early with a reduced pension benefit. The reduction varies based on age at retirement. Similarly, a delay in retirement will increase benefits. A participant may make other elections which change the benefit. Those include a spousal benefit election, a minimum (certain) payment term, and a lump sum benefit (restoration plan only). Married participants often choose a qualified joint and survivor annuity with a surviving spouse receiving 50 percent of the participant’s benefit.

The following table shows estimated normal retirement benefits under the pension plans as of December 31, 2017. Mr. Losch does not participate in these plans.

Pension Benefits at Year-End 2017

(a)	(b)	(c)	(d)	(e)
		Number of	Present
		Years of	Value of	Payments
		Credited	Accumulated	During Last
Name	Plan	Service (#)	Benefit ($)	Fiscal Year ($)

Mr. Jordan	Qualified	6 yrs	$286,332	—
	Restoration	6 yrs	856,035	—

Mr. Kisber	Qualified	20 yrs	$947,911	—
	Restoration	NA	NA	NA

Mr. Popwell	Qualified	6 yrs	$306,726	—
	Restoration	6 yrs	399,873	—

Mr. Tuggle	Qualified	9 yrs	$580,141	—
	Restoration	9 yrs	980,820	—

Explanations of certain columns follow:

Col (c). This column shows full years of credited service, unchanged since 2012.

Col (d). Column (d) reflects the actuarial present value of each named executive’s accumulated benefit, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to 2017 except that retirement age is assumed to be the normal retirement age of 65. Column (d) amounts were calculated by the pension plan actuary using the projected unit credit cost method. This method

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POST-EMPLOYMENT COMPENSATION

recognizes cost in an increasing pattern as a participant approaches retirement. The 2017 discount rates are 3.76% for the pension plan and 3.59% for the pension restoration plan and reflect the expected average term until settlement of each of these plans. The assumptions on which the amounts presented in the table are based are discussed in note 18 to our financial statements.

Col (e). No pension benefit amounts were paid during 2017 to any named executive officer.

Non-Qualified Deferred Compensation Plans

We provide several plans allowing executives to defer receipt and taxation of cash salary and bonus. Deferred amounts are credited to accounts and earnings accrue according to the provisions of each plan. Participants have some discretion regarding the length of the deferral period, the investment criteria upon which earnings are based, and whether payout will be lump sum or an annuity. A commonly selected deferral period lasts until employment terminates. These plans are unfunded: no trust holds funds in the accounts, which legally are unsecured debt we owe participants.

In all plans each account is fully vested and non-forfeitable. Except for the timing of payments, plan accounts are not reduced or enhanced by termination of employment, change in control, or other event.

The qualified plan allows an employee to make contributions of salary into a plan account, subject to limits imposed by tax laws. We provide a 100% match under the broad-based tax-qualified savings plan for the first 6% of salary each eligible participant (having at least one year of service) elects to defer into the plan.

We have adopted a savings restoration plan for those employees, including most executives, whose base salary exceeds the tax limits imposed on the qualified plan. The restoration plan provides a nonqualified vehicle for highly-paid employees to continue to participate in a savings plan beyond the tax law limits. Unlike the qualified plan, the restoration plan is unfunded. The restoration plan offers many of the same investment options as the qualified plan, but our stock is not among those.

We reduce the risk of our obligations under the restoration and other nonqualified deferred compensation plans by purchasing investments designed to track the performance of the investment elections made by participants.

Information concerning account activities and balances of the named executive officers with respect to non-qualified deferred compensation plans is presented below.

Nonqualified Deferred Compensation During and at Year-End 2017

(a)	(b)	(c)	(d)	(e)	(f)
	Executive	Company	Aggregate		Aggregate
	Contributions in	Contributions in	Earnings in	Aggregate	Balance at Last
	Last Fiscal	Last Fiscal	Last	Withdrawals/	Fiscal Year
Name	Year ($)	Year ($)	Fiscal Year ($)	Distributions ($)	End ($)

Mr. Jordan	$403,350	$36,300	$346,262	—	$2,559,705
Mr. Losch	24,600	12,300	22,748	—	169,505
Mr. Kisber	39,600	19,800	70,309	—	1,383,381
Mr. Popwell	27,600	13,800	19,919	—	182,655
Mr. Tuggle	24,600	12,300	82,307	—	564,541

Explanations of certain columns follow:

Col (b). Traditional deferred compensation plan. Currently up to 80% of cash salary and 80% of annual cash bonus may be deferred in the traditional deferred compensation plan for executives.

Col (b). Savings restoration plan. Column (b) includes executive salary contributions to this plan.

Col (c). Includes company matching contributions under the savings restoration plan. We make no company contributions to the traditional deferred compensation plan.

Col (d). Earnings reflect interest for those accounts that earn interest. For accounts that are phantom shares of stock or mutual funds, earnings reflect increases and decreases of account value throughout the year. Those amounts are netted as applicable to the individual.

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POST-EMPLOYMENT COMPENSATION

Col (e). Hardship withdrawals are allowed under certain plans. Except under the savings restoration plan, an in-service distribution date may be selected when the deferral election is made.

Col (f). Certain plan accounts are denominated as numbers of shares of stock or mutual funds. All such accounts are valued based on the fair market value of those shares at year-end.

The information above excludes the tax-qualified savings plan. For additional information concerning deferred compensation plans see “Deferral, Retirement, and Other Benefits” beginning on page 63.

Employment & Termination Arrangements

We have no employment agreement with any named executive. Many plans and programs contain special provisions regarding termination of employment in various common situations, including in connection with retirement or a change in control. We also have certain other arrangements that deal primarily with retirement and change in control situations. This section provides information concerning those provisions and arrangements.

Termination Unrelated to Change in Control

The table below summarizes the impact upon the amounts of various items of compensation of a termination of employment under certain circumstances, other than termination related to a change in control event. Change in control situations are discussed in the following section. In addition to forfeiture of unpaid benefits, many awards provide for clawback of paid benefits if discharge “for cause,” as defined in the applicable program, occurs within two years of payment.

Impact of Termination Events on Unpaid Compensation Items

	Resignation/Discharge	Death/Disability	Retirement	Key Facts

MIP Bonus Opportunity	Forfeit	Generally forfeit, but discretionary payment is possible	Generally forfeit, but discretionary payment is possible	Committee can pro-rate or fully waive service requirement, still subject to performance conditions

PSUs	Forfeit	Pro-rated waiver of service requirement, no waiver of performance	For approved retirement, pro-rated waiver of service requirement, no waiver of performance	Committee may require covenants such as non- competes as a condition for retirement approval

Exercisable Stock Options	Expire 3 months after termination	Expire 3 years after termination	Expire 3 years after termination	Option term is shortened to new expiration date, cannot be extended

Unexercisable Stock Options	Forfeit	Expire 3 years after termination	Expire 3 years after termination	Option term is shortened to new expiration date, cannot be extended

Restricted Stock & RSUs	Forfeit	Pro-rated	Discretionary payment is possible, usually pro-rated if approved	Committee may accelerate vesting in normal retirement situations subject to compliance with covenants such as non-competes

Pension Plans, Qual’d Savings Plan, NQ Def’d Comp Plans	No impact	No impact	No impact	Contributions, accounts, and benefits are fully vested

Savings Restoration Plan	Lump sum payment	Lump sum payment	Lump sum payment	Benefits are fully vested; any termination triggers payment
77

POST-EMPLOYMENT COMPENSATION

Change in Control (CIC) Arrangements

Special change in control (CIC) severance agreements are in place with each named executive officer. In addition, many of our compensation programs have special provisions that apply if we experience a CIC event. This section provides information concerning arrangements and benefits that would apply if a CIC occurs.

CIC Definition

In our plans and programs the term “change in control” includes the following events:

•	A majority of the members of our Board of Directors changes, with certain exceptions.

•	A person or other entity becomes the beneficial owner of 20 percent or more of our outstanding voting stock, with certain exceptions.

•	Our shareholders approve, and there is a consummation of, a merger or other business combination, unless (i) more than 50% (60% in the CIC severance agreements) of the voting power resulting from the business combination is represented by voting securities outstanding immediately prior thereto, (ii) no person or other entity beneficially owns 20% or more of the resulting corporation, and (iii) at least a majority (a two-thirds majority in the CIC severance agreements) of the members of the board of directors of the resulting corporation were our directors at the time of board approval of the transaction.

•	Our shareholders’ approve a plan of complete liquidation or dissolution or a sale of substantially all of our assets. In 2016, two major plans—the Equity Compensation Plan and the Management Incentive Plan—were amended so that consummation of an asset sale, rather than mere approval, is a CIC event.

Summary of CIC Effects

The following table summarizes the impacts of a CIC event on various items of compensation. Details about current dollar amounts of many of these items are provided in the “CIC Potential Payout” section below.

Impact of CIC on Unpaid Compensation Items

Item	Impact	Key Factors

MIP Bonus Opportunity	Pro-rate target amount of bonus if employment terminates	Performance at target is presumed; pro-rating is based on % of performance period elapsed

PSUs	Award is paid at target if employment terminates; award may be adjusted, or converted to non-performance RSUs, if employment continues.	Committee has discretion to adjust or convert awards depending on the CIC context

Exercisable Stock Options	No impact

Restricted Stock, RSUs, Unexercisable Stock Options	Accelerate if employment terminates, otherwise no impact	Awards have a double-trigger feature

Qualified Pension Plan	Limited impact	Any excess funding is allocated to all plan participants

Pension Restoration Plan	Lump sum payment	See details below

Qualified Savings Plan	No impact
Savings Restoration Plan	No impact from CIC	Any separation results in lump sum payment; CIC itself has no effect on amount or timing of payment

NQ Deferred Compensation	Limited impact	Accounts are paid into rabbi trusts, inaccessible to FHN’s successor

CIC Severance Agreements	Cash payment & other benefits if employment terminates	CIC benefits are discussed in the next section

Under the pension restoration plan, a lump sum payment is made to participants representing the present value, using a discount rate of 4.2% of the participant’s scheduled projected benefits actuarially adjusted based on the participant’s age at the time of the CIC event. For participants under age 55, the CIC calculation is made assuming age 55 had been reached.

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POST-EMPLOYMENT COMPENSATION

CIC Severance Agreements

We have CIC severance agreements with all of the named executives. The agreements provide a payment equal to three times annual base salary plus three times a “bonus amount” if we discharge the officer other than for disability, retirement, or cause, or if the officer resigns for a predefined good reason, in either case within 36 months after a CIC event. The “bonus amount” is the average actual annual cash bonus paid over the preceding five years, excluding the years with the highest and lowest bonuses. Older agreements (Messrs. Jordan and Tuggle) provide generally for a federal excise tax gross-up; newer agreements (Messrs. Losch, Kisber, and Popwell) have no such provision. Severance payments are to be reduced if a small reduction in benefit (up to 5% or $50,000) would avoid the excise tax. The agreements provide for continued healthcare and life insurance benefits for an 18-month period as allowed by tax laws. Non-disparagement, cooperation, and non-solicitation covenants are included in the agreements. These agreements do not guarantee employment for any term or period; they only apply if loss of employment occurs following a CIC event. Each agreement can be terminated unilaterally upon three years’ prior notice.

CIC Potential Payout

The table below shows potential amounts payable to the named executive officers if a CIC occurred and employment with us terminated on December 31, 2017. The closing stock price on December 31, 2017 of $19.99 per share is used when valuing stock based items. For purposes of the table, the following assumptions and adjustments have been made: (1) the present value of future health and welfare and other non-cash benefits is calculated by using current costs; (2) the value of non-forfeited stock options is based solely on the spread between the option price and our actual year-end stock value; and (3) no forfeiture factors exist. Many of the amounts shown in the table accelerate the timing of payment of an amount that would have been paid eventually without increasing the amount paid. The table shows all payment amounts, whether or not increased by the CIC and termination, whether or not increased by the CIC, for the sake of completeness.

Potential Dollar Value of Payments Upon An Assumed
Termination of Employment at Year-End 2017 Related to a CIC Event

	Cash	Pro Rata	Stock	Pension	Savings	Health &		Tax Gross-up
Name	Severance	Bonus*	Awards	Restoration**	Restoration	Welfare	Other	Payments***	Total
Mr. Jordan	$5,684,400	$1,019,800	$15,480,439	$765,986	$394,586	$28,988	$25,000	$7,551,833	$30,951,032
Mr. Losch	2,491,250	355,417	2,991,924	NA	169,505	24,066	25,000	NA	6,057,162
Mr. Kisber	8,424,000	2,208,000	1,938,127	NA	436,604	26,987	25,000	NA	13,058,718
Mr. Popwell	2,687,500	395,833	3,204,193	362,440	182,655	24,647	25,000	NA	6,882,268
Mr. Tuggle	2,548,000	374,333	2,250,201	NA	209,414	24,066	25,000	NA	5,431,014

*	The amounts in this column reflect the “bonus amount” defined in each CIC severance agreement discussed above.

**	Absent a CIC event, a participant in the pension restoration plan can elect, at termination of employment, to receive a lump sum payment based on the present actuarial value of the expected pension payment stream. In a CIC context, participants will receive a lump sum payment in lieu of the payment stream. If a participant terminated in relation to a CIC is under age 55 or has less than 15 years of service, the CIC lump-sum payment would be enhanced to reflect that age and those service years. The amounts in the Pension Restoration column of the table for Messrs. Jordan and Popwell reflect an estimate of that enhancement measured at year-end. Due to his age and length of service, Mr. Tuggle would receive no such enhancement. Messrs. Losch and Kisber are not participants.

***	Messrs. Jordan and Tuggle have the right to receive an excise tax gross-up payment, an estimate of which is included in the table. Based on the assumptions of his hypothetical termination at year-end, Mr. Tuggle’s estimated gross-up amount would be zero. For Messrs. Losch, Kisber, and Popwell, who have agreements after 2008, no gross-up would be paid.
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DIRECTOR COMPENSATION

Director Compensation

Directors in 2017

At year-end 2017 and currently, we have twelve directors:

John C. Compton	Vicki R. Palmer
Mark A. Emkes	Colin V. Reed
Peter M. Foss	Cecelia D. Stewart
Corydon J. Gilchrist	Rajesh Subramaniam
D. Bryan Jordan (Chairman)	R. Eugene Taylor (Vice Chairman)
Scott M. Niswonger	Luke Yancy III

Messrs. Foss and Taylor joined the Board on November 30 after consummation of our merger with Capital Bank Financial Corp.

In addition, R. Brad Martin served during most of 2017. Mr. Martin retired in December after 23 years of service. Compensation paid to Mr. Martin in 2017 is included in the following disclosures.

Messrs. Jordan and Taylor serve on our Board but, because they are also employees, they are not paid for Board service. No director program discussed in this section applies to either of them. No other director is an employee of ours. For information concerning Mr. Jordan, see “Compensation Discussion & Analysis,” “Recent Compensation,” and “Post-Employment Compensation” beginning on pages 43, 66, and 75, respectively. Information concerning Mr. Taylor is provided in this section.

Non-Employee Director Compensation Programs

Non-employee director compensation falls into two categories: base retainer and additional retainers. For each director the base retainer is $130,000, paid half in cash and half in RSUs. Additional retainers are paid in cash for particular assignments, such as lead director or Audit Committee chair. Audit Committee members who also serve on the Trust Audit Committee of the Bank are not separately compensated for Trust Audit service. The pay year for our directors starts April 1 and ends March 31, roughly synchronous with our annual meeting.

Director pay is summarized in this table:

Director Compensation 2017-18

Item	Annual Amt

Base Retainer – cash portion:	$65,000

Base Retainer – RSU portion:	65,000
Additional Retainers (all cash):

Lead director	25,000

Chairman – Audit	32,000

Chairman – Executive & Risk	28,000

Chairman – Compensation	17,500

Chairman – other committees	10,000

Non-chair service – Audit	8,000

Non-chair service – Exec & Risk	8,000

RSUs are granted under our Equity Compensation Plan following election at the annual meeting.

RSUs vest in the year following grant, accrue dividends while unvested, and are paid in stock. Payment is required to be deferred for two years after vesting; the dollar value at grant is discounted to reflect that deferral. Grants are pro-rated for anyone elected to the Board after the annual meeting, such as Mr. Foss.

Other Non-Employee Director Programs

Non-employee directors may serve as members of our Bank’s regional boards and may be paid, as additional Board compensation, cash attendance fees up to $500 per regional board meeting. In addition, directors may receive the following benefits: a personal account executive, a no fee personal checking account for the director and his or her spouse, a debit card, a no-fee VISA card, no fee for a safe deposit box, no fee for traveler’s checks and cashier’s checks, use of tickets for marketing and other business events up to $5,000 in value, and, subject to certain restrictions and limitations, the repurchase of shares of our common stock under a Board-approved repurchase program with no payment of any fees or commissions. Directors may participate in a charitable gift matching program up to $25,000 per year.

Many directors have nonqualified deferred compensation accounts that earn interest or returns indexed to the performance of certain mutual funds selected by the director.

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DIRECTOR COMPENSATION

Prior to 2006, directors could receive stock options in lieu of fees under certain deferral plans, some of which remain outstanding.

From 1985 to 1995, directors could defer fees and receive an accrual of interest at rates ranging from 17-22 percent annually. Although new deferrals under that old plan have not been permitted since 1995, interest continues to accrue on outstanding accounts. The rate is re-set annually. For many years, the rate has been set at 7 percentage points above a benchmark rate. For the 2017 plan year, the interest rate was 9.28% for all active participants including two directors, Ms. Palmer and Mr. Martin (who has since retired as a director). For 2018, the rate has increased to 10.12%, corresponding to an increase in the benchmark rate. The plan continues to provide a retention tool for us since the above-market rates of return can be largely forfeited in a case of early departure from Board service.

Stock Ownership Guidelines

Our stock ownership guidelines set a stock ownership benchmark for non-employee directors of $325,000, or five times the cash portion of the base retainer. For this purpose, fully-owned shares, RSUs, and any shares held in tax-deferred plans are counted, but stock options are not counted. If the ownership guideline is satisfied, 50% of the net after-tax shares received from stock awards must be retained. If the guideline is not satisfied, 75% must be retained. The retention requirement applies during a director’s tenure on our Board, except that after age 60 directors are permitted to sell shares held at least three years to diversify in preparation for retirement. As Vice Chairman who is also an employee, Mr. Taylor’s ownership benchmark is six times his cash salary.

Director Compensation Table

The following table shows compensation earned last year by directors other than Mr. Jordan, whether or not deferred.

Director Compensation 2017

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension Value
					and Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Mr. Compton	$91,000	$64,985	—	—	—	$—	$155,985
Mr. Emkes	97,000	64,985	—	—	—	25,400	187,385

Mr. Foss	—	18,944	—	—	—	—	18,944
Mr. Gilchrist	81,000	64,985	—	—	—	25,000	170,985

Mr. Martin	65,000	64,985	—	—	9,340	89,524	228,849
Mr. Niswonger	73,000	64,985	—	—	—	25,000	162,985

Ms. Palmer	90,500	64,985	—	—	10,344	25,000	190,829
Mr. Reed	116,750	64,985	—	—	—	25,000	206,735

Ms. Stewart	83,000	64,985	—	—	—	—	147,985
Mr. Subramaniam	73,000	64,985	—	—	—	11,500	149,485

Mr. Yancy	83,000	64,985	—	—	—	—	147,985
Mr. Taylor*	—	2,099,995	—	—	—	153,381	2,253,376

*	As an employee Mr. Taylor does not participate in any non-employee director program. His compensation is governed largely by his employment agreement. See “Taylor Arrangements” below.

Explanations of certain columns follow:

Col (c) Stock Awards. Includes RSUs granted to non-employee directors during calendar 2017. Amounts shown are the grant date fair values of awards using the accounting method applicable to our financial statements. The accounting values are higher than the base retainer amount scheduled in the table above captioned “Director

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DIRECTOR COMPENSATION

Compensation 2017-18” due to the value discount applied for the mandatory two-year payment deferral for those awards. For additional information about valuation see the note for columns (e)-(f) to the Summary Compensation Table on page 67. Additional information about outstanding awards appears under the caption “Outstanding Director Equity Awards at Year-End” below. Mr. Martin’s RSUs are required to be shown even though they forfeited in December 2017. Cash paid in lieu of three quarters of the forfeited RSUs is included in column (g), effectively double counting the RSUs in column (h). For Mr. Taylor, this column shows the grant of a special restricted stock award required by his employment agreement. Mr. Taylor did not receive any regular stock awards in 2017. See “Taylor Arrangements” below for additional information.

Col (e) Incentive Plan Compensation. Non-employee directors do not receive cash incentives. We did not pay Mr. Taylor a cash incentive under our plans in relation to 2017.

Col (f) Deferred Compensation. Amounts consist of above-market interest accrued during the year under a plan discontinued in 1995.

Col (g) All Other Compensation. For non-employee directors, amounts in this column consist of matching donations to eligible charitable organizations by First Horizon Foundation and cash attendance fees from regional board meetings. For Mr. Martin, the amount also includes $63,702 related to Mr. Martin’s retirement, substantially all of which consisted of cash paid in lieu of three-fourths of his 2017 RSU award, which forfeited automatically when he retired in December. For Mr. Taylor, this column includes cash salary ($67,308), bonus owed by Capital Bank and paid by us ($84,932), and the value of perquisites and other personal benefits ($1,141) paid during 2017. See “Taylor Arrangements” below for additional information.

Taylor Arrangements

Mr. Taylor signed an employment agreement with us in anticipation of our merger with Capital Bank Financial Corp. (“CBF”), of which he was Chief Executive Officer. His agreement provides a framework for his salary, bonus opportunity, a special stock-based award, and other employment matters during the agreement’s two-year term.

Mr. Taylor’s employment agreement provides for an annual base salary floor of $700,000 and an annual incentive payment of no less than 100% of base salary. He also is entitled to the continuation of certain welfare benefits which had been provided to him by CBF.

At the closing of the merger he received a special award of 108,303 shares of restricted stock. The award had a grant date value of $2.1 million and will vest on its second anniversary, subject to Mr. Taylor’s continued employment. Vesting of the award is required to accelerate if his employment is terminated without cause, he resigns with good reason, or his death or disability occurs, all as provided in the agreement.

Mr. Taylor’s agreement has specific provisions for compensation if his employment with us terminates under various circumstances:

•	During the agreement’s term, if Mr. Taylor’s employment is terminated without cause or he resigns with good reason, he would be entitled to receive a lump sum cash payment equal to his base salary and the minimum annual incentive payment he would have received through the second anniversary of the merger closing, a prorated bonus for the year of termination (based on target performance), continued benefits for 36 months, and accelerated vesting of his special award mentioned above.

•	Upon Mr. Taylor’s death or disability during the agreement’s term, he would be entitled to receive a prorated bonus for the year of termination (based on target performance), accelerated vesting of the special award, and continued welfare benefits as described above.

•	If Mr. Taylor’s employment terminates at or after expiration of his agreement, he would be entitled to receive a prorated bonus for the year of termination (based on target performance) and continued welfare benefits as described above.

If Mr. Taylor resigns without good reason or is terminated with cause during the term of the agreement, he would be entitled to continued welfare benefits as described above.

As an employee and officer, Mr. Taylor generally is eligible to participate in plans and programs applicable to our other employees and officers, subject to the terms of his employment agreement.

Outstanding Director Equity Awards at Year-End

Directors receive annual RSU awards, and hold option awards from an old deferral program, as presented in the following table. All options are vested. All other awards were unvested at year-

end. Awards held by Mr. Jordan are omitted from the table; see “Outstanding Stock Awards at Fiscal Year-End” beginning on page 72 for additional information.

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DIRECTOR COMPENSATION

Outstanding Equity Awards at Fiscal Year-End 2017
Held by Directors

(a)	(b)	(c)	(d)	(e)	(f)
	Stock Options			Restricted Stock or Unit Awards
	Number of
	Securities			Number of Shares	Market Value of
	Underlying	Option		or Units of Stock	Shares or Units of
	Unexercised	Exercise	Option	Held that Have Not	Stock that Have
Name	Options(#)	Price($/sh)	Expiration Date	Vested(#)	Not Vested($)

Mr. Compton	—	—	—	4,059	$81,139

Mr. Emkes	—	—	—	4,059	$81,139

Mr. Foss	—	—	—	977	$19,530

Mr. Gilchrist	—	—	—	4,059	$81,139

Mr. Martin				0	$0
	4,704	$22.26	6/30/2018
	3,951	26.53	12/31/2018
	3,484	27.22	6/30/2019
	3,334	20.40	12/31/2019
	2,852	23.49	7/2/2021
	3,009	23.91	1/2/2022
	2,842	25.34	7/1/2022
	3,119	24.36	12/4/2022

Mr. Niswonger	—	—	—	4,059	$81,139

Ms. Palmer				4,059	$81,139
	4,196	$22.26	6/30/2018
	4,378	26.53	12/31/2018
	3,848	27.22	6/30/2019
	4,584	20.40	12/31/2019
	5,226	11.85	7/3/2020
	3,518	18.85	1/2/2021
	3,107	23.49	7/2/2021
	3,093	23.91	1/2/2022
	2,764	25.34	7/1/2022
	2,709	24.36	1/2/2023
	1,121	18.28	7/1/2023
	2,028	18.24	1/2/2024

Mr. Reed	—	—	—	4,059	$81,139

Ms. Stewart	—	—	—	4,059	$81,139

Mr. Subramaniam	—	—	—	4,059	$81,139

Mr. Yancy				4,059	$81,139
	1,379	$23.91	1/2/2022
	2,921	25.34	7/1/2022
	3,202	24.36	1/2/2023
	1,011	18.28	7/1/2023
	1,535	18.24	1/2/2024

Mr. Taylor*	—	—	—	108,303	$2,164,977

*	As an employee Mr. Taylor does not participate in any non-employee director program. His stock award was required by his employment agreement. See “Taylor Arrangements” above.

Explanations of certain columns follow:

Cols (b)/(c). Stock options include adjustments for stock dividends distributed 2008-2011, the cumulative compound rate of which was 20.0380%.

Col (e). Awards held by non-employee directors are RSUs which vest on April 2, 2018. Mr. Taylor’s award consists of restricted stock scheduled to vest on November 30, 2019.

Col (f). Values reflect the year-end market value of our common stock ($19.99/share) with no discount for the risk that the award might be forfeited or for the time remaining before vesting. Values shown here are not based on financial accounting assumptions or methods.

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DIRECTOR COMPENSATION

Details concerning the awards outstanding at year-end are provided in the following table.

Details Concerning Director Full-Value Stock Awards

Outstanding at Year-End 2017

	Grant		Units/Shrs
Name	Date	Vesting Date	Vesting (#)

Mr. Compton	4/25/2017	4/2/2018	4,059

Mr. Emkes	4/25/2017	4/2/2018	4,059

Mr. Foss	11/30/2017	4/2/2018	977

Mr. Gilchrist	4/25/2017	4/2/2018	4,059

Mr. Niswonger	4/25/2017	4/2/2018	4,059

Ms. Palmer	4/25/2017	4/2/2018	4,059

Mr. Reed	4/25/2017	4/2/2018	4,059

Ms. Stewart	4/25/2017	4/2/2018	4,059

Mr. Subramaniam	4/25/2017	4/2/2018	4,059

Mr. Yancy	4/25/2017	4/2/2018	4,059

Mr. Taylor	11/30/2017	11/30/2019	108,303

Director Options Exercised and Stock Vested

The following table provides information about stock options exercised during 2017 by our directors as well as stock units that vested during 2017. Amounts in columns (c) and (e) represent the market values of shares on the exercise or vesting dates. Messrs. Foss and Taylor hold no stock options and had no vestings in 2017, and so are omitted from this table. Information for Mr. Jordan also is omitted from the table; see “Options Exercised and Stock Vested” beginning on page 74 for his information.

Director Options Exercised and Stock Vested During 2017

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
			Number of
			Shares	Value
	Number of	Value Realized	Acquired or Units	Realized
	Shares Acquired	Upon Exercise	Paid Upon	Upon Vesting
Name	on Exercise(#)	($)	Vesting(#)	($)
Mr. Compton	—	—	4,510	$82,939
Mr. Emkes	—	—	4,510	82,939
Mr. Gilchrist	—	—	4,510	82,939
Mr. Martin*	11,143	$5,781	7,554	144,641
Mr. Niswonger	—	—	4,510	82,939
Ms. Palmer	5,363	$2,987	4,510	82,939
Mr. Reed	—	—	4,510	82,939
Ms. Stewart	—	—	4,510	82,939
Mr. Subramaniam	—	—	3,327	61,184
Mr. Yancy	—	—	4,510	82,939

*	Mr. Martin’s 2017 RSU award, outstanding at his retirement, was forfeited automatically. After retirement the Board approved paying Mr. Martin the pro-rated cash value, at retirement, of the forfeited award. That payment-in-lieu is included in columns (d) and (e) as if the award had vested on those terms.
84

LEGAL MATTERS

Legal Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers to file with the SEC initial reports of ownership and reports of changes in ownership of our stock and to furnish us with copies of all forms filed.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the past fiscal year our officers and directors complied with all applicable Section 16(a) filing requirements.

Availability of Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K, including the financial statements and schedules thereto, which is filed with the SEC, is available free of charge to each shareholder of record upon written request to the Treasurer, First Horizon National Corporation, P. O. Box 84, Memphis, Tennessee, 38101. Each such written request must set forth a good faith representation that as of the record date specified in the notice of annual shareholders’ meeting the person making the request was a beneficial owner of a security entitled to vote at the annual meeting of shareholders.

The exhibits to the Annual Report on Form 10-K will also be supplied upon written request to the Treasurer and payment to us of the cost of furnishing the requested exhibit or exhibits. A document containing a list of the exhibits to Form 10-K, as well as a brief description and the cost of furnishing each such exhibit, will accompany the Annual Report on Form 10-K.

Other Legal Disclosures

We are required to disclose a comparison of the 2017 total compensation of our CEO with that of our median-paid employee. For that purpose, we have selected the median employee using total federally taxable income reported by us for 2017 to the U.S. Internal Revenue Service. The median employee was that person, employed by us at year-end, whose 2017 taxable income ranked at the fiftieth percentile of all our employees other than the CEO. For this purpose, all employees included part-time and seasonal personnel as well as persons who joined us during the year. However, as permitted by applicable disclosure rules, in choosing the median employee we omitted all persons who became our employees as a result of our merger with Capital Bank Financial Corp. late in 2017.

Total compensation for our CEO in 2017, calculated using the methodology reported on pages 67 – 68, was $10,333,764. Included within that total is a special multi-year cash bonus of $5,500,000, discussed at page 62 above under the caption “CEO Multi-Year Cash Bonus.” Excluding that special bonus, CEO total compensation would have been $4,833,764. Total compensation for our median employee for 2017, calculated using the same methodology, was $81,836. The ratio of 2017 total compensation for the CEO in relation to that for the median employee is one hundred twenty six to one. Excluding the CEO’s special bonus, that ratio is fifty nine to one.

85

LEGAL MATTERS

Late in 2017 we announced that approximately 4,000 non-bonus-eligible, non-commission employees would receive a special cash bonus of $1,000. The median employee was one of those who received that bonus, which was included in calculating the ratios above.

The information disclosed in this section was developed and is provided solely to comply with specific, new legal requirements. We do not use any of this information in managing our company. We do not believe this information provides shareholders with a useful mechanism for evaluating our management’s effectiveness, operating results, or business prospects, nor for comparing our company with any other in any meaningful respect.

BY ORDER OF THE BOARD OF DIRECTORS

Clyde A. Billings, Jr.
Senior Vice President,
Assistant General Counsel and
Corporate Secretary

March 12, 2018

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APPENDIX A—AUDIT COMMITTEE CHARTER

AUDIT COMMITTEE CHARTER
FIRST HORIZON NATIONAL CORPORATION

(As Amended and Restated as of July 25, 2017)

Establishment and Purposes of the Committee

Acting pursuant to Tennessee Code Annotated Section 48-18-206, Article 11(b)(8) of the Corporation’s restated charter, as amended, and Section 3.5 of the Corporation’s bylaws, as amended, the Board of Directors of First Horizon National Corporation hereby creates the Audit Committee (the “Committee”) of the Board of Directors, which shall: (1) assist the Board of Directors in its oversight of (a) the Corporation’s accounting and financial reporting principles and policies and internal controls and procedures, (b) the integrity of the Corporation’s financial statements, (c) the Corporation’s compliance with legal and regulatory requirements, (d) the independent auditor’s qualifications and independence, and (e) the performance of the independent auditor and Corporation’s internal audit function; and (2) prepare the report to be included in the Corporation’s annual proxy statement pursuant to the proxy rules of the Securities and Exchange Commission (“SEC”).

The function of the Committee is oversight. Management of the Corporation is responsible for preparation, presentation and integrity of the Corporation’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations, and the officer in charge of the Corporation’s internal audit function (“internal auditor”) is responsible for testing such internal controls and procedures. The independent auditor is responsible for planning and carrying out a proper audit of the Corporation’s annual financial statements, reviews of the Corporation’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. It is recognized that, in fulfilling their responsibilities hereunder, members of the Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, performing the functions of accountants or auditors. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (1) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (2) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (3) the representations made by management as to any non-audit services provided by the independent auditor to the Corporation. Further, in fulfilling their responsibilities hereunder, the members of the Committee will incorporate the use of reasonable materiality standards, including the size of the Corporation and the nature, scope and risks of the activities conducted.

The independent auditor for the Corporation is accountable to the Committee as representatives of the shareholders and must report directly to the Committee. The Committee has the authority and responsibility directly to appoint (subject, if applicable, to shareholder ratification), retain, compensate, evaluate and terminate the Corporation’s independent auditor and to oversee the work of such independent auditor.

The independent auditor shall submit to the Committee annually a formal written statement (the “Auditor’s Statement”) describing: the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with such issues; and (to assess the independent auditor’s independence) all relationships between the independent auditor and the Corporation addressing each non-audit service provided to the Corporation and at least the matters set forth in the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence.

The independent auditor shall submit to the Committee annually a formal written statement of the aggregate fees billed for each of the last two fiscal years for professional services rendered by the independent auditor in the following categories (as defined by the rules of the SEC): audit, audit-related, tax and all other services.

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APPENDIX A—AUDIT COMMITTEE CHARTER

Qualifications of Committee Members

The Committee shall consist of at least three members appointed annually by a majority of the entire Board on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, acting in its capacity as the nominating committee.

Members shall be directors who meet the independence and experience requirements of the NYSE and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder. Under these requirements as currently adopted, the Board must determine:

•	that each member has no material relationship, either direct or indirect, with the Corporation;

•	that each member is financially literate, or shall become financially literate within a reasonable period of time after his or her appointment to the Committee; and

•	that at least one of the members has accounting or related financial management expertise,

as such requirements are interpreted by the Board of Directors in the exercise of its business judgment. Members may be replaced by the Board.

No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to serve effectively on the Committee, and discloses this determination in the Corporation’s annual proxy statement. No member of the Committee may be an affiliated person (as such term is defined in SEC Rule 10A-3, including any exceptions or exemptions permitted thereby) of the Corporation or any subsidiary thereof or may receive any compensation from the Corporation other than (i) director’s fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive; provided, however, that notwithstanding the foregoing, it shall be permissible for Committee members to receive those types of compensation permitted by the rules of the SEC and the NYSE regarding the independence of audit committee members.

Operation of the Committee

Meetings shall be held at least four times yearly, or more frequently if circumstances dictate, and may be called at any time by the Committee chair or by any two members of the Committee upon written or oral notice to a majority of the members of the Committee prior to the meeting. A quorum shall consist of a majority of the members and the vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the Committee. Proceedings of the Committee over the signature of a member in attendance shall be recorded in a minute book and reflect the names of those in attendance. The chair of the Committee, or acting chair of the meeting, will present a report of Committee activities to the full Board of Directors at its next regularly scheduled meeting. The Secretary of the Board will permanently maintain the minutes of Committee meetings. Meetings may be held jointly with a similar committee of First Tennessee Bank National Association (“Bank”) if either the members of the Bank’s committee and the members of this Committee are identical or all of the members of the Bank’s committee would meet the eligibility requirements of the NYSE, Section 10A(m)(3) and the rules of the SEC, including any exceptions permitted thereby, and meetings may also be held jointly with the Trust Audit Committee of the Bank under the same conditions. The Committee may, in its discretion, delegate all or a portion of its authority and duties to a subcommittee of the Committee, and may delegate to the chair the authority to grant pre-approvals of audit and permitted non-audit services as provided herein, provided that the decisions of such chair to grant pre-approvals shall be presented to the full Committee at its next regularly scheduled meeting.

The Committee shall have unrestricted access to Corporation personnel and documents. The Committee will be given the resources and authority appropriate to discharge its duties and responsibilities, including (i) the authority to retain and compensate special or independent counsel, accountants or other experts or consultants to advise the Committee, without seeking approval of the Board or management, and (ii) appropriate funding, as determined by the Committee, for payment of compensation to such counsel, accountants or other experts and consultants. The Committee may request any officer or employee of the Corporation or of the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. It will be the responsibility of the Committee to maintain free and open means of communication between the directors and

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APPENDIX A—AUDIT COMMITTEE CHARTER

management of the Corporation. The Committee shall meet separately periodically with management, the internal auditor, and the independent auditor in separate executive sessions to discuss any matters that the Committee or any of these persons believes should be discussed privately.

Duties and Responsibilities of the Committee

The Committee is hereby delegated full authority with respect to the following matters and such additional matters as may be provided in the bylaws of the Corporation or as the Board of Directors may from time to time by resolution adopted by a majority of the entire Board specify:

1.	with respect to the independent auditor,

	a.	directly appoint (subject, if applicable, to shareholder ratification), retain, compensate, oversee the work of, evaluate and terminate the independent auditor.

	b.	adopt a policy for the Corporation regarding preapproval of all audit and non-audit engagement fees and terms and approve, in advance, all such fees and terms in accordance with such policy.

	c.	ensure that the independent auditor prepares and delivers annually an Auditor’s Statement (it being understood that the independent auditor is responsible for the accuracy and completeness of this Statement) and consider such Auditor’s Statement in assessing the independence of the independent auditor.

	d.	ensure that the independent auditor timely reports on all critical accounting policies and practices to be used; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

	e.	review and evaluate the qualifications, performance and independence of the lead partner of the independent auditor.

	f.	discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner, and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself.

	g.	instruct the independent auditor that the independent auditor is ultimately accountable to the Committee as representatives of the shareholders.

2.	with respect to the internal audit department,

	a.	appoint and remove the Corporation’s internal auditor and approve the salary and annual bonus of the internal auditor.

	b.	advise the internal auditor that he or she is expected to provide the Committee summaries of and, as appropriate, significant reports to management prepared by the internal audit department and management’s responses thereto (including but not limited to reports on the Corporation’s risk governance, risk assessment and risk management, the adequacy of policies, and compliance with legal and regulatory requirements).

	c.	advise the internal auditor that he or she is expected to provide the Committee with such additional information and reports as may be provided in the internal audit department charter.

	d.	approve the internal audit department charter, review it annually, and approve such amendments thereto as the Committee may deem necessary or appropriate.

	e.	approve annually the audit plan, and risk assessment methodology of the internal audit department.

	f.	review annually the financial budget of the internal audit department.

	g.	together with the internal auditor, oversee any outsourcing to third parties of internal audit functions.

3.	with respect to financial reporting principles and policies and internal controls and procedures,

	a.	advise management, the internal auditor and the independent auditor that each is expected to provide to the Committee a timely analysis of significant financial reporting issues and practices.
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APPENDIX A—AUDIT COMMITTEE CHARTER

	b.	consider any reports or communications (and management’s and/or the internal auditor’s responses thereto) submitted to the Committee by the independent auditor required by or referred to in Auditing Standard No. 1301, or any successor provision. Communication with Audit Committees, issued by the Public Company Accounting Oversight Board, as may be modified or supplemented.

	c.	meet with management, the independent auditor and, if appropriate, the internal auditor (i) to discuss the scope of the annual audit; the audited financial statements and quarterly financial statements; any significant matters arising from any audit, including any audit problems or difficulties and management’s response thereto; any significant matters arising from changes to the Corporation’s auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent auditor, the internal auditor or management; any major issues regarding accounting principles and financial statement presentations; any major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies; analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; the effect, if significant, of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation; (ii) to review the form of opinion the independent auditor proposes to render to the Board of Directors and shareholders; and (iii) to discuss the Corporation’s risk assessment and risk management policies and to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.

	d.	obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which set forth certain procedures to be followed in any audit of financial statements required under that act.

	e.	review any employee complaints or material reports or inquiries received from regulators or government agencies and management’s responses; in addition to receiving reports from the internal auditor regarding risk and compliance matters as described in Section 2 of this Charter, meet periodically with the Corporation’s chief risk officer to discuss any risk and compliance matters that may have a material effect on the Corporation’s financial statements or internal controls; discuss any significant compliance issues raised in reports or inquiries received from regulators or government agencies; review periodic reports regarding the effectiveness of the Compliance and Ethics Program; and discuss with the Corporation’s General Counsel pending and threatened claims that may have a material impact on the financial statements.

	f.	discuss earnings press releases, including the use of “proforma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies; provided, however, that the Committee’s responsibility to discuss earnings releases as well as financial information and earnings guidance may be done generally and may be limited to the types of information to be disclosed and the types of presentations to be made.

	g.	establish hiring policies for employees or former employees of the independent auditor.

	h.	review and oversee related party transactions.

	i.	establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and for the confidential anonymous submission by the Corporation’s employees of concerns regarding questionable accounting or auditing matters.

	j.	review disclosures made to the Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

4.	with respect to reporting and recommendations,

	a.	prepare any report or other disclosures, including any recommendation of the Committee, required by the rules of the SEC to be included in the Corporation’s annual proxy statement.

	b.	review this Charter at least annually and recommend any changes to the Board.
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APPENDIX A—AUDIT COMMITTEE CHARTER

c.	report its activities to the full Board of Directors on a regular basis and make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate.

d.	prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this Charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chair of the Committee or any other member of the Committee designated by the Committee to make this report.

A-5

APPENDIX B—SECTIONS OF RESTATED CHARTER PROPOSED TO BE AMENDED

PROVISIONS OF THE
RESTATED CHARTER OF
FIRST HORIZON NATIONAL CORPORATION
AFFECTED BY VOTE ITEM NO. 2,
WITH PROPOSED CHANGES MARKED

* * * * *

ARTICLE 5

Proposed New Article 5

5. PURPOSES AND POWERS.

The Corporation is organized: to conduct one or more financial services businesses, including any and all related, ancillary, or supportive businesses; to own other companies or enterprises (or interests therein) which conduct financial services businesses, including any and all related, ancillary, or supportive businesses; to engage in any lawful act or activity for which corporations may be organized now or hereafter under the Tennessee Business Corporation Act or other statutes or law of Tennessee; and for every other lawful purpose or purposes. Except as provided otherwise in this Restated Charter, the Corporation has each and every power enumerated in or permitted now or hereafter by the statutes or law of Tennessee, and all powers ancillary thereto.

Current Article 5, which would be replaced

5. PURPOSES.

The purpose or purposes for which the Corporation is organized are, to the extent permitted by law:

(a) To subscribe for, purchase, lease or otherwise acquire and to receive, own, hold, sell, exchange, lease, mortgage, pledge, assign or otherwise dispose of, and otherwise deal in and with “securities” (as such term is herein defined) issued or created by, or other property (real or personal) of any person, corporation, association, firm, trust, organization or other entity whatsoever, including but not limited to this corporation and any national banking association, state-chartered bank, savings bank and trust company, wherever located or organized and whether public, private or municipal, of this state, or any district, territory, subdivision, municipality or department thereof, or any other state or any district, territory, subdivision, municipality or department thereof, or any country, nation or government, or any district, territory, subdivision, municipality or department thereof; to possess and exercise any and all rights, powers and privileges of ownership of such securities or other property, including without limitation the right to vote on such securities; and to issue or deliver in payment or exchange, in whole or in part, for any such securities or other property, its own stock, bonds, notes or other obligations, or to make payment for any such securities or other property by any other lawful means; and to do any and all acts and things necessary or advisable for the preservation, protection, improvement or enhancement in value of any such securities or other property. The term “securities” as used in this Article 5 shall mean any and all shares, stocks, bonds, debentures, notes, mortgages, acceptances, evidences of indebtedness or obligations, certificates of interest or participation in any property or venture, scrip, interim receipts, voting trust certificates, instruments or interests commonly known as securities, and any and all certificates of interest or participation in, or of deposit of, any of the foregoing, or receipts for, guaranties of, or warrants or rights to subscribe for or purchase any of the foregoing.

(b) To promote, finance and assist, financially or otherwise, whether by loan, guaranty, subsidy or otherwise, any person, corporation, partnership, association, firm, trust, organization or other entity in which the Corporation shall have any interest; to guarantee the payment of dividends on any stock or the payment of the obligations issued or incurred by any such person, corporation, partnership, association, firm, trust, organization or other entity, to issue its own stock, bonds or other obligations in payment or exchange for any securities or other property acquired (pursuant to a merger, consolidation or otherwise) by any such person, corporation, partnership, association, firm, trust, organization or other entity; and to do any and all other acts and things for the enhancement, protection or preservation of any securities which are in any manner, directly or indirectly, owned, held or guaranteed by the Corporation.

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APPENDIX B—SECTIONS OF RESTATED CHARTER PROPOSED TO BE AMENDED

(c) To render assistance, service, counsel and advice to, and to act as representative in any capacity (whether managing, operating, financial, purchasing, selling, advertising or otherwise) of any person, corporation, partnership, association, firm, trust, organization or other entity, including without limitation those in which the Corporation shall have any interest.

(d) To acquire by purchase, lease, exchange or otherwise, to own, hold, use, manage, develop, improve and to sell, lease, mortgage, exchange and otherwise deal in, real estate and any interest or right therein and personal property of every class and description, either for is own account or for the account of others, to erect, construct, rebuild, repair, manage and control, lease, buy and sell, any and all kinds of and interest in real estate and personal property; and to engage generally in the business of operating and leasing real estate and personal property of every character and description.

(e) To buy, sell, produce, manufacture and dispose of all kinds of goods, documents, instruments, general intangibles, chattel paper, accounts, contract rights, wares, foods, potables, merchandise, manufactures, commodities, furniture, machinery, tools, supplies and products of any kind, character or description whatsoever, and generally to engage in any mercantile, manufacturing or commercial business of any kind or character whatsoever throughout the world, and to do all things incidental to any such business or businesses.

(f) To enter into any lawful arrangements for sharing profits, union of interest, reciprocal concession or cooperation, with any corporation, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign in the carrying on of any business which the Corporation is authorized to carry on or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the Corporation.

(g) To issue bonds, debentures, convertible debentures, notes, commercial paper, or other obligations of this Corporation, from time to time for any of the objects or purposes of the Corporation and to secure the same by mortgage, pledge, deed of trust or otherwise.

(h) To guarantee obligations of any other entity and to secure such guaranties by mortgage, pledge or otherwise by vote of a majority of the entire Board of Directors.

(i) To indemnify the officers and directors during their term of office or thereafter for actions arising during their term of office, either directly or through the purchase of insurance, for expenditures as parties to suits by or in the right of the Corporation or other than by or in the right of the Corporation to the extent permitted by the statutes of Tennessee.

(j) Without in any way limiting any of the objects or purposes or powers, whether primary or secondary of the Corporation, it is hereby expressly declared and provided that the Corporation shall have power to do all acts or things necessary, incidental or convenient to do, or calculated, directly or indirectly, to promote the interest of the Corporation, or enhance the value or render profitable any of its property or rights; and in carrying on its business or businesses, or for the purpose of obtaining or furthering any of its objects, to do any and all things and exercise any and all powers, rights and privileges which a corporation for profit may now or hereafter be permitted to do or to exercise under the laws of the State of Tennessee; and to do any and all of the acts and things herein set forth to the same extent as natural persons could do, and in any part of the world, as principal, factor, agent, contractor, trustee or otherwise, either alone or in syndicates, or otherwise in conjunction with any person, entity, syndicate, partnership, association or corporation, governmental or public bodies or authorities of any kind, domestic or foreign; to establish and maintain offices and agencies and to exercise all or any of its corporate powers and rights throughout the world.

(k) To engage, in addition to the foregoing, in any lawful act or activity for which corporations may be organized under the Tennessee General Corporation Act.

(l) It is the intention that the objects, purposes and powers specified in the fifth paragraph hereof shall, except where otherwise specified in said paragraph, be no-wise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this Charter, but that the objects, purposes and powers specified in the fifth paragraph and in each of the clauses or paragraphs of this Charter shall be regarded as independent objects, purposes and powers.

The foregoing clauses shall be construed both as purposes and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this Corporation.

* * * * *

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APPENDIX B—SECTIONS OF RESTATED CHARTER PROPOSED TO BE AMENDED

ARTICLES 7 & 8

Proposed reservation of Articles 7 and 8, after deletion

7. [reserved]

8. [reserved]

Current Articles 7 and 8, proposed to be deleted as no longer necessary

7. COMMENCEMENT OF BUSINESS.

The Corporation will not commence business until consideration of One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

8. PREEMPTIVE RIGHTS.

No shareholder of the Corporation shall because of his ownership of stock have a preemptive or other right to purchase, subscribe for or take any part of any stock or any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase stock of the Corporation issued, optioned or sold by it after its incorporation. Any part of the capital stock and any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase stock of the Corporation authorized by this Restated Charter or by any amendment duly filed, may at any time be issued, optioned for sale and sold or disposed of by the Corporation pursuant to a resolution of its Board of Directors to such persons and upon such terms as may to such Board seem proper without first offering such stock or securities or any part thereof to existing shareholders.

* * * * *

ARTICLE 10, FIRST PARAGRAPH

Proposed changes to the first paragraph of Article 10

10. SERIAL PREFERRED STOCK.

The shares of any preferred class may be divided into and issued in series. If the shares of any such class are to be issued in series, then each series shall be so designated to distinguish the series thereof from all the shares of all other series and classes. All shares of the same series shall be identical. Any or all of the series of any class may vary in the relative rights and preferences as between the different series to the extent permitted by the statutes of Tennessee. The Board of Directors shall have the authority to divide any or all such classes into series and, within the limitation of the statutes and law of ~~the State of~~ Tennessee, ~~and~~  particularly Section 48-16-102 of the Tennessee Business Corporation Act or any successor provision thereto ~~Sections 48-502 and 48-503~~, fix and determine the relative rights and preferences of the shares of any series so established.

* * * * *

ARTICLE 11

Proposed New Article 11

11. MANAGEMENT BY BOARD OF DIRECTORS.

(a) All corporate powers shall be exercised by, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. The Board of Directors may exercise all powers conferred or permitted by the statutes or law of Tennessee.

(b) Without in any way limiting any of the objects or purposes or powers of the Board of Directors, whether primary or secondary, it is hereby expressly declared and provided that the Board of Directors shall have the power to remove any director for cause, within the meaning of applicable statutes or law of Tennessee, by a vote of a majority of the entire Board of Directors.

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APPENDIX B—SECTIONS OF RESTATED CHARTER PROPOSED TO BE AMENDED

Current Article 11, which would be replaced

11. ADDITIONAL POWERS.

(a) The Corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares; but purchases of its own shares, whether direct or indirect, shall be made only to the extent of unreserved and unrestricted earned or capital surplus available therefor.

(b) Other provisions: Management. The Corporation shall be managed by the Board of Directors, which shall exercise all powers conferred under the laws of the State of Tennessee including without limitation the power:

(1) To hold meetings, to have one or more offices, and to keep the books of the corporation, except as otherwise expressly provided by law, at such places, whether within or without the State of Tennessee, as may from time to time be designated by the Board.

(2) To make, alter and repeal bylaws of the corporation, subject to the reserved power of the shareholders to make, alter and repeal bylaws.

(3) To approve the issuance or sale of any of its authorized but unissued shares of any class, bonds or other securities and rights or options entitling the holders thereof to purchase from the corporation shares of any class or classes, to approve the purchase or other acquisition of or the reissuance, sale or other disposition of treasury shares; to fix the consideration to be received for such shares of any class, bonds or other securities, rights or options and to cause to be issued any such shares of any class, bonds or other securities, rights or options.

(4) To use or apply any funds of the corporation lawfully available therefor for the purchase or acquisition of shares of the capital stock or bonds or other securities of the corporation, in the market or otherwise, at such price as may be fixed by the Board, and to such extent and in such manner and for such purposes and upon such terms as the Board may deem expedient and as may be permitted by law, and to sell, exchange, transfer, reissue or cancel such shares of the capital stock of the corporation upon such terms and for such consideration as it may deem proper.

(5) To determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account, record, book or document of the corporation, except as conferred by the laws of the State of Tennessee or as authorized by the Board.

(6) To remove any director for cause as defined by the laws of the State of Tennessee by a vote of a majority of the entire Board of Directors.

(7) To fill any newly created directorships resulting from an increase in the number of directors and any vacancies occurring in the Board for any reason, (including removal of directors without cause by the shareholders or for cause by the Board of Directors or the shareholders.)

(8) To designate an Executive Committee consisting of two or more directors and such other committees consisting of two or more persons, who may or may not be directors, and to delegate to such Executive Committee and other committees all such authority of the Board that it deems desirable within the limits prescribed by the statutes of the State of Tennessee.

(9) To designate the officer or officers of the corporation who shall vote the shares of capital stock held by the corporation in other corporations and to authorize the execution of any proxy that may be necessary in connection therewith.

(10) To take any action required or permitted of the Board without a meeting on written consent, setting forth the action so taken, sighed by all directors entitled to vote thereon.

* * * * *

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APPENDIX B—SECTIONS OF RESTATED CHARTER PROPOSED TO BE AMENDED

ARTICLE 14

Proposed change to Article 14

14. DIRECTOR LIABILITY.

No director shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) under Section 48-18-302 ~~48-18-304~~, or any successor provision thereto, of the Tennessee Business Corporation Act.

* * * * *

B-5

APPENDIX C—RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP
FINANCIAL INFORMATION

Portions of this Proxy Statement show financial measures that are not presented according to generally accepted accounting principles (GAAP). Non-GAAP financial measures are noted in this Proxy Statement when used. A reconciliation of those non-GAAP measures to comparable GAAP measures is provided in this appendix.

Although non-GAAP measures have no standard definition, our management believes the measures presented in this Proxy Statement are useful for understanding our financial results. Non-GAAP measures are reported to our management and Board of Directors through various internal reports.

The non-GAAP financial measures used in this Proxy Statement are: adjusted earnings per share (EPS), adjusted return on assets (ROA), adjusted return on equity (ROE), return on tangible common equity (ROTCE), adjusted ROTCE, and adjusted efficiency ratio, all for the fiscal year 2017. All adjusted measures exclude from GAAP measures certain “notable items” which are listed in the table below. The amount of each notable item is listed to show relative size. Except for the tax-related adjustments, amounts shown are pretax, and do not flow directly into adjustment calculations. While the selection of which items identified as “notable” is inherently subjective, we believe that the exclusion of these positive and negative notable items from our reported GAAP operating results for 2017 presents a more useful baseline for comparisons to other years. Certain calculated amounts do not add, subtract, or divide precisely as shown due to rounding.

2017 NOTABLE ITEMS

Item	Amount		*
Mortgage repurchase reserve release (positive)		$20.0
Acquisition expense		61.3
Legal (litigation) expense		40.3
Tax adjustments unrelated to Tax Reform (positive)		43.9
Adjustments related to Tax Reform (negative)		82.0
Special employee bonus expense		9.9
	* $	in millions

2017 ADJUSTED EPS

Item	Amount		*
Net Income available to common shareholders (NIAC) (GAAP)		$159
Average Common Diluted Shares (GAAP)		244
EPS (NIAC/Avg Shares) (GAAP)		$0.65		per share
NIAC (GAAP)		$159
Exclude notable items from NIAC	+ 112
Adjusted NIAC (non-GAAP)		271
Average Common Diluted Shares (GAAP)		244
Adjusted EPS (Adj NIAC/Avg Shares) (non-GAAP)		$1.11		per share
	* $	& shrs in millions, except EPS
C-1

APPENDIX C—RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION

2017 ADJUSTED ROA

Item	Amount		*
Net Income available to common shareholders (NIAC) (GAAP)		$159
Average Assets (GAAP)		29,925
ROA (NIAC/Avg Assets) (GAAP)		0.59%
NIAC (GAAP)		$159
Exclude notable items from NIAC		+ 112
Adjusted NIAC (non-GAAP)		271
Average Assets (GAAP)		29,925
Adjusted ROA (Adj NIAC/Avg Assets) (non-GAAP)		0.96%
	* $	in millions

2017 ADJUSTED ROE

Item	Amount		*
Net Income available to common shareholders (NIAC) (GAAP)		$159
Average Common Equity (CE) (GAAP)		2,579
ROE (NIAC/CE) (GAAP)		6.2%
NIAC (GAAP)		$159
Exclude notable items from NIAC		+ 112
Adjusted NIAC (non-GAAP)		271
CE (GAAP)		2,579
Exclude impact on CE of notable items		– 49
Adjusted CE (non-GAAP)		2,530
Adjusted ROE (Adj NIAC/Adj CE) (non-GAAP)		10.7%
	* $	in millions

2017 ROTCE and ADJUSTED ROTCE

Item	Amount		*
Net Income available to common shareholders (NIAC) (GAAP)		$159
Average Common Equity (CE) (GAAP)		2,579
ROE (NIAC/CE) (GAAP)		6.2%
CE (GAAP)		2,579
Exclude Average Intangible Assets (GAAP)		– 376
Average Tangible Common Equity (TCE) (non-GAAP)		2,203
ROTCE (NIAC/TCE) (non-GAAP)		7.2%
NIAC (GAAP)		$159
Exclude notable items from NIAC		+ 112
Adjusted NIAC (non-GAAP)		271
TCE (non-GAAP)		2,203
Exclude impact on TCE of notable items		– 49
Adjusted TCE (non-GAAP)		2,154
Adjusted ROTCE (Adj NIAC/Adj TCE) (non-GAAP)		12.6%
	* $	in millions
C-2

APPENDIX C—RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION

2017 ADJUSTED EFFICIENCY RATIO

Item	Amount		*
Noninterest expense (Expenses) (GAAP)		$1,024
Revenues (gross income after loan loss provision) (GAAP)		1,333
Efficiency ratio (Expenses/Revenues) (GAAP)		77%
Expenses (GAAP)		1,024
Exclude notable items		– 112
Adjusted Expenses (non-GAAP)		912
Revenues (GAAP)		1,333
Adjusted Efficiency ratio (adj Expenses/Revenues) (non-GAAP)		69%
	* $	in millions
C-3

ANNUAL MEETING

April 24, 2018
10:00 a.m. Central time

First Tennessee First Ops Building
3451 Prescott Road
Memphis, TN 38118

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND VOTING INSTRUCTION CARD FOR
FIRST HORIZON NATIONAL CORPORATION SAVINGS PLAN (“Plan”)

Shareholders of Record: The undersigned appoints George P. Lewis and Ben C. Adams, Jr., or any one or both of them with full power of substitution, as proxy or proxies, to represent and vote all shares of stock standing in my name on the books of the corporation at the close of business on February 23, 2018, which I would be entitled to vote if personally present at the annual meeting of shareholders of First Horizon National Corporation, to be held in the First Tennessee First Ops Building, 3451 Prescott Road, Memphis, Tennessee 38118, at 10 a.m. Central time, or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side. The proxies are further authorized to vote in their discretion as to any other matters which may properly come before the meeting. The board of directors, at the time of preparation of the proxy statement, knows of no business to come before the meeting other than that referred to in the proxy statement.

Plan Shareholders: Under the terms of the Plan, each participant having funds allocated to the FHNC Stock Fund is entitled to instruct State Street Bank and Trust Company, plan trustee (“Plan Trustee”), as to the manner in which to vote the shares of First Horizon common stock held in the FHNC Stock Fund represented by the participant’s interest therein as of February 23, 2018 (the record date for the annual meeting of shareholders). The purpose of this instruction card is for the participant to give instructions to the Plan Trustee as to how to vote such shares in connection with the annual meeting of shareholders of First Horizon National Corporation to be held in the First Tennessee First Ops Building, 3451 Prescott Road, Memphis, Tennessee 38118, on April 24, 2018, at 10 a.m. Central time, or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side and also on any other matters that may properly come before the meeting. The undersigned hereby directs the Plan Trustee to vote the shares of FHNC common stock in the FHNC Stock Fund represented by the undersigned’s interest therein as specified on the reverse side.

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

YOU CAN VOTE BY TELEPHONE, OVER THE INTERNET, OR BY SIGNING AND RETURNING THIS CARD AS DIRECTED ON THE REVERSE SIDE.

Vote by Internet, Telephone or Mail

There are three ways to vote. Internet or telephone voting is available 24 hours a day, 7 days a week.

Your phone or Internet vote authorizes the named proxies and/or the Plan Trustee to vote your shares in the same manner as if you had marked, signed and returned this card.

You will need the last four digits of your Social Security or Tax ID number to vote your shares on the Internet or by phone.

MAIL
INTERNET	TELEPHONE	Mark, sign and date this card and return it in the postage-paid envelope provided or mail to Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.
www.proxypush.com/fhn	1-866-883-3382
Use the Internet to vote your shares until 11:59 p.m. (CT) on April 19, 2018 (for Plan shares) or April 23, 2018 (for all other shares).	Use any touch-tone telephone to vote your shares until 11:59 p.m. (CT) on April 19, 2018 (for Plan shares) or April 23, 2018 (for all other shares).

If you vote by Internet or by telephone, you do NOT need to mail back this card.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS CARD.

The Board of Directors unanimously recommends a vote FOR Items 1, 2, 3 and 4.

1.	Election of twelve directors to serve until the 2019 Annual Meeting of Shareholders:

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

01	John C. Compton	☐	☐	☐	07	Vicki R. Palmer	☐	☐	☐

02	Mark A. Emkes	☐	☐	☐	08	Colin V. Reed	☐	☐	☐

Please fold here – Do not separate

03	Peter N. Foss	☐	☐	☐	09	Cecelia D. Stewart	☐	☐	☐

04	Corydon J. Gilchrist	☐	☐	☐	10	Rajesh Subramaniam	☐	☐	☐

05	D. Bryan Jordan	☐	☐	☐	11	R. Eugene Taylor	☐	☐	☐

06	Scott M. Niswonger	☐	☐	☐	12	Luke Yancy III	☐	☐	☐

2.	Approval of technical amendments to modernize First Horizon’s Restated Charter	☐	For	☐	Against	☐	Abstain

3.	Approval of an advisory resolution to approve executive compensation	☐	For	☐	Against	☐	Abstain

4.	Ratification of appointment of KPMG LLP as auditors	☐	For	☐	Against	☐	Abstain

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF SAID MEETING AND THE RELATED PROXY STATEMENT.

Date	, 2018

Signature(s) in Box
Shareholders sign here exactly as shown on the imprint on this card. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full name. If more than one Trustee, all should sign. All Joint Owners should sign.